EXHIBIT T3C

DELTA FINANCIAL CORPORATION, as Issuer

AND

THE SUBSIDIARY GUARANTORS NAMED HEREIN

AND

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

INDENTURE

Dated as of December [--], 2000

$150,000,000

9 1/2% Senior Secured Notes Due 2004

CROSS-REFERENCE TABLE

TIA Section

310(a)(1)
(a)(2)
(a)(3)
(a)(4)
(a)(5)
(b)
(c)
311(a)
(b)
(c)
312(a)
(b)
(c)
313(a)
(b)(1)
(b)(2)
(c)
(d)
314(a)
(b)
(c)(1)
(c)(2)
(c) (3)
(d)
(e)
(f)
315(a)
(b)
(c)
(d)
(e)
316(a)(last sentence)
(a)(1)(A)
(a)(1)(B)
(a)(2)
(b)
317(a)(1)
(a)(2)
(b)
318(a)
(c)	Indenture Section

7.10
7.10
N.A.
N.A.
7.10
7.08; 7.10; 13.02
N.A.
7.11
7.11
N.A.
2.05
13.03
13.03
7.06
12.03
7.06
7.06; 13.02
7.06
13.02
12.02
7.02; 13.04
7.02; 13.04
N.A.
12.03, 12.04, 12.05
N.A.
N.A.
7.01(b)
7.05; 12.02
7.01(a)
7.01(c)
6.11
2.09
6.05
6.04
N.A.
6.07
6.08
6.09
2.04
13.01
13.01

N.A. means Not Applicable

NOTE: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

TABLE OF CONTENTS

Page

ARTICLE ONE - DEFINITIONS AND INCORPORATION BY REFERENCE	1

SECTION 1.01. SECTION 1.02. SECTION 1.03.	Definitions Incorporation by Reference of TIA Rules of Construction	1 20 20

ARTICLE TWO - THE SENIOR NOTES	21

SECTION 2.01. SECTION 2.02. SECTION 2.03. SECTION 2.04. SECTION 2.05. SECTION 2.06. SECTION 2.07. SECTION 2.08. SECTION 2.09. SECTION 2.10. SECTION 2.11. SECTION 2.12. SECTION 2.13. SECTION 2.14.	Form and Dating
Execution and Authentication
Registrar and Paying Agent
Trustee To Include Paying Agent
Paying Agent to Hold Assets in Trust
Holder Lists
Transfer and Exchange
Replacement Senior Notes
Outstanding Senior Notes
Treasury Senior Notes
Temporary Senior Notes
Cancellation
Defaulted Interest
CUSIP Number	21 21 22 23 23 23 24 24 24 25 25 26 26 26

ARTICLE THREE - REDEMPTION	27

SECTION 3.01. SECTION 3.02. SECTION 3.03. SECTION 3.04. SECTION 3.05. SECTION 3.06. SECTION 3.07. SECTION 3.08.	Notices to Trustee
Selection of Senior Notes to Be Redeemed
Notice of Redemption
Effect of Notice of Redemption
Deposit of Redemption Price
Senior Notes Redeemed in Part
Optional Redemption
Mandatory Redemption	27 27 27 28 29 29 29 29

ARTICLE FOUR - COVENANTS	30

SECTION 4.01.
SECTION 4.02.
SECTION 4.03.
SECTION 4.04.
SECTION 4.05.
SECTION 4.06.
SECTION 4.07.
SECTION 4.08.
SECTION 4.09.
SECTION 4.10.
SECTION 4.11.
SECTION 4.12.
SECTION 4.13.
SECTION 4.14.
SECTION 4.15.
SECTION 4.16.
SECTION 4.17.
SECTION 4.18.
SECTION 4.19.
SECTION 4.20.
SECTION 4.21.
SECTION 4.22.
SECTION 4.23.
SECTION 4.24.
SECTION 4.25.

SECTION 4.26.
SECTION 4.27.
SECTION 4.28.	Payment Of Senior Notes
Maintenance Of Office Or Agency
Reports
Compliance Certificate
Taxes
Stay, Extension And Usury Laws
Restricted Payments
Dividend And Other Payment Restrictions Affecting Subsidiaries
Incurrence Of Indebtedness And Issuance Of Preferred Stock
Transactions With Affiliates
Liens
Business Activities
Payments For Consent
Corporate Existence
Offer To Repurchase Upon Change Of Control
Additional Subsidiary Guarantees
Residual Receivable Coverage Ratio
Liquidity Maintenance
Back-up Servicing Agreement
Registration Rights
Leverage Ratio (Total Liabilities)
Leverage Ratio
Net Worth
Cash Escrow Account
No Pledge or Sale of Residual Receivables or Other Assets after Default or Event of Default
Limitations on Asset Sales
Flow of Residual Receivables
Notice of Default	30 30 31 31 32 32 33 36 37 39 40 40 40 40 41 42 42 43 43 44 44 44 44 44 45 45 45 46

ARTICLE FIVE - SUCCESSOR CORPORATION	46

SECTION 5.01. SECTION 5.02.	Limitation on Merger, Etc. Successor Corporation Substituted	46 47

ARTICLE SIX - DEFAULTS AND REMEDIES	47

SECTION 6.01. SECTION 6.02. SECTION 6.03. SECTION 6.04. SECTION 6.05. SECTION 6.06. SECTION 6.07. SECTION 6.08. SECTION 6.09. SECTION 6.10. SECTION 6.11.	Events Of Default
Acceleration
Other Remedies
Waiver Of Past Defaults
Control By Majority
Limitation On Suits
Rights Of Holders To Receive Payment
Collection Suit By Trustee
Trustee May File Proofs Of Claim
Priorities
Undertaking For Costs	47 50 50 51 51 51 52 52 52 53 53

ARTICLE SEVEN - TRUSTEE	54

SECTION 7.01. SECTION 7.02. SECTION 7.03. SECTION 7.04. SECTION 7.05. SECTION 7.06. SECTION 7.07. SECTION 7.08. SECTION 7.09. SECTION 7.10. SECTION 7.11.	Duties of Trustee
Rights of Trustee
Individual Rights of Trustee
Trustee's Disclaimer
Notice of Default
Reports by Trustee to Holders
Compensation and Indemnity
Replacement of Trustee
Successor Trustee by Merger, Etc.
Eligibility; Disqualification
Preferential Collection of Claims Against the Company	54 55 56 57 57 57 57 58 59 59 60

ARTICLE EIGHT - LEGAL DEFEASANCE AND COVENANT DEFEASANCE	60

SECTION 8.01. SECTION 8.02. SECTION 8.03. SECTION 8.04. SECTION 8.05. SECTION 8.06. SECTION 8.07.	Option to Effect Legal Defeasance or Covenant Defeasance
Legal Defeasance and Discharge
Covenant Defeasance
Conditions to Legal or Covenant Defeasance
Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions
Repayment to the Company
Reinstatement	60 60 61 61 63 63 64

ARTICLE NINE - AMENDMENTS, SUPPLEMENTS AND WAIVER	64

SECTION 9.01. SECTION 9.02. SECTION 9.03. SECTION 9.04. SECTION 9.05. SECTION 9.06.	Without Consent of Holders With Consent of Holders Compliance with TIA Revocation and Effect of Consents Notation on or Exchange of Senior Notes Trustee to Sign Amendments, Etc.	64 65 67 67 68 68

ARTICLE TEN - MEETINGS OF HOLDERS	68

SECTION 10.01. SECTION 10.02. SECTION 10.03. SECTION 10.04. SECTION 10.05. SECTION 10.06. SECTION 10.07.	Purposes for Which Meetings May Be Called
Manner of Calling Meetings
Call of Meetings by the Company or Holders
Who May Attend and Vote at Meetings
Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment
Voting at the Meeting and Record to Be Kept
Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting	69 69 70 70 70 71 71

ARTICLE ELEVEN - GUARANTEE OF SENIOR NOTES	72

SECTION 11.01. SECTION 11.02. SECTION 11.03. SECTION 11.04.	Subsidiary Guarantee Execution And Delivery Of Subsidiary Guarantee Subsidiary Guarantors May Consolidate, Etc., On Certain Terms Representations and Warranties on Subsidiary Guarantees	72 73 74 75

ARTICLE TWELVE - COLLATERAL AND SECURITY	77

SECTION 12.01. SECTION 12.02. SECTION 12.03. SECTION 12.04. SECTION 12.05. SECTION 12.06. SECTION 12.07.	Collateral Agreements
Recording and Opinions
Release of Collateral
Certificates of the Company
Certificates of the Trustee
Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements
Termination of Security Interest	77 78 78 79 79 79 80

ARTICLE THIRTEEN - MISCELLANEOUS	80

SECTION 13.01.
SECTION 13.02.
SECTION 13.03.
SECTION 13.04.
SECTION 13.05.
SECTION 13.06.
SECTION 13.07.
SECTION 13.08.
SECTION 13.09.
SECTION 13.10.
SECTION 13.11.
SECTION 13.12.
SECTION 13.13.
SECTION 13.14.	TIA Controls
Notices
Communications by Holders with Other Holders
Certificate and Opinion as to Conditions Precedent
Statements Required in Certificate or Opinion
Rules by Trustee, Paying Agent, Registrar
Governing Law
No Adverse Interpretation of Other Agreements
No Recourse Against Others
Successors
Duplicate Originals
Severability
Table of Contents, Headings, Etc.
Legal Holidays	80 80 81 81 81 82 82 82 82 83 83 83 83 83

SIGNATURES	85

Exhibit A -	Form of Senior Note*	A-1
Exhibit B -	Form of Subsidiary Guarantee*	B-1
Exhibit C -	Form of Pledge Agreement (Pledged Collateral: stock, etc.) Delta Financial Corporation* Delta Funding Corporation* DFC Financial of Canada Limited*	C-1
Exhibit D -	Form of Pledge Agreement (Pledged Collateral: Owner Trust Certificates, etc.) Delta Funding Corporation* DF Special Holdings Corporation*	D-1
Exhibit E -	Form of Security Agreement	E-1
Exhibit F -	Form of Back-Up Servicing Agreement	F-1
Exhibit G -	Form of Administration Agreement Delta Funding Residual Holdings Trust 2000-1 Delta Funding Residdual Holdings Trust 2000-2*	G-1
Exhibit H -	Form of Residual Collateral Trust Agreement (Deposit Trust Agreement)	H-1
Exhibit I -	Form of Warrant Agreement*	I-1
Exhibit J -	Form of Registration Rights Agreement*	J-1
Exhibit K -	Form of Escrow Agreement*	K-1

*	Previously Filed Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

           INDENTURE dated as of December __, 2000 among Delta Financial Corporation, a Delaware corporation (the "Company"), as issuer, each of Delta Funding Corporation, a New York corporation ("Delta Funding"), DF Special Holdings Corporation, a Delaware corporation ("DF Special Holdings"), Fidelity Mortgage, Inc., a Delaware corporation, DFC Financial Corporation, a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, Delta Funding Residual Holding Trust 2000-1, Delta Funding Residual Holding Trust 2000-2 (collectively, the "Subsidiary Guarantors") and U.S. Bank Trust National Association, a national banking association incorporated under the laws of the United States, as trustee.

          The Company has duly authorized the creation of an issue of the Senior Notes (as defined) and the Subsidiary Guarantees (as defined), and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Senior Notes and certain of the Subsidiary Guarantees will be secured by a lien and security interest in the Collateral (as defined) maintained with the Collateral Agent (as defined) pursuant to the terms of the Collateral Agreements (as defined). The Senior Notes will be jointly and severally guaranteed, on an unconditional senior secured basis, by the Subsidiary Guarantors (as defined). All things necessary to make the Senior Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Subsidiary Guarantors and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9 1/2% Senior Secured Notes due 2004:

ARTICLE ONE

DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions.

           "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

           "ADJUSTED SENIOR INDEBTEDNESS" means Senior Indebtedness minus the sum of (i) Unencumbered Liquid Assets, (ii) 80% of the accounts receivable of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) and (iii) 80% of accrued interest receivable of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP).

           "ADJUSTED TANGIBLE NET WORTH" means Tangible Net Worth plus all Subordinated Indebtedness.

           "ADMINISTRATION AGREEMENTS" means those certain Administration Agreements, dated the date of this Indenture and substantially in the form of Exhibit G hereto, between the Residual Collateral Trusts, Delta Funding and the Trustee, as administrator, as such agreements may be amended, modified or supplemented from time to time.

           "ADMINISTRATOR" means the administrator under the Administration Agreements. As of the Issue Date, the Trustee and Delta Funding are the Administrators.

           "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, for purposes of Section 4.10, beneficial ownership of more than 10% of the voting securities of a Person shall be deemed to be control.

           "AFFILIATE TRANSACTION" shall have the meaning set forth in Section 4.10.

           "AGENT" means any Registrar, Paying Agent or co-Registrar.

           "ASSET-BACKED SECURITY" means a security that is primarily serviced by the cash flow of a discrete pool of Receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to the securityholders.

           "ASSET SALE" means the sale, lease, conveyance or other disposition of any assets that have a Fair Market Value in excess of $1.0 million or for net proceeds in excess of $1.0 million.

           "BACK-UP SERVICING AGREEMENT" shall mean the Agreement to Act as Back-Up Servicer to be entered into between the Company and the Back-Up Servicer, substantially in the form of Exhibit F hereto, as such agreement may be amended, modified or supplemented from time to time.

           "BACK-UP SERVICER" means the back-up servicer (initially, Countrywide Home Loans, Inc.) under the Back-Up Servicing Agreement or a nationally recognized servicer in substitution therefor under the Back-Up Servicing Agreement.

           "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

           "BENEFICIAL HOLDER" means the beneficial owner of a Senior Note.

           "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any authorized committee thereof.

           "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

           "BUSINESS DAY" means any day other than a Legal Holiday.

           "CANADIAN SUBSIDIARIES" means DFC Financial of Canada Limited, an Ontario, Canada corporation, and DFC Funding of Canada Limited, an Ontario, Canada corporation.

           "CAPITAL LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

           "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

           "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock (including, without limitation, common stock and preferred stock), (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

           "CASH ESCROW ACCOUNT" means the cash escrow account established by an escrow agreement of even date herewith into which the Company shall deposit funds to pay accrued interest on the Senior Notes in accordance with Section 4.24.

           "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within nine months after the date of acquisition, and (vi) money market funds, the portfolios of which are limited to investments described in clauses (i) through (v) above.

           "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and excluding sales, leases, transfers, conveyances or other dispositions pursuant to Securitizations, Warehouse Facilities or Residual Receivables financing arrangements otherwise permitted by this Indenture entered into in the ordinary course of business), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder, (i) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Permitted Holder becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by general voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

           "CHANGE OF CONTROL OFFER" shall have the meaning provided in Section 4.15.

           "CHANGE OF CONTROL PAYMENT" shall have the meaning provided in Section 4.15.

           "CHANGE OF CONTROL PAYMENT DATE" shall have the meaning provided in Section 4.15.

           "COLLATERAL" shall mean inclusively, all rights, title and interest of the Company or any Subsidiary Guarantor in each of the respective Pledged Collateral or Collateral, as defined in any of the respective Pledge Agreements and the Security Agreement, respectively, and the Escrow Account and other collateral security as provided in and under the Escrow Agreement, now existing or hereafter acquired, and the proceeds thereof.

           "COLLATERAL AGENT" shall mean the each of the Agents under the respective Pledge Agreements, the Escrow Agent under the Escrow Agreement and the Agent under the Security Agreement, including in each case the Trustee when serving in any such capacity.

           "COLLATERAL AGREEMENTS" means, collectively the Pledge Agreements, the Security Agreements, the Escrow Agreement and any other document or instrument executed or delivered in connection with any of the foregoing, in each case, as the same may be in force from time to time.

           "CONSOLIDATED LEVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries excluding (A) Permitted Warehouse Debt, and (B) Hedging Obligations permitted to be incurred pursuant to Section 4.09(b)(vii) to (ii) the Consolidated Net Worth of the Company.

           "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided, that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

           "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

           "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Original Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Directors constituting Continuing Directors who were members of such Board at the time of such nomination or election.

           "COVENANT DEFEASANCE" shall have the meaning provided in Section 8.03.

           "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

           "CREDIT ENHANCEMENT AGREEMENTS" means, collectively, any documents, instruments or agreements entered into by the Company or, any of its Restricted Subsidiaries with any Person exclusively for the purpose of providing credit support for Asset-Backed Securities issued in connection with Securitizations.

           "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

           "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

           "DISQUALIFIED STOCK" means any Capital Stock that either (A) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise or, (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock, in whole or in part, or (iii) is redeemable, in whole or in part, at the option of the Holder thereof at any time, in any such case, on or prior to the date that is 91 days after the date on which the Senior Notes mature, or (B) is designated by the Company (in a resolution of the Board of Directors delivered to the Trustee) as Disqualified Stock.

           "ELIGIBLE RECEIVABLES" means, at the time of determination, Receivables meeting the sale or loan eligibility criteria set forth in one or more of the Warehouse Facilities to which the Company or any of its Restricted Subsidiaries is a party at such time and is eligible for sale in a Securitization.

           "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire such Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, such Capital Stock).

           "ESCROW AGENT" means the Person designated as such in the Escrow Agreement. As of the Issue Date, the Trustee is the Escrow Agent.

           "ESCROW AGREEMENT" means that certain Escrow Agreement, dated the date of this Indenture and substantially in the form of Exhibit K hereto, between the Company and the Trustee, as such agreement may be amended, modified or supplemented from time to time.

           "EVENT OF DEFAULT" shall have the meaning provided in Section 6.01.

           "EXCESS SPREAD" means, over the life of a pool of Receivables that have been sold by the Company or a Restricted Subsidiary in a Securitization, the rights, other than servicing rights, retained by the Company or such Restricted Subsidiary at or subsequent to the closing of such Securitization or sale with respect to such pool, to receive cash flows attributable to such pool.

           "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

           "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

           "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

           "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. Notwithstanding the foregoing, the term "Guarantee" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

           "GUARANTED OBLIGATIONS" shall mean all of the following obligations, whether now existing or hereafter incurred: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Senior Notes when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and under the Indenture (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any Subsidiary Guarantor); (ii) the due performance and observance by the Company and of each Subsidiary Guarantor of all if its other obligations from time to time existing in respect of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements; and (iii) all fees, costs, charges and expenses paid or incurred by the Trustee or any Holder or Beneficial Holder in connection with the creation, protection and preservation or enforcement of its or their rights under any of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements, on a full indemnity basis.

           "HEDGING OBLIGATIONS" means, with respect to any Person, the Net obligations of such Person under (i) interest rate or currency swap agreements, cap agreements, collar agreements and related agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in value of assets owned, financed or sold, or of liabilities incurred or assumed, or of pre-funding arrangements, in any case in the ordinary course of business of such Person and not for speculative purposes.

           "HOLDER" means a person in whose name a Senior Note is registered.

           "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the unpaid deferred balance of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (iii) without duplication, all Warehouse Debt, (iv) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock and, in the case of any Subsidiary Guarantor, preferred stock (but excluding in each case any accrued dividends thereon), and (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person to the extent of any Guarantee of such indebtedness provided by such Person. Except in the case of Warehouse Debt (the amount of which shall be determined in accordance with the definition thereof) and except in the case of Hedging Obligations (the amount of which shall be determined on a net basis after rights of set-off and related positions), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

           "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

           "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Senior Notes on February 1 and August 1 of each year.

           "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company (other than Disqualified Stock) shall not be deemed to be an Investment.

           "ISSUE DATE" means the date of first issuance of the Senior Notes under this Indenture.

           "LEGAL DEFEASANCE" shall have the meaning provided in Section 8.02.

           "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

           "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

           "MATURITY DATE" means August 1, 2004.

           "MILLER STOCKHOLDERS" means (i) any of Hugh Miller, Lee Miller, Marc E. Miller and Sidney Miller; (ii) any spouse or lineal descendent of any Person named in clause (i); and (iii) any trust of which the beneficial interests in such are held by any of the Persons named in clauses (i) and (ii).

           "MINIMUM RESIDUAL AMOUNT" shall have the meaning provided in Section 4.17.

           "MINIMUM SENIOR RESIDUAL AMOUNT" shall have the meaning provided in Section 4.17.

           "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "NET PROCEEDS" means the aggregate Cash Equivalent proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any Cash Equivalent received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect to the sale price of such asset or assets established in accordance with GAAP.

          "NET WORTH" as of any date of determination, means the net worth of the Company, the Subsidiary Guarantors and their Subsidiaries on a consolidated basis as determined in accordance with GAAP.

           "NIMS" shall have the meaning provided in Section 4.17.

           "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

           "OBLIGATIONS" means any principal, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

           "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

           "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of Section 13.05 hereof.

           "OPINION OF COUNSEL" means an opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

           "ORIGINAL INDENTURE" has the meaning set forth in Section 11.04.

           "ORIGINAL ISSUE DATE" means July 23, 1997.

           "ORIGINAL NOTES" has the meaning set forth in Section 11.04.

           "OWNER TRUSTEE" means the Owner Trustees under the Residual Collateral Trust Agreements. As of the Issue Date, Wilmington Trust Company is the Owner Trustee.

           "PAYING AGENT" means the office or agency maintained by the Company where Senior Notes may be presented or surrendered for payment, except that, for the purposes of Articles Three and Eight of this Indenture relating to redemption of the Senior Notes and satisfaction and discharge of this Indenture, respectively, and Section 4.15 hereof, the Paying Agent shall not be the Company, any Subsidiary or Affiliate (including, without limitation, any Miller Stockholder).

           "PERMITTED BUSINESSES" means any consumer or commercial finance business or any financial service business.

           "PERMITTED HOLDER" means any of Messrs. Sidney A. Miller, Hugh Miller, Marc E. Miller and Lee Miller, any spouse or lineal descendant thereof or any trust all of the beneficiaries of which are any of the foregoing.

           "PERMITTED INVESTMENTS" means (a) any Investment in (x) the Company or in a Restricted Subsidiary that is a Subsidiary Guarantor (other than the Canadian Subsidiaries) and (y) any Investment in the Canadian Subsidiaries that is a cash capital contribution that does not exceed $3,000,000 in the aggregate since the Issue Date; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary in a Person if, as a result of such Investment, (i) such Person becomes (x) a Wholly-Owned Restricted Subsidiary and (y) a Subsidiary Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary that is a Subsidiary Guarantor and that is engaged in a Permitted Business; (d) any Investment in Receivables, Residual Receivables or Servicing Receivables (without giving effect to the proviso contained in the definition thereof) or in the Capital Stock of an entity substantially all of the assets of which are Residual Receivables or Servicing Receivables made in the ordinary course of business, provided that after giving effect to such Investment, the Company remains in compliance with Section 4.17; (e) any investment in a Securitization Trust established by the Company or any Subsidiary thereof made in the ordinary course of business; and (f) other Investments in any Person (other than an Affiliate of the Company that is not also a Restricted Subsidiary (other than the Canadian Subsidiaries) of the Company) not exceeding $10.0 million in the aggregate since the Original Issue Date (x) that are made with the proceeds of Subordinated Indebtedness and/or (y) that are made with (A) the proceeds of Subordinated Indebtedness and/or (B) cash not exceeding $3,000,000 in the aggregate.

           "PERMITTED LIENS" means (i) Liens on Receivables or other assets securing Warehouse Debt or Hedging Obligations (or Guarantees of Warehouse Debt or Hedging Obligations); (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other Obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(i) hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the Original Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens (including, without limitation, Liens on Residual Receivables) in favor of a monoline insurance company or other provider of credit enhancement pursuant to a Credit Enhancement Agreement; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed $1.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens imposed by law, including but not limited to carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or, other Liens arising out of judgments or awards against the Company or any of its Restricted Subsidiaries with respect to which the Company or such Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review; (xii) survey exceptions, easements and other restrictions on the use of property; (xiii) Liens securing Indebtedness the proceeds of which were utilized by the Company or a Restricted Subsidiary solely to fund or reimburse any advances to Securitization Trusts permitted by clause (v) of the second paragraph of Section 4.07 hereof, provided that such Liens encumber no assets other than the contractual right of the Company or such Restricted Subsidiary, as the case may be, to be reimbursed in respect of any such advances; (xiv) Liens on assets of Unrestricted Subsidiaries of the Company that secure Non-Recourse Debt of Unrestricted Subsidiaries of the Company; (xv) Liens to secure any Refinancing (or successive Refinancings), in whole or in part, of any Indebtedness (or commitment for Indebtedness) existing on the Original Issue Date, provided, however, that (A) any such new Lien shall be a Lien on the same asset class or interest securing the original Lien and (B) the Indebtedness secured by such Lien is not, solely by virtue of the Refinancing (unless otherwise permitted by this Indenture), increased to an amount greater than the greater of (1) the outstanding principal amount of the Indebtedness existing on the Original Issue Date secured by such Lien, or (2) if such Lien secures Indebtedness under a line of credit, the commitment amount of such line of credit existing on the Original Issue Date; (xvi) Liens on (A) Servicing Receivables, (B) Residual Receivables not utilized in the determination of the Minimum Residual Amount and/or (C) the Capital Stock of Restricted Subsidiaries of the Company (other than the Residual Collateral Trusts) substantially all of the assets of which are Residual Receivables and/or Servicing Receivables; (xvii) any Liens arising under this Indenture or the Collateral Agreements; (xviii) with respect to the Collateral, Liens with respect to which the Holders of a majority of the principal amount of the Senior Notes have consented. Any determination of Senior Residual Receivables shall be based on the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, after giving pro forma effect to the Lien for which such determination is being made and to any other sale of or Lien on or reduction of Residual Receivable since the date of such balance sheet. Notwithstanding anything herein to the contrary, Permitted Liens shall not include Liens on Collateral and any Capital Stock of the Canadian Subsidiaries not constituting Collateral, other than the Liens created by the Collateral Agreements.

           "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Indebtedness incurred pursuant to Sections 4.09(b)(ii), (iii), (vii), (ix), (x), (xi) and (xii)); provided that: (i) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or mandatory redemption amount, plus accrued interest or dividends on, the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of contractual prepayment charges and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity or final redemption date later than the final maturity or final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of the Senior Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred or such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

           "PERMITTED WAREHOUSE DEBT" means Warehouse Debt of the Company or a Restricted Subsidiary outstanding under one or more Warehouse Facilities (excluding any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith); provided, however, that (i) the assets purchased with proceeds of such Warehouse Debt are or, prior to any funding under the Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (ii) such Warehouse Debt will be deemed Permitted Warehouse Debt (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Debt has no contractual recourse to the Company or any of its Restricted Subsidiaries to satisfy claims in respect of such Warehouse Debt in excess of the realizable value of the Eligible Receivables financed thereby, and (b) in the case of any other Warehouse Facility, at the time such Warehouse Debt is incurred, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Eligible Receivables financed under such Warehouse Facility, and (B) 100% of the aggregate principal amount of such Eligible Receivables and (iii) any such Indebtedness incurred under such Warehouse Facility has not been outstanding in excess of 364 days.

           "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

           "PLEDGE AGREEMENT" means any of those certain Pledge Agreements dated as of the date of this Indenture and substantially in the form attached as Exhibits C and D hereto, as such agreements may be amended, modified or supplemented from time to time.

           "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security.

           "PURCHASE FACILITY" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary sells Receivables to a financial institution, commercial paper facility or conduit and retains a right of first refusal or other repurchase arrangement upon the subsequent resale of such Receivables by such financial institution, commercial paper facility or conduit.

           "RECEIVABLES" means consumer and commercial loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

           "REDEMPTION DATE," when used with respect to any Senior Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Senior Notes.

           "REDEMPTION PRICE," when used with respect to any Senior Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Senior Notes.

           "REFINANCE" means, in respect of any Indebtedness, to extend, refinance, renew, replace, defease, refund, repay, prepay, redeem, or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

           "REGISTRAR" shall have the meaning provided in Section 2.03.

           "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated the date of this Indenture and substantially in the form of Exhibit J hereto, between the Company and Chase Mellon Shareholder Services, L.L.C., as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

           "RELATED AGREEMENTS" means Warrant Agreement, Registration Rights Agreement, the Residual Collateral Trust Agreements, Administration Agreements and the Back-up Servicing Agreement.

           "REMAINING EARNINGS" has the meaning set forth in the Escrow Agreement.

           "RESIDUAL COLLATERAL TRUST AGREEMENTS" means those certain Deposit Trust Agreements, dated as of the date of the Indenture and substantially in the form of Exhibit H hereto, as such agreements may be amended, modified or supplemented from time to time.

           "RESIDUAL COLLATERAL TRUSTS" means Delta Funding Residual Holding Trust 2000-1 ("Trust 2000-1") and Delta Funding Residual Holding Trust 2000-2 ("Trust 2000-2") formed by DF Special Holdings and Delta Funding, respectively, to hold Residual Receivables in accordance with Sections 4.17 and 4.27. The Residual Collateral Trusts shall be deemed Restricted Subsidiaries and Trust 2000-1 and Trust 2000-2 will be wholly-owned subsidiaries of DF Special Holdings and Delta Funding, respectively.

           "RESIDUAL RECEIVABLES" of the Company means at any time, the capitalized asset value of Excess Spread of the Company and its Restricted Subsidiaries (including, without limitation, subordinated, interest-only and residual certificates of a Securitization Trust), with respect to any Receivable pool of any Securitization Trust, calculated in accordance with GAAP.

           "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

           "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

           "RESTRICTED PAYMENTS" shall have the meaning provided in Section 4.07.

           "RESTRICTED SUBSIDIARY" means any Subsidiary other than an Unrestricted Subsidiary. As of the date hereof, the Restricted Subsidiaries are Delta Funding Corporation, DF Special Holdings Corporation, Fidelity Mortgage Inc., DFC Financial Corporation, DFC Financial of Canada Limited, DFC Funding of Canada Limited, Continental Property Management Corp. and the Residual Collateral Trusts.

           "SEC" means the Securities and Exchange Commission.

           "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

           "SECURITIZATION" means either (i) a NIMS or (ii) a public or private transfer of Receivables or Servicing Receivables in the ordinary course of business and by which the Company or a Restricted Subsidiary directly or indirectly securitizes a pool of specialized Receivables or Servicing Receivables, including any such transaction involving the sale of specialized Receivables or Servicing Receivables to a Securitization Trust.

           "SECURITIZATION TRUST" means any Person that is not a Restricted Subsidiary established exclusively for the purpose of (x) issuing securities in connection with any Securitization, the obligations of which are either (i) without recourse to the Company or any of its Subsidiaries (other than obligations constituting Indebtedness incurred in accordance with Section 4.9(a) hereof) or (ii) treated as a sale in accordance with GAAP or (y) a special purpose vehicle formed to facilitate a Securitization. Without limiting the foregoing, the Residual Collateral Trusts are not Securitization Trusts.

           "SECURITY AGREEMENTS" means any of those certain Security Agreements dated as of the date of this Indenture and substantially in the form attached as Exhibit E hereto, as such agreements may be amended, modified or supplemented from time to time.

           "SENIOR INDEBTEDNESS" means all Indebtedness of any Person that is not subordinated in right of payment to any other Indebtedness or other obligations of such Person, excluding Permitted Warehouse Debt and Hedging Obligations permitted to be incurred under this Indenture and, in the case of Indebtedness secured by Senior Residual Receivables, the lesser of (x) the amount of such Indebtedness and (y) the amount of the Senior Residual Receivables securing such Indebtedness.

           "SENIOR NOTES" means the Company's 9 1/2% Senior Secured Notes due August 1, 2004, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

           "SENIOR RESIDUAL RECEIVABLES" means Residual Receivables which have not been created as the result of or in connection with the sale, securitization or other disposition of other Residual Receivables.

           "SERVICING RECEIVABLES" means all rights arising by virtue of being the servicer of Receivables including without limitation, the right to receive servicing fees, ancillary income, reinvestment income, prepayment premiums, reimbursements for advances, or any interest in such rights, whether or not such rights or interests are certificated; provided, however, that Servicing Receivables excludes the right to be or to replace the servicer except for the servicer in connection with the Securitization, whole loan sale, or pledge of Receivables under Warehouse Lines.

           "SIGNIFICANT SUBSIDIARY" means any subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

           "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company, the Subsidiary Guarantors and their Subsidiaries on a consolidated basis in accordance with GAAP, the payment of which is subordinated to payment of Obligations to the Holders and which has a maturity date later than the Maturity Date.

           "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

           "SUBSIDIARY GUARANTEE" means the Guarantees, substantially in the form attached as Exhibit B hereto, of (i) the Subsidiary Guarantors and (ii) any other Person that executes such a Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

           "SUBSIDIARY GUARANTOR" means any Subsidiary of the Company that is required to execute a Subsidiary Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns. As of the date hereof, the Subsidiary Guarantors are Delta Funding Corporation, DF Special Holdings Corporation, Fidelity Mortgage Inc., DFC Financial of Canada Limited, DFC Funding of Canada Limited, Continental Property Management Corp. and the Residual Collateral Trusts.

           "TANGIBLE NET WORTH" means Net Worth, less the sum of the following (without duplication): (a) any other assets of the Company, the Subsidiary Guarantors and their consolidated Subsidiaries which would be treated as intangibles under GAAP including, without limitation, any write-up of assets (other than adjustments to market value to the extent required under GAAP with respect to excess servicing, residual interests in offerings of Asset-Backed Securities and Asset-Backed Securities which are interest-only securities), good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses and (b) loans or other extensions of credit to officers of the Company or of any of their consolidated Subsidiaries other than Mortgage Loans made to such Persons in the ordinary course of business.

           "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture.

           "TOTAL ADJUSTED LIABILITIES" means total liabilities minus deferred taxes of the Company, the Subsidiary Guarantors and their Subsidiaries, all as determined on a consolidated basis, in accordance with GAAP.

           "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

           "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

           "2000-1 TRUST AGREEMENT" means the Residual Collateral Trust Agreement relating to the Delta Funding Residual Holding Trust 2000-1.

           "2000-2 TRUST AGREEMENT" means the Residual Collateral Trust Agreement relating to the Delta Funding Residual Holding Trust 2000-2.

           "UNENCUMBERED LIQUID ASSETS" means the aggregate of (x) cash owned by the Company and its Subsidiaries on a consolidated basis not subject to pledge or lien in favor of any third party, (y) the cash in the Cash Escrow Account and (z) the Fair Market Value of all mortgage loans owned by the Company or any of its Subsidiaries not subject to a pledge or lien in favor of any third party.

           "UNRESTRICTED SUBSIDIARY" means either (i) a Securitization Trust or (ii) any Subsidiary that is not, under the definition of "Subsidiary Guarantor", listed as a Subsidiary Guarantor as of the date hereof and is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary that those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (other than obligations constituting Indebtedness incurred in accordance with Section 4.09 hereof) (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section 4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant in Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness and preferred stock is permitted under Section 4.09 hereof (ii) such Subsidiary becomes a Subsidiary Guarantor, and (iii) no Default or Event of Default would exist following such designation.

           "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

           "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

           "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

           "WAREHOUSE DEBT" means Indebtedness of the Company or a Restricted Subsidiary equal to the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Eligible Receivables financed under such Warehouse Facility, until such time as such Eligible Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or (iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company, including any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith.

           "WARRANT AGENT" means the Person designated as such in the Warrant Agreement and the Registration Rights Agreement, respectively. As of the Issue Date, the Warrant Agent is ChaseMellon Shareholder Services, L.L.C.

           "WARRANT AGREEMENT" means that certain Warrant Agreement, dated the date of this Indenture and substantially in the form attached as Exhibit I hereto, between the Company and ChaseMellon Shareholder Services, L.L.C., as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

           "WAREHOUSE FACILITY" means any funding arrangement, including Purchase Facilities, with a financial institution or other lender or purchaser or any conduit or special purpose vehicle used in connection with such funding arrangement, to the extent (and only to the extent) that the Company or any of its Restricted Subsidiaries incurs Warehouse Debt thereunder exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary prior to securitization, as such arrangements may be amended, modified, waived or supplemented from time to time.

           "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity (or final redemption, in the case of Disqualified Stock), in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness or mandatory redemption amount of Disqualified Stock.

           "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02.   Incorporation by Reference of TIA.

           Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

           "indenture securities" means the Senior Notes.

           "obligor" on the indenture securities means the Company, any Subsidiary Guarantor, or any other obligor on the Senior Notes or the Subsidiary Guarantees.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03.   Rules of Construction.

           Unless the context otherwise requires:

(1)	a term has the meaning assigned to it;

(2)	an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(3)	"or" is not exclusive;

(4)	words in the singular include the plural, and words in the plural include the singular;

(5)	provisions apply to successive events and transactions;

(6)	"herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

(7)	"including" is not intended to be a limiting term.

ARTICLE TWO

THE SENIOR NOTES

SECTION 2.01.   Form and Dating.

          The Senior Notes, the notations thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Senior Notes and any notation, legend or endorsement on them. Each Senior Note shall be dated the date of its authentication.

          The terms and provisions contained in the Senior Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

           However, to the extent any provision of any Senior Note or Subsidiary Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.02.   Execution and Authentication.

          Two Officers, or an Officer and a Secretary or an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or a Secretary or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Senior Notes for the Company by manual or facsimile signature. Each Subsidiary Guarantor shall execute a Subsidiary Guarantee in the manner set forth in Section 11.02.

          If an Officer whose signature is on a Senior Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Senior Note, the Senior Note shall be valid nevertheless.

          A Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Note. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

          The Trustee shall authenticate Senior Notes for original issue in the aggregate principal amount of up to $150,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Senior Notes to be authenticated and the date on which the Senior Notes are to be authenticated. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $150,000,000, except as provided in Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Senior Notes in substitution of Senior Notes originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Senior Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

           The Senior Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.   Registrar and Paying Agent.

          The Company shall maintain an office or agency in New York, New York where (a) Senior Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Senior Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Section 4.15, neither the Company nor any of its Subsidiaries or Affiliates (including, without limitation, any Miller Stockholder) shall act as Paying Agent. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.   "Trustee" To Include Paying Agent.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term “Trustee” as used in this Article 2 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 2 in place of the Trustee.

SECTION 2.05.   Paying Agent to Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Senior Notes (whether such assets have been distributed to it by the Company or any other obligor on the Senior Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Senior Notes) in making any such payment. If the Company or its Subsidiary or Affiliate acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company (or other obligor or guarantor on the Senior Notes) to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.06.   Holder Lists.

           The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07.   Transfer and Exchange.

          When Senior Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Senior Notes or to exchange such Senior Notes for an equal principal amount of Senior Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Senior Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Senior Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.03, 3.06 or 9.05 which shall be paid by the Company). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Senior Note (i) during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 and ending at the close of business on such day of selection and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Senior Note being redeemed in part.

SECTION 2.08.   Replacement Senior Notes.

          If a mutilated Senior Note is surrendered to the Trustee or if the Holder of a Senior Note claims that the Senior Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Senior Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Senior Note, including reasonable fees and expenses of counsel.

           Every replacement Senior Note is an additional obligation of the Company and is guaranteed by each Subsidiary Guarantor in the same manner as other Senior Notes duly issued hereunder.

SECTION 2.09.   Outstanding Senior Notes.

           Senior Notes outstanding at any time are all the Senior Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Senior Note does not cease to be outstanding because the Company, the Subsidiary Guarantors or any of their respective Affiliates holds the Senior Note.

          If a Senior Note is replaced pursuant to Section 2.07 (other than a mutilated Senior Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior Note is held by a bona fide purchaser. A mutilated Senior Note ceases to be outstanding upon surrender of such Senior Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or its Subsidiary or Affiliate) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Senior Notes payable on that date, then on and after that date such Senior Notes (to the extent of the principal amount redeemed, in the case of a partial redemption) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.   Treasury Senior Notes.

          In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company, the Subsidiary Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

          The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it, the Subsidiary Guarantors or any of their respective Affiliates repurchases or otherwise acquires Senior Notes, of the aggregate principal amount of such Senior Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

SECTION 2.11.   Temporary Senior Notes.

           Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes, without charge to the Holder. Until so exchanged, the temporary Senior Notes shall be entitled to the same benefits under this Indenture as definitive Senior Notes.

SECTION 2.12.   Cancellation.

          The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or its Subsidiary or Affiliate), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Senior Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary practice. Subject to Section 2.07, the Company may not issue new Senior Notes to replace Senior Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any of its Subsidiaries shall acquire any of the Senior Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Senior Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.13.   Defaulted Interest.

          If the Company defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14.   CUSIP Number.

          The Company in issuing the Senior Notes shall use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company will promptly notify the Trustee of any change in the "CUSIP" number.

ARTICLE THREE

REDEMPTION

SECTION 3.01.   Notices to Trustee.

          If the Company elects to redeem Senior Notes pursuant to Section 3.07 hereof, it shall notify the Trustee of the Redemption Date and the principal amount of Senior Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders at least 30 days (unless shorter notice shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          The Company shall give each notice provided for in this Section 3.01, at its expense, at least 30 days before the applicable Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate and an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Senior Notes.

SECTION 3.02.   Selection of Senior Notes to Be Redeemed.

          If fewer than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes to be redeemed by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with applicable legal and other requirements, if any.

          The Trustee shall make the selection from the Senior Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Senior Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.03.   Notice of Redemption.

          At least 30 days (unless shorter notice shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Senior Notes are to be redeemed at its registered address. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Senior Notes to be redeemed and shall state:

(1)	the Redemption Date;

(2)	the Redemption Price;

(3)	the name and address of the Paying Agent

(4)	that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any;

(5)	that, unless the Company defaults in making the redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Senior Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Senior Notes redeemed;

(6)	if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date, and upon surrender of such Senior Note, a new Senior Note or Senior Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

(7)	if fewer than all the Senior Notes are to be redeemed, the identification of the particular Senior Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Senior Notes to be redeemed and the aggregate principal amount of Senior Notes to be outstanding after such partial redemption;

(8)	the paragraph of the Senior Notes pursuant to which the Senior Notes are to be redeemed;

(9)	that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

(10)	the CUSIP number of the Note.

SECTION 3.04.   Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03, Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Senior Notes called for redemption shall be paid at the Redemption Price.

SECTION 3.05.   Deposit of Redemption Price.

          On or before 10:00 A.M. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Senior Notes to be redeemed on that date (other than Senior Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as Obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price and accrued interest, if any, interest on the Senior Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Senior Notes are presented for payment.

SECTION 3.06.   Senior Notes Redeemed in Part.

          Upon surrender of a Senior Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Senior Note or Senior Notes equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07.   Optional Redemption.

           After August 1, 2001, the Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period commencing on August 1 of the year set forth below, plus, in each case, accrued interest thereon to the Redemption Date:

YEAR                                                               PERCENTAGE
2001.....................................................            104.750%
2002.....................................................            102.375%
2003 and thereafter......................................            100.000%

SECTION 3.08.   Mandatory Redemption.

          The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

ARTICLE FOUR

COVENANTS

SECTION 4.01.   Payment Of Senior Notes.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. New York City Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interests (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.   Maintenance Of Office Or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-Registrar) where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.   Reports.

           Whether or not required by the rules and regulations of the SEC, so long as any of the Senior Notes are outstanding, the Company will furnish to the Holders of the Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” that describes the financial condition and results of operations of the Company and the consolidated Subsidiaries of the Company (showing in reasonable detail, either on the face of the financial statements or in the notes thereto and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, if applicable, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Delivery of quarterly information shall be made within 45 days of the end of each quarter. Delivery of annual information shall be made within 90 days of the end of each fiscal year.

          With respect to the delivery of the annual information only and within 90 days of the end of each fiscal year, the Company shall cause KPMG LLP (or such other firm of internationally recognized accountants as is then retained by the Company as its independent auditors) to issue an agreed-upon procedures report comparing the methodology and assumptions utilized by the Company and its Subsidiaries in determining the book value of the Residual Receivables owned by the Company or any of its Subsidiaries to the requirements of Section 4.17 of the Indenture and to historical and available industry data during the audit period.

           Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee’s receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

SECTION 4.04.   Compliance Certificate.

          (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (which ends on December 31 of each year), commencing December 31, 2000, an Officers’ Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each of its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, and so long as the Company’s independent public accountants agree, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company’s independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

          (c) The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within five days after any Officer of the Company becoming aware of any Default or Event of Default an Officers’ Certificate specifying such Default or Event of Default what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.   Taxes.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not reasonably expected to be adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.06.   Stay, Extension And Usury Laws.

          The Company and each of the Subsidiary Guarantors covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted. The Company and each of the Subsidiary Guarantors hereby agree that this Indenture contains the terms and provisions of a workout agreement. The Company and each of the Subsidiary Guarantors also agrees that the Collateral, consisting primarily of the pledge to the Collateral Agent of the ownership interest in the Residual Collateral Trusts, the principal assets of which are Residual Receivables, will rapidly and materially diminish in value in the event of a bankruptcy filing unless servicing of such Residual Receivables previously has been or is implemented immediately by the Back-Up Servicer under the Back-Up Servicing Agreement. As a material incentive for the Holders and Beneficial Holders, the Company and each of the Subsidiary Guarantors hereby agree that they consent to and will not contest or seek to delay the grant of relief (including the request for immediate relief on an emergency basis) requested in any motion for relief from stay, filed by the Holders, the Beneficial Holders, the Collateral Agent or the Trustee, in a bankruptcy case (whether under Chapters 7 or 11 of the Bankruptcy Code and whether a voluntary or involuntary case) of any of The Company or the Subsidiary Guarantors, seeking relief from the automatic stays under Section 362(a) of the Bankruptcy Code to the extent necessary to foreclose upon and sell the ownership interest in the Residual Collateral Trusts or either of them or to put in place a new servicer, whether under the Back-Up Servicing Agreement or otherwise, and for any related relief, or any similar request for relief in any other insolvency proceeding. The Holders, the Beneficial Holders, the Collateral Agent and the Trustee shall have the right to specific performance of this provision from the bankruptcy court or other court supervising such an insolvency proceeding.

SECTION 4.07.   Restricted Payments.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly: (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or other payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company; (iii) make any principal payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes or any Subsidiary Guarantee (other than intercompany Indebtedness payable to the Company or a Restricted Subsidiary by any Restricted Subsidiary), except at its stated maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.09(a) hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date is less than the sum of (i) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or Indebtedness represented by securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or other Indebtedness represented by securities that have been converted into Disqualified Stock); plus (ii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash the cash return of capital with respect to such Restricted Investment (less the sum of (x) the cost of disposition, if any, plus (y), if a portion of such Restricted Investment included a Permitted Investment, the amount of such Permitted Investment).

           Notwithstanding the foregoing, the Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company’s or any of its Restricted Subsidiaries’ Equity Interests that are issued and outstanding as of the Issue Date (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than dividends or other payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company that are issued and outstanding as of the Issue Date (other than any such Equity Interests owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company issued and outstanding as of the date of this Indenture; and (iii) take any of the actions specified in clauses (i) or (ii) of this paragraph with respect to Equity Interests issued after the Issue Date and owned by the Miller Stockholders unless the issuance and terms of such Equity Interests and such action have been approved by a majority of the independent members of the Board of Directors, whose resolution shall be delivered to the Trustee.

          The provisions of this Section 4.07 shall not prohibit the following Restricted Payments:

(i) the payment of any dividend not prohibited by the immediately preceding paragraph, within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture (including this Section 4.07);

(ii) the payment of principal on, or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, that the amount of any such net cash proceeds from any such sale of Equity Interests that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

(iii) advances to a Securitization Trust required to be made by the Company or any Restricted Subsidiary (in its capacity as the holder of the residual interest in such trust) if such advances rank senior in right of payment to all other interests in, and Indebtedness of, such trust; and

(iv) the making and consummation of any offer to repurchase any Indebtedness upon the occurrence of a change of control under and as defined in the documents governing such Indebtedness; provided, that in connection with Indebtedness incurred after the Original Issue Date, the definition of "change of control" is the same in all material respects as the definition of "Change of Control" set forth in this Indenture and payments pursuant thereto are not required to be made prior to the date on which the Change of Control Payment is required to be made under this Indenture and, with respect to any Indebtedness subordinated in right of payment to the Senior Notes, no sooner than 30 days after the date such Change of Control Offer is required to be made.

          The Board of Directors may designate any Restricted Subsidiary not in existence on the Issue Date to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments other than cash shall be the Fair Market Value (evidenced by an Officers’ Certificate on the date of the Restricted Payment) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment in excess of $1.0 million shall be determined by the Board of Directors in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value exceeds $10.0 million. In addition, in the case of any non-cash Restricted Payment which will be received in whole or in part by the Miller Stockholders, the Board Resolution determining the Fair Market Value thereof shall require the approval of a majority of the independent members of the Board of Directors, whose Resolution shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers’ Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

SECTION 4.08.   Dividend And Other Payment Restrictions Affecting Subsidiaries.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or (iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) agreements relating to Indebtedness as in effect as of the Original Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions (including additional Warehouse Facilities), replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements relating to Indebtedness as in effect on the Original Issue Date, (b) applicable law, (c) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the property or assets of the Person, so acquired, provided that such Person is not taken into account in determining on a pro forma basis whether such acquisition subject to such Acquired Debt was permitted by the terms of this Indenture, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iii) above on the property so acquired, (f) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, and (g) the Indenture, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements.

SECTION 4.09.   Incurrence Of Indebtedness And Issuance Of Preferred Stock.

          (a) The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt) or issue Disqualified Stock, the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock except for preferred stock issued to and held by the Company or any Wholly-Owned Restricted Subsidiary of the Company and each Residual Collateral Trust shall not, and the Company shall not permit any Residual Collateral Trust to issue any shares of preferred stock; provided, however, that the Company or any Subsidiary Guarantor (other than the Residual Collateral Trusts) may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Subsidiary Guarantor (other than the Residual Collateral Trusts) may issue preferred stock if, on the date of such incurrence or issuance and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

          (b) The foregoing provisions will not apply to:

(i) the incurrence by the Company or any Restricted Subsidiary (other than the Residual Collateral Trusts) of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $15.0 million in the aggregate since the Original Issue Date;

(ii) the existence of Warehouse Facilities, regardless of amount, and the incurrence of Permitted Warehouse Debt by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts); provided, however, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary of the Company ceases to constitute Permitted Warehouse Debt, to such extent such Indebtedness shall be deemed to be incurred by the Company or such Restricted Subsidiary of the Company, as the case may be, at such time;

(iii) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts) of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries; provided, however, that any Indebtedness of the Company to any Restricted Subsidiary is permitted by Section 4.07 hereof;

(iv) the incurrence by the Company of Indebtedness represented by the Senior Notes and the incurrence by the Subsidiary Guarantors of the Subsidiary Guarantees;

(v) Indebtedness of the Company and its Restricted Subsidiaries (other than the Residual Collateral Trusts) outstanding on the Original Issue Date;

(vi) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts) of Permitted Refinancing Indebtedness with respect to Indebtedness that was permitted by this Indenture to be incurred or that was outstanding at the Original Issue Date;

(vii) the incurrence by the Company or any of its Restricted Subsidiaries (other than the Residual Collateral Trusts) of Hedging Obligations directly related to (w) Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted by this Indenture to be incurred, (x) Receivables held by the Company or a Restricted Subsidiary pending sale in a Securitization, (y) Receivables of the Company or a Restricted Subsidiary that have been sold pursuant to a Warehouse Facility; or (z) Receivables that the Company or a Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral; provided, however, that, in the case of each of the foregoing clauses (w) through (z), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Original Issue Date;

(viii) the incurrence of Acquired Debt by the Company or any Subsidiary Guarantor (other than the Residual Collateral Trusts) in a principal amount not to exceed $15.0 million in the aggregate since the Original Issue Date that is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets (other than the Subsidiary Guarantor acquired subject to such Acquired Debt), and is not guaranteed by any such Person;

(ix) the Guarantee by the Company or any of the Subsidiary Guarantors (other than the Residual Collateral Trusts) of the Indebtedness of the Company or another Subsidiary Guarantor that was permitted to be incurred by another provision of this Section 4.09;

(x) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness (other than the Residual Collateral Trusts) secured by (A) Servicing Receivables (other than those on deposit in the Residual Collateral Trusts), (B) Residual Receivables (other than those on deposit in the Residual Collateral Trusts) or (C) the Capital Stock of Subsidiaries (other than the Residual Collateral Trusts or the other Subsidiary Guarantors) substantially all of the assets of which are Residual Receivables and/or Servicing Receivables;

(xi) the incurrence by the Company and the Subsidiary Guarantors (other than the Residual Collateral Trusts) of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10.0 million;

(xii) (A) the incurrence by an Unrestricted Subsidiary of the Company of Non-Recourse Debt (including, without limitation, Non-Recourse Debt that would constitute Permitted Warehouse Debt if incurred by a Restricted Subsidiary of the Company); provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary and (B) the issuance by an Unrestricted Subsidiary of the Company of preferred stock; and

(xiii) the Guaranteed Obligations and the Collateral securing the same.

          (c) The Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated to the Senior Notes, or the Subsidiary Guarantee of such Subsidiary Guarantor (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured or of limited recourse.

          (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xii) of Section 4.09(b) above or is entitled to be incurred pursuant to Section 4.09(a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner than complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.09(a).

SECTION 4.10.   Transactions With Affiliates.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing an “Affiliate Transaction”); provided that Affiliate Transactions shall not include (A) any employment agreement, stock option, employee benefit, indemnification, compensation (including the payment of reasonable fees to Directors of the Company or its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries), business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and consistent with past practice, or if not consistent with past practice, approved by a majority of the independent members of the Board of Directors whose resolution shall be delivered to the Trustee, (B) transactions between or among the Company and/or its Restricted Subsidiaries (other than the Canadian Subsidiaries) not otherwise prohibited by this Indenture, (C) transactions constituting a Permitted Investment in the Canadian Subsidiaries permitted by clause (a) of the definition of Permitted Investments and transactions between the Canadian Subsidiaries not otherwise prohibited by this Indenture, (D) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries or for advance payment of employee benefits (including, without limitation, prefunding of any severance obligations), but in any event not to exceed $500,000 in aggregate principal amount outstanding to all such persons at any one time, (E) Restricted Payments other than Restricted Investments that are permitted by Section 4.07 hereof, (F) Securitizations and (G) sales, transfers and other dispositions of Residual Receivables and Servicing Receivables, provided that after the consummation thereof, the Company is in compliance with Section 4.17.

SECTION 4.11.   Liens.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.12.   Business Activities.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

SECTION 4.13.   Payments For Consent.

           Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any of the Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Senior Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.14.   Corporate Existence.

           Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.15.   Offer To Repurchase Upon Change Of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of the Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder’s Senior Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the “Change of Control Payment”). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Senior Notes on the date specified in such notice, which date shall be no earlier than the earliest date permitted under Rule 14e-1 and no later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.15 by virtue thereof.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all the Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers’ Certificate stating the aggregate principal amount of the Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer and purchases all the Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.   Additional Subsidiary Guarantees.

          If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, then the Company shall cause such newly acquired or created Subsidiary to execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, except this Section 4.16 shall not apply to any Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture and are prohibited by contract or by their organizational documents from executing a Subsidiary Guaranty for so long as they continue to constitute Unrestricted Subsidiaries and remain subject to such prohibitions. In addition, the Company or its Subsidiary, as applicable, shall enter into a Pledge Agreement with respect to all of the equity interests of any such newly formed or acquired Subsidiary which is required to execute a Subsidiary Guarantee in accordance with this Section. Without limiting the foregoing, Securitization Trusts shall not be obligated to enter into a Subsidiary Guaranty.

SECTION 4.17.   Residual Receivable Coverage Ratio.

          The aggregate book value of Residual Receivables free and clear of all Liens and cash constituting the combined trust estates of the Residual Collateral Trusts shall not be less than the minimum amounts set forth below (the “Minimum Residual Amount”) during the time periods specified below. The Minimum Residual Amount shall be:

Time Period                                           Minimum Residual Amount
-----------                                           -----------------------

From the Issue Date to September 29, 2001                $165,000,000

From September 30, 2001 to September 29, 2002
                                                         $170,000,000

From September 30, 2002 to September 29, 2003
                                                         $175,000,000

From and after September 30, 2003 until the Senior
Notes are paid in full                                   $200,000,000

          Furthermore, subject to adjustment as set forth below, the aggregate book value of Senior Residual Receivables free and clear of all Liens constituting a portion of the trust estates of the Residual Collateral Trusts shall not be less than $150,000,000 (the “Minimum Senior Residual Amount”), provided, that prior to the third anniversary of the Issue Date, upon deposit in the Cash Escrow Account of $7,125,000, the Minimum Senior Residual Amount shall be $112,500,000 (which amount shall be raised to $150,000,000 upon the third anniversary of the Issue Date.)

          For the purposes of this Section 4.17, Residual Receivables arising from net interest margin securities transactions (“NIMS”) shall be deemed to be Senior Residual Receivables when the outstanding principal amount of all other securities issued in such NIMS is equal to or less than 20% of the aggregate original principal amount of such securities when originally issued.

          For the purposes of this Section 4.17, after March 15, 2001, if the Company is required pursuant to Section 4.19 to maintain in full force and effect a Back-Up Servicing Agreement, in order for a Residual Receivable to be eligible to be counted toward the Minimum Residual Amount and/or the Minimum Senior Residual Amount, either (i) the Receivables relating to such Residual Receivable must be covered by the Back-Up Servicing Agreement or (ii) neither the Company nor any of its Affiliates shall be the primary servicer of the Receivables relating to such Residual Receivable.

          For the purposes of this Section 4.17, the Company shall value (i) Senior Residual Receivables using a discount rate of 12% and (ii) all other Residual Receivables using a discount rate of 18%. The other assumptions and methodology used by the Company in valuing Senior Residual Receivables and other Residual Receivables shall be those which are used by the Company in establishing the book value of such Senior Residual Receivables and other Residual Receivables in its annual audited consolidated financial statements prepared in accordance with GAAP consistently applied.

SECTION 4.18.   Liquidity Maintenance.

          The Company shall cause the amount of Unencumbered Liquid Assets to be equal to or greater than $10,000,000 at all times.

SECTION 4.19.   Back-Up Servicing Agreement.

          No later than March 15, 2001, Delta Funding will, at its own cost, enter into and thereafter at all times maintain in full force and effect the Back-Up Servicing Agreement with the Back-Up Servicer and satisfy on a timely basis all conditions with respect to the transfer of servicing thereunder when such conditions are capable of being satisfied. The Back-Up Servicing Agreement shall provide for mapping and monthly back-up of information relating to the mortgage loans underlying Residual Receivables created after 1996 for which Delta Funding or any Affiliate is the primary servicer. Delta Funding may cease such Back-Up Servicing Agreement at any time that the value of Unencumbered Liquid Assets equals or exceeds $40,000,000, as of the conclusion of any Business Day; provided, further, that if Delta Funding has ceased such Back-Up Servicing Agreement in accordance with the foregoing, Delta Funding shall reinstate such Back-Up Servicing Agreement as soon as practicable and in any event within thirty (30) days if Unencumbered Liquid Assets are less than $32,500,000 at the conclusion of any Business Day.

SECTION 4.20.   Registration Rights.

          Upon the written request of the Holders holding a majority in interest of the Senior Notes then outstanding, the Company shall use reasonable commercial efforts to cause a registration statement covering the Senior Notes to be filed under the Exchange Act and to have such registration statement declared effective by the SEC.

SECTION 4.21.   Leverage Ratio (Total Liabilities).

          The Company and the Subsidiary Guarantors, on a consolidated basis, will not permit the ratio of Total Adjusted Liabilities (excluding Subordinated Indebtedness) to Adjusted Tangible Net Worth to exceed the greater of (A) 7.0 to 1.0 and (B) the ratio of Total Adjusted Liabilities to Adjusted Tangible Net Worth (if any) set forth in the then-effective Warehouse Facilities, as of any day.

SECTION 4.22.   Leverage Ratio.

          The Company and the Subsidiary Guarantors, on a consolidated basis, will not permit the ratio of Adjusted Senior Indebtedness of the Company and the Subsidiary Guarantors as of the end of any fiscal quarter, to Tangible Net Worth as of the end of such fiscal quarter to exceed the greater of (A) 1.5 to 1.0 and (B) the ratio of Adjusted Senior Indebtedness to Tangible Net Worth (if any) set forth in the then-effective Warehouse Facilities.

SECTION 4.23.   Net Worth.

          The Company and the Subsidiary Guarantors, on a consolidated basis, will not, at any time, permit their consolidated Tangible Net Worth to be less than the greater of (A) $101,000,000 and (B) the Tangible Net Worth requirement (if any) set forth in the then-effective Warehouse Facilities.

SECTION 4.24.   Cash Escrow Account.

          Not later than the 30th day prior to each Interest Payment Date, the Company shall deposit funds into the Cash Escrow Account in an amount sufficient to pay the aggregate interest on the Senior Notes due to be paid on the upcoming Interest Payment Date and shall provide the Trustee with an Officers’ Certificate certifying that such deposit has been made. Notwithstanding the foregoing, with respect to the Interest Payment Date falling on February 1, 2001, the Company shall make the deposit required by the preceding sentence on the earlier of (i) the 30th day prior to such Interest Payment Date or (ii) the day the Company consummates its first NIMS after September 1, 2000 and shall provide the Trustee with an Officers’ Certificate certifying that such deposit has been made. The Company agrees to use its best efforts to consummate such NIMS as soon as practicable, subject to market conditions, but in no event later than January 1, 2001.

SECTION 4.25.   No Pledge or Sale of Residual Receivables or Other Assets after Default or
                             Event of Default.

          From the date a Default or Event of Default has occurred until the date the Default or Event of Default is cured or waived, the Company shall not and shall not permit any of its Restricted Subsidiaries to sell, lease, securitize, transfer or assign or grant any new security interests or otherwise permit any new Liens (collectively, a “Disposition”) to be placed on any of its Residual Receivables, Servicing Receivables, intellectual property, equipment, leasehold interests, real property or capitalized mortgage servicing rights, other than, following a Default and prior to the occurrence of an Event of Default, a Disposition of Residual Receivables, Servicing Receivables or other assets in the ordinary course of business which does not result in any additional Defaults and provided that the proceeds of such Disposition are used simultaneous with such Disposition to either cure the Default or for payment of the Senior Notes or other Guaranteed Obligations arising under the Senior Notes, this Indenture or the Collateral Agreements.

SECTION 4.26.   Limitations on Asset Sales.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of.

          The Company or the Restricted Subsidiary, as the case shall be, shall apply an amount equal to 100% of such Net Proceeds in the Permitted Business of the Company and the Restricted Subsidiaries or to payment of the Senior Notes or other Guaranteed Obligations. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily invest such Net Proceeds in items permitted under (a) or (b) in the definition of Permitted Investments.

          Notwithstanding the foregoing, the Company and each Restricted Subsidiary shall not and the Company shall not permit its Restricted Subsidiaries to consummate an Asset Sale which includes any Collateral or Capital Stock of the Canadian Subsidiaries not constituting Collateral.

SECTION 4.27.   Flow of Residual Receivables.

          (a)   Delta Funding, the Company or any other Restricted Subsidiary engaging in Securitizations on or after the Issue Date will, within three (3) Business Days following receipt of Residual Receivables generated in any Securitization, assign and transfer to DF Special Holdings all right, title and interest in all such Residual Receivables. Upon completion of such assignment and transfer, and simultaneous with such completion, DF Special Holdings will forthwith deposit such Residual Receivables in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust.

          (b)   On the Issue Date, Delta Funding shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-2 Residual Collateral Trust.

          (c)   On the Issue Date, DF Special Holdings shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust.

SECTION 4.28.   Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Company or any Subsidiary Guarantor, the Company shall mail or cause to be mailed to each Holder notice of the uncured Default or Event of Default within five (5) Business Days after such Default or Event of Default first becomes known to the Company or any Subsidiary Guarantor.

ARTICLE FIVE

SUCCESSOR CORPORATION

SECTION 5.01.   Limitation on Merger, Etc.

          (a)   The Company shall not consolidate, or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation, or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; (iv) each of the Subsidiary Guarantors confirms its obligations under the Subsidiary Guarantees, this Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee; (v) the Trustee has received an Opinion of Counsel to the effect that all actions required to perfect any pledges or security interest on the Collateral have been taken and the requirements of clauses (i), (ii) and (iv) have been satisfied (assuming the Trustee’s satisfaction); (vi) the Trustee has received an Officers’ Certificate to the effect that all requirements of the Section have been satisfied; and (vii) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.09(a).

          (b)   Notwithstanding Section 5.01(a), but subject to compliance with Section 5.01(a)(ii) (with respect to the Wholly-Owned Restricted Subsidiaries obligations), (iii), (iv), (v) and (vi), a Wholly-Owned Restricted Subsidiary of the Company may merge into the Company or another Wholly-Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor, provided that the Capital Stock of such surviving Person constitutes Collateral. Notwithstanding the foregoing, no Residual Collateral Trust may be sold, merged or otherwise consolidated with any other entity.

SECTION 5.02.   Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the “Company” shall refer instead to the successor corporation and not to the Company) and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company’s assets that meet the requirements of Section 5.01 hereof.

ARTICLE SIX

DEFAULTS AND REMEDIES

SECTION 6.01.   Events Of Default.

          An "Event of Default" occurs if:

(a) the Company defaults in the payment when due of interest on the Senior Notes and such default continues for a period of 30 days;

          (b)  the Company defaults in the payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

           (c)  the Company on any Restricted Subsidiary defaults in the payment of interest or principal under any of the Warehouse Facility (whether due at maturity, by acceleration or otherwise) and such default continues beyond the grace period (if any) provided in the applicable Warehouse Facility;

(d) the Company fails to comply with any of the provisions of Section 4.07, 4.09, 4.11, 4.15, 4.17, 4.18, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27 or 5.01 hereof;

           (e)  the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Senior Notes and such failure to observe or perform remains uncured for 30 days (or, if the Company has failed to notify the Holders of a Default or an Event of Default as required by Section 4.28, that number of days equal to 30 days minus the number of days during which the Company is in Default of its obligation under Section 4.28) after notice to the Company by the Trustee or the Holders or Beneficial Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding;

           (f)  a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness under which there has been a Payment Default or, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

           (g)  a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company, any of its Restricted Subsidiaries (other than Continental Property Management Corp.), any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

           (h)  the Company, any of its Restricted Subsidiaries (other than Continental Property Management Corp.), any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

(i) commences a voluntary case,

(ii) consents to the entry of an order for relief against it in an involuntary case,

(iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or

(iv) makes a general assignment for the benefit of its creditors,

(i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                (1)      grants relief in an involuntary case against the Company, any of its Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary that results in such entity or entities becoming a debtor or debtors under the Bankruptcy Law;

                (2)      appoints a Custodian of the Company, any of its Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                (3)     orders the liquidation of the Company, any of its Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

           (j)  any Subsidiary Guarantee, Collateral Agreement or Related Agreement shall be held in any judicial proceeding to be invalid or unenforceable or shall cease for any reason to be in full force and effect or the Company or any Subsidiary Guarantor or any Person acting on behalf of the Company or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee, any Collateral Agreement or Related Agreement; or

           (k)  the Company or any Restricted Subsidiary fails to observe or perform any material covenant, representation, warranty or agreement in any Collateral Agreement or any Related Agreement for 15 days after notice to the Company by the Trustee, the Collateral Agent, the Warrant Agent, the Owner Trustee, the Administrator, the Back-Up Servicer, or Holders or Beneficial Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding.

          Any notice to the Company hereunder may be given to any or all of the Collateral Agent, the Warrant Agent, the Owner Trustee, the Administrator and the Back-Up Servicer, provided that such notice has been previously or simultaneously given to the Company; provided, however, that notices to the Owner Trustee shall be delivered to the Collateral Agent, which in accordance with the Collateral Agreements shall furnish such notice to the Owner Trustee.

SECTION 6.02.   Acceleration.

          If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Upon any such declaration, the Senior Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs, all outstanding Senior Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs on or after August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Senior Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Senior Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to such date, then, upon acceleration of the Senior Notes, an additional premium shall also become and be immediately due and payable in an amount equal to 5.750% of the principal amount to the date of payment that would otherwise be due but for the provisions of this sentence.

SECTION 6.03.   Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Senior Notes, to enforce the performance of any provision of the Senior Notes, this Indenture, the Subsidiary Guarantees and the Related Agreements and the Collateral Agent may pursue any available remedy under the Collateral Agreements.

          The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   Waiver Of Past Defaults.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Senior Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.  Control By Majority.

          Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or Collateral Agent or exercising any trust or power conferred on either of them. However, the Trustee and Collateral Agent may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee or the Collateral Agent determines may be unduly prejudicial to the rights of other Holders of Senior Notes, or that may involve the Trustee or the Collateral Agent in personal liability.

SECTION 6.06.   Limitation On Suits.

          A Holder may pursue a remedy with respect to this Indenture or the Senior Notes only if:

(a) the Holder gives to the Trustee written notice of a continuing Event of Default;

(b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

(c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

(d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

(e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Senior Notes may not enforce this Indenture or the Senior Notes except as provided in this Indenture.

SECTION 6.07.   Rights Of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal, premium, if any, and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note including in connection with an offer to purchase, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   Collection Suit By Trustee.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   Trustee May File Proofs Of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                First:  to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                Second:  to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any and interest, respectively; and

Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10.

SECTION 6.11.   Undertaking For Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes. Without limiting the foregoing, following an Event of Default, the Company agrees to pay the reasonable fees and expenses incurred by one law firm representing the Holders or Beneficial Holders of a majority in principal amount of the outstanding Senior Notes.

ARTICLE SEVEN

TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01.   Duties of Trustee.

          (a)  If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

(i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

     (ii)  In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c)  The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

(i) This paragraph does not limit the effect of paragraph (b) of this Section 7.01.

(ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

(iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (d)  Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), and (c) of this Section 7.01.

          (e)  No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f)  Except for proceeds from the sale or disposition of Collateral which shall be deposited into a segregated account containing only proceeds of Collateral, Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 7.02.   Rights of Trustee.

          Subject to Section 7.01:

          (a)  The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

          (b)  Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (c)  The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

          (d)  The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

          (e)  The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (f)  The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (g)  Any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation.

          (h)  The Trustee shall not be deemed to have notice of any Default or Event of Default, [other than a payment default], unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (i)  the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (j)  the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.

SECTION 7.03.   Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Subsidiary Guarantor, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.   Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes, and it shall not be responsible for any statement in the Senior Notes other than the Trustee's certificate of authentication.

SECTION 7.05.   Notice of Default.

If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Senior Note, the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, and the failure to make payment upon a mandatory redemption, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.   Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with the May 15, 2000 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Senior Notes are listed. The Company shall notify the Trustee if the Senior Notes become listed on any stock exchange, and any delisting thereof.

SECTION 7.07.   Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation as shall from time to time be agreed to in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by the Trustee arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to the Trustee's negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

SECTION 7.08.   Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's consent, provided that after the occurrence of an Event of Default, the Company's consent shall not be required. The Company may remove the Trustee if:

(1) the Trustee fails to comply with Section 7.10;

(2) the Trustee is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Trustee or its property; or

(4) the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Holders of a majority in principal amount of the Senior Notes may with the consent of the Company (which consent shall not be required after the occurrence of an Event of Default) appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.   Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million (or be a member or subsidiary of a bank holding system with aggregate combined capital and surplus of at least $50 million) as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 7.11.   Preferential Collection of Claims Against the Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

ARTICLE EIGHT

LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.   Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (i) through (iv) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such outstanding Senior Notes to receive, solely from the trust fund described in Section 8.05, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (ii) the Company's obligations with respect to the Senior Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   Covenant Defeasance.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24, 4.25, 4.26, 4.27, 4.28 and Article Five hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(f) and 6.01(g) shall not constitute Events of Default.

SECTION 8.04.   Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either Section 8.02 or 8.03 hereof to the outstanding Senior Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

           (a)  the Company must irrevocably deposit with the Trustee or Paying Agent, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Senior Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the Senior Notes;

           (b)  in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel who shall be a nationally-recognized tax counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

           (c)  in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel who shall be a nationally-recognized tax counsel reasonably acceptable to the Trustee confirming that the Holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

           (d)  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(h) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

           (e)  such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

           (f)   the Company shall have delivered to the Trustee an Opinion of Counsel who shall be a nationally-recognized bankruptcy counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to avoidance under Section 547 of the Bankruptcy Code, shall not be property of the estate under Section 541 of the Bankruptcy Code and shall not be subject to avoidance under any Bankruptcy Law or any proceeding applicable to the Company or to any Subsidiary Guarantor;

           (g)  the Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

           (h)  the Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05.   Deposited U.S. Legal Tender and U.S. Government Obligations
                             to be Held in Trust; Other Miscellaneous Provisions.

          (a)  Subject to Section 8.06 hereof, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be segregated, held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest.

          (b)  The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

          (c)  Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance in accordance with Section 8.04.

SECTION 8.06.   Repayment to the Company.

          Any U.S. Legal Tender or U.S. Government Obligations deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.   Reinstatement.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.04(a) or 8.05(a) hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04(a) or 8.05(a) hereof until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with Section 8.04(a) or 8.05(a) hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE NINE

AMENDMENTS, SUPPLEMENTS AND WAIVER

SECTION 9.01.   Without Consent of Holders.

          Notwithstanding Section 9.02 hereof and except as otherwise provided in this Indenture or the respective Senior Notes, Subsidiary Guarantees or the Collateral Agreements, the Company and the Subsidiary Guarantors, when authorized by Board Resolutions of the Company, and the Trustee, together, may amend or supplement this Indenture, the Senior Notes, the Subsidiary Guarantees or the Collateral Agreements without notice to or consent of any Holder:

(1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the legal rights of any Holder;

(2) to comply with Article Five and Section 11.03;

           (3)  to make any other change that would provide any additional rights and benefits to the Holders of the Senior Notes and that does not adversely affect the legal rights under this Indenture of any such Holder;

(4) to provide for the assumption of the Company's and the Subsidiary Guarantors' obligations to the Holders in the case of a merger or consolidation not prohibited by this Indenture;

(5) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture and the Collateral Agreements under the TIA;

(6) to provide for additional Subsidiary Guarantors pursuant to Section 4.16 or otherwise;

(7) to provide for the appointment of a successor Trustee, as provided in Section 7.08 hereof or a successor collateral agent, as provided in the Collateral Agreements.

provided that the Company has delivered to the Trustee an Opinion of Counsel and Officers’ Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

          After an amendment or supplement under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice, or a defect in such notice, shall not, however, in any way impair or affect the validity of any such amendment or supplement.

SECTION 9.02.   With Consent of Holders.

          Subject to Section 6.07, the Company and each Subsidiary Guarantor, when authorized by Board Resolutions of the Company, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes may amend or supplement this Indenture, the Subsidiary Guarantees, the Senior Notes or the Collateral Agreements, without notice to any other Holders (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Senior Notes may waive compliance by the Company and its Subsidiaries with any provision of this Indenture, the Subsidiary Guarantees, the Senior Notes, the Related Agreements or the Collateral Agreements without notice to any other Holder. Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to Section 6.04, may (with respect to any Senior Notes held by a non-consenting Holder of Senior Notes):

           (1)   reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Senior Notes or otherwise amend this Section 9.02;

           (2)   reduce the principal of, premium (if any) or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of Senior Notes pursuant to Article Three of this Indenture or alter the provisions, including the purchase price payable, with respect to repurchases or redemptions of the Senior Notes pursuant to Section 3.07 or 4.15 hereof;

(3) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Note;

           (4)   waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes or that resulted from a failure to comply with Section 3.07 or 4.15 hereof (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration);

(5) make the principal of, or the interest on, any Senior Note payable in any manner other than that stated in this Indenture and the Senior Notes on the Issue Date;

           (6)   make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of, premium (if any) or interest on the Senior Notes;

(7) waive a redemption payment with respect to any Senior Note; (other than a payment required by Section 4.15 hereof);

(8) alter the ranking of the Senior Notes relative to other Indebtedness of the Company or the Subsidiary Guarantors;

(9) make any change in the foregoing amendment and waiver provisions;

           (10)   impair the right of any Holder to receive payment of principal of and interest on such Holder’s Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Senior Notes;

           (11)  release any Collateral from the Lien of the Collateral Agreements except in accordance with terms thereof, or the terms of this Indenture (including, without limitation, Section 12.03), or amend the terms thereof or the terms of the Indenture relating to such release; or

(12) release any Subsidiary Guarantor from its Subsidiary Guarantee.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          Upon the request of the Company and each Subsidiary Guarantor accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect in such notice, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.   Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture or the Senior Notes shall comply with the TIA.

SECTION 9.04.   Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder may revoke the consent as to his Senior Note or portion of his Senior Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Senior Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (12) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Senior Note who has consented to it and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Senior Note, on or after the respective due dates expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.   Notation on or Exchange of Senior Notes.

          If an amendment, supplement or waiver changes the terms of a Senior Note, the Trustee may require the Holder of the Senior Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Senior Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Note shall issue and the Trustee shall authenticate a new Senior Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

SECTION 9.06.   Trustee to Sign Amendments, Etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.

ARTICLE TEN

MEETINGS OF HOLDERS

SECTION 10.01.   Purposes for Which Meetings May Be Called.

          A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

           (a)   to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

(b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

(c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

           (d)   to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Senior Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 10.02.   Manner of Calling Meetings.

          The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

          Any meeting of Holders shall be valid without notice if the Holders of all Senior Notes then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Senior Notes outstanding, and if the Company, the Subsidiary Guarantors and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 10.03.   Call of Meetings by the Company or Holders.

          In case at any time the Company, pursuant to a Board Resolution or the Holders of not less than 10% in aggregate principal amount of the Senior Notes then outstanding shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Senior Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.02.

SECTION 10.04.   Who May Attend and Vote at Meetings.

          To be entitled to vote at any meeting of Holders, a Person shall (a) be a registered Holder of one or more Senior Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Senior Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Subsidiary Guarantors and their respective counsel.

SECTION 10.05.   Regulations May Be Made by Trustee; Conduct of the Meeting; Voting
                               Rights; Adjournment.

          Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Senior Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Senior Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Senior Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Holders as provided in Section 10.03, in which case the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Senior Notes represented at the meeting and entitled to vote.

          At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Senior Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Senior Notes challenged as not outstanding and ruled by the Trustee to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Senior Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.02 or Section 10.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Senior Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 10.06.   Voting at the Meeting and Record to Be Kept.

          The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Senior Notes or of their representatives by proxy and the principal amount of the Senior Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who cast proxies at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of the Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.02 or Section 10.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.07.   Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed
                               by Call of Meeting.

          Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Senior Notes.

ARTICLE ELEVEN

GUARANTEE OF SENIOR NOTES

SECTION 11.01.   Subsidiary Guarantee.

          Each of the Subsidiary Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Senior Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Notes, if any, if lawful, and all other Guaranteed Obligations of the Company and each Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder or under the Collateral Agreements or the Related Agreements will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Guaranteed Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay and to perform the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes, this Indenture, the Collateral Agreements or the Related Agreements, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or other Subsidiary Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or other Subsidiary Guarantor, protest, notice and all demands whatsoever and covenant that the Subsidiary Guarantee will not be discharged except by complete payment and performance of the obligations contained in the Senior Notes, this Indenture, the Collateral Agreements and the Related Agreements. If any Holder, Beneficial Holder or the Trustee is required by any court or otherwise to return to the Company or Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Subsidiary Guarantors, any amount paid by any such entity to the Trustee or such Holder or Beneficial Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full to the Holders and performance of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from the Company and from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

          For the purposes hereof, each Subsidiary Guarantor’s liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder, but shall be limited to the lesser of (i) or (ii) below: (i) the aggregate amount of the Guaranteed Obligations, which includes all obligations of the Company and of each Subsidiary Guarantor under the Senior Notes, the Indenture, the Collateral Agreements and the Related Agreements and (ii) the greater of the following (x) and (y): (x) the amount of the reasonably equivalent value (as such term is used or defined in Section 548 of the United States Bankruptcy Code) or fair consideration (as such term is used or defined in the Debtor and Creditor Law of the State of New York in the case of Subsidiary Guarantors other than the Residual Collateral Trusts, and in the Commerce and Trade Law of the State of Delaware in the case of the Residual Collateral Trusts), whichever statute is determined to be applicable, received by such Subsidiary Guarantor in connection with the loans and the proceeds of loans represented by the Original Notes or the exchange of the Original Notes for the Senior Notes, and (y) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor “insolvent” (as such term is defined in the United States Bankruptcy Code, and as such term is defined in the Debtor and Creditor Law of the State of New York, in the case of Subsidiary Guarantors other than the Residual Collateral Trusts, and in the Commerce and Trade Law of the State of Delaware in the case of the Residual Collateral Trusts, whichever statute is determined to be applicable) or (B) left it with unreasonably small capital, in each case, at the time when it entered into its Subsidiary Guarantee of the Original Notes or of its Subsidiary Guarantee of the Senior Notes whichever first occurred, and, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; provided that, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee hereunder is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from the Company and from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.02.   Execution And Delivery Of Subsidiary Guarantee.

          To evidence its Subsidiary Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a notation on such Subsidiary Guarantee substantially in the form of Exhibit B, which is part of this Indenture, shall be endorsed by an Officer of such Subsidiary Guarantor on each Senior Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

          Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Subsidiary Guarantee.

          If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 11.03.   Subsidiary Guarantors May Consolidate, Etc., On Certain Terms.

          (a)   Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Subsidiary Guarantor (other than the Residual Collateral Trusts) with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor (other than the Residual Collateral Trusts) as an entirety, or substantially as an entirety, to the Company, unless immediately after giving effect to such transaction, a Default or Event of Default exists.

          (b)  Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Subsidiary Guarantor (other than the Residual Collateral Trusts) with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Subsidiary Guarantor, or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor (other than the Residual Collateral Trusts) as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same if immediately after giving effect to such transaction, no Default or Event of Default exists; provided, however, that each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Senior Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture, the Collateral Agreements and the Related Agreements to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form and substance to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation or into which the Subsidiary Guarantor shall have been merged, or by the corporation which shall have acquired such property. In addition, the requirements of Section 5.01(a)(ii) (with respect to the Subsidiary Guarantor’s obligations), (iii), (iv), (v) and (vi) shall be satisfied with respect to any such consolidation or merger. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form and substance to the Trustee, of the Subsidiary Guarantee endorsed upon the Senior Notes and the due and punctual performance of all of the covenants and conditions of this Indenture, the Collateral Agreements and the Related Agreements to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Senior Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof. Notwithstanding the foregoing, the Residual Collateral Trusts shall not merge or consolidate into any other Person, and no Person shall merge or consolidate into the Residual Collateral Trusts.

SECTION 11.04.   Representations and Warranties on Subsidiary Guarantees.

          The Company, Delta Funding, DF Special Holdings and the Residual Collateral Trusts hereby jointly and severally represent and warrant to the Trustee and to the Holders and Beneficial Holders as follows:

a.

As of the Issue Date and as of the date of the Original Subsidiary Guarantee (as that term is defined below) issued by DF Special Holdings and at all times between such dates, DF Special Holdings has been a wholly owned subsidiary of Delta Funding, Delta Funding has been a wholly owned subsidiary of the Company, and each of the Company, Delta Funding and DF Special Holding has had assets in excess of liabilities and was solvent calculated in accordance with GAAP.

b.

Delta Funding and DF Special Holding each entered into a Subsidiary Guarantee (the “Original Subsidiary Guarantee”) in connection with (and as that term is defined in) and substantially contemporaneous with the execution of the Indenture dated July 23, 1997 (the “Original Indenture”) relating to the Company’s $150,000,000 9½% Senior Notes Due 2004 (the “Original Notes”). At the time of entering into of the Original Subsidiary Guarantee, and after giving effect to the transactions contemplated thereby and the rights to contribution from the Company (and from each other party executing an Original Subsidiary Guarantee) for any payments made by it on the Original Subsidiary Guarantee, each of Delta Funding and DF Special Holding were not insolvent or rendered “insolvent” (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) and were not left with unreasonably small working capital. The Original Subsidiary Guarantees entered into by each of Delta Funding and DF Special Holdings remained continuously in full force and effect from the date each entered into the Original Subsidiary Guarantee through the Issue Date.

c.

Following the issuance of the Original Notes, the Company contributed approximately $144 million of the net proceeds (the “Proceeds”) received therefrom to Delta Funding. Delta Funding, in turn, has used such Proceeds to fund its operations in the ordinary course of its business, including, without limitation, to originate and purchase mortgage loans (the “Loans”) aggregating more than $4 billion since the issuance of the Original Notes. Delta Funding regularly sold the Loans through its ongoing securitization program, receiving back a par dollar price in consideration of such sale in connection with the sale of the senior certificates to asset-backed investors and contributing the Residual Receivables it retained to its wholly owned subsidiary DF Special Holdings. At the time of the issuance of the Original Notes, DF Special Holdings owned approximately $44 million of Residuals Receivables. Since that time, Delta Funding has contributed to DF Special Holdings Residual Receivables having a current aggregate book value of at least $180 million. As of the Issue Date and immediately prior to the transactions contemplated by Section 4.27(c), DF Special Holdings owned Residual Receivables with an aggregate value of at least $201.5 million.

d.

DF Special Holdings is the Depositor and Original Certificate holder under (and as those terms are defined in) the 2000-1 Trust Agreement. All Residual Receivables deposited as of the date hereof or hereafter by DF Special Holdings into Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust pursuant to Section 4.27 of the Indenture were and will at all times be Residual Receivables which prior to such deposit had been retained by Delta Funding as part of its securitization program referenced in subsection (c), above, and contributed to DF Special Holdings by Delta Funding, and were and will be property solely of DF Special Holdings, free and clear of all Liens, in each case immediately prior to the deposit thereof into Delta Funding Residual Holding Trust 2000-1.

e.

Delta Funding is the Depositor and Original Certificate holder under (as those terms are defined in) the 2000-2 Trust Agreement. All Residual Receivables deposited by Delta Funding into Delta Funding Residual Holding Trust 2000-2 Residual Collateral Trust pursuant to Section 4.27 of the Indenture were and will at all times be Residual Receivables which had been retained by Delta Funding as part of its securitization program referenced in subsection (c), above, and were and will be the property solely of Delta Funding, free and clear of all Liens, in each case immediately prior to the deposit thereof into Delta Funding Residual Holding Trust 2000-2.

f.

Neither of Delta Funding Residual Holding Trust 2000-1 or Delta Funding Residual Holding Trust 2000-2 has any creditors or liabilities, or will engage in any business, other than liability for the Subsidiary Guarantees and liabilities to the respective Owner Trustee for costs of administration arising under the respective Residual Collateral Trust Agreements. All liabilities to the respective Owner Trustee arising under the respective Residual Collateral Trust Agreements are secured by a lien on the Trust Estate (as that term is defined in the respective Residual Collateral Trust Agreements).

ARTICLE TWELVE

COLLATERAL AND SECURITY

SECTION 12.01.   Collateral Agreements.

          The due and punctual payment of the principal of and interest on the Senior Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders of Senior Notes or the Trustee under this Indenture, the Senior Notes, the Subsidiary Guarantees and the Related Agreements, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Agreements which the Company and certain Subsidiaries have entered into simultaneously with the execution of this Indenture. Each Holder of Senior Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Agreements as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent agrees that it will not consent to any action or proposed action under any of the Related Agreements (except with respect to the release of the Remaining Interest as provided in Section 12.03) without obtaining the prior consent of the Holders or Beneficial Holders of a majority of the principal amount of the then outstanding Senior Notes. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral, by the Collateral Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Subsidiary Guarantors shall take, and the Company shall cause its Subsidiaries to take, upon request of the Trustee or Collateral Agent, any and all actions reasonably required to cause the Collateral Agreements to create and maintain, as security for the Guaranteed Obligations of the Company and the Subsidiary Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Senior Notes, superior to and prior to the rights of all third Persons and subject to no other Liens.

SECTION 12.02.   Recording and Opinions.

          (a)  The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering, filing and perfection of this Indenture, financing statements or other instruments necessary to make effective the Liens intended to be created by the Collateral Agreements, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective and (iii) the due execution and enforceability (subject to customary exceptions) of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements.

          (b)  The Company shall furnish to the Collateral Agent and the Trustee on September 30 in each year beginning with 2001, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, perfecting, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Agreements, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Senior Notes and the Collateral Agent and the Trustee hereunder and under the Collateral Agreements with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

          (c)  The Subsidiary Guarantors shall otherwise comply with the provisions of TIA Section 314(b).

SECTION 12.03.   Release of Collateral.

          (a)  Subject to subsections (b) and (c) of this Section 12.03, with the consent of the holders of a majority in aggregate principal amount of outstanding Senior Notes, Collateral may be released from the Lien and security interest created by the Collateral Agreements. Such consent shall not be required with respect to the release of the Remaining Earnings in accordance with the terms of the Escrow Agreement.

          (b)  At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Senior Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Collateral Agreement shall be effective as against the Holders of Senior Notes.

          (c)  The release of the Remaining Earnings under the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Remaining Earnings are released pursuant to the terms of the Escrow Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Liens and security interest of the Collateral Agreements and relating to the substitution therefor of any property or securities to be subjected to the Liens and security interest of the Collateral Agreements to be complied with. Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 12.04.   Certificates of the Company.

          The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral in accordance with the terms hereof, [and, in the case of the Remaining Earnings, the Escrow Agreement] (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 12.05.   Certificates of the Trustee.

          In the event that the Company wishes to release Collateral and has obtained the consent of the Holders of a majority in aggregate principal amount of the outstanding Senior Notes [(other than the Remaining Earnings in accordance with the Escrow Agreement as to which no consent is required)] and has delivered the certificates and documents required by such Collateral Agreements and Sections 12.03 and 12.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 12.04(ii), shall deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 12.06.   Authorization of Receipt of Funds by the Trustee Under the Collateral
                               Agreements.

          The Trustee is authorized to receive any funds for the benefit of the Holders of Senior Notes distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders of Senior Notes according to the provisions of this Indenture.

SECTION 12.07.   Termination of Security Interest.

          Upon the payment in full of all Obligations of the Company under this Indenture and the Senior Notes, or upon Legal Defeasance in accordance with Section 8.02, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Agreements.

ARTICLE THIRTEEN

MISCELLANEOUS

SECTION 13.01.   TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 13.02.   Notices.

          Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, or in the case of a nationally recognized overnight courier service, one Business Day after deposit with such nationally recognized overnight courier service, to the address set forth below or to such other address as may be designated by any party in a written notice to the other party hereto:

IF TO THE COMPANY OR SUBSIDIARY GUARANTORS:

Delta Financial Corporation, Inc.
Delta Financial Corporation, Inc.
1000 Woodbury Road, Suite 200
Woodbury, New York 11797-9003
Attention: Marc Miller, Esq., General Counsel
Telephone: (516) 812-8850
Facsimile: (516) 364-8976

WITH A COPY TO:

Stroock & Stroock & Lavan LLP 180 Maiden Lane New York, New York 10038 Attention: Bradley Kulman, Esq. Telephone: (212) 806-5400 Facsimile: (212) 806-6006

IF TO TRUSTEE:

U.S. Bank Trust National Association 100 Wall Street, 16th Floor New York, NY 10005 Attention: John Bowman Telephone: ____________ Facsimile: 212-809-5459

SECTION 13.03.   Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 13.04.   Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

(1) an Officer’s Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.   Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.04, shall include:

(1) a statement that the Person making such certificate or opinion has read such covenant or condition;

(2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

           (3)   a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

           (4)  a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers’ Certificate or certificates of public officials.

SECTION 13.06.   Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.   Governing Law.

          THIS INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York located in The City of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 13.08.   No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.09.   No Recourse Against Others.

          A director, officer, employee, stockholder or incorporator, as such, of the Company, or any Subsidiary Guarantor shall not have any liability under this Indenture, the Senior Notes, the Subsidiary Guaranties, the Collateral Agreements or the Related Agreements for any obligations of the Company or any Subsidiary Guarantor under this Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements or the Related Agreements or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Senior Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Senior Notes.

SECTION 13.10.   Successors.

          All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Senior Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.11.   Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.12.   Severability.

          In case any one or more of the provisions in this Indenture or in the Senior Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.13.   Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14.   Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Maturity Date of any Senior Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Senior Notes) payment of interest or principal and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Maturity Date, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Maturity Date, as the case may be.

SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

Dated:                   ,2000

DELTA FINANCIAL CORPORATION By: Name: Title:

Attest:	U.S. BANK TRUST NATIONAL ASSOCIATION as Trustee By: Name: Title:

Attest:	DELTA FUNDING CORPORATION By: Name: Title:

Attest:	DF SPECIAL HOLDINGS CORPORATION By: Name: Title:

Attest:	FIDELITY MORTGAGE INC. By: Name: Title:

Attest:	DFC FINANCIAL CORPORATION By: Name: Title:

Attest:	DFC FINANCIAL OF CANADA LIMITED By: Name: Title:

Attest:	DFC FUNDING OF CANADA LIMITED By: Name: Title:

Attest:	CONTINENTAL PROPERTY MANAGEMENT CORP. By: Name: Title:

Attest:	DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1 By: Name: Title:

Attest:	DELTA FUNDING RESIDUAL HOLDING TRUST 2000-2. By: Name: Title:

Attest:

EXHIBIT E TO INDENTURE

SECURITY AGREEMENT

           SECURITY AGREEMENT dated as of November __, 2000 (this "Agreement") made by DELTA FINANCIAL CORPORATION, a Delaware corporation, and each of Delta Funding Corporation, a New York corporation ("Delta Funding"), DF Special Holdings Corporation, a Delaware corporation ("DF Special Holdings"), Fidelity Mortgage, Inc., a Delaware corporation, DFC Financial Corporation, a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation (individually a "Grantor" and collectively the "Grantor" or "Grantors"), in favor of U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee (the "Agent") under that certain Indenture dated as of the date hereof (the "Indenture") among Delta, as issuer, the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" and the Agent.

W I T N E S S E T H:

           WHEREAS, the Indenture requires that the Grantors shall have executed and delivered to the Agent a security agreement providing for the grant to the Agent of a lien on and security interest in certain personal property of the Grantors as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the agreements herein and of other good and valuable consideration, each Grantor hereby agrees with the Agent as follows:

           SECTION 1. Defined Terms. As used in this Agreement, capitalized terms used herein without definition have the meanings specified in the Indenture or if not defined in the Indenture, then in Article 9 of the Uniform Commercial Code (the "Code") currently in effect in the State of New York, and the following terms have the following meanings:

           "Pooling Agreements" means the Pooling Agreements set forth on Schedule I hereto and all future pooling and serving agreements during the term of this Agreement relating to public securitizations in which one or more Grantors is both the sponsor and the servicer.

           "Pledged Servicing Rights" means all Servicing Rights under the Pooling Agreements relating to Residual Receivables (whether or not such are Senior Residual Receivables) now or hereafter on deposit in any of the Residual Collateral Trusts.

           "Servicing Rights" means the contractual right, now existing or hereafter arising, of a Grantor to be or to select the servicer, whether arising under any Pooling Agreement or any other agreement.

           "Proceeds" has the meaning assigned to it under the Code and, in any event, shall include, but not be limited to, any and all other monies or other property from time to time paid or payable or distributed or distributable under or in connection with any of the Collateral.

           SECTION 2. Grant of Security Interest. As collateral security for the payment and performance of all of the Obligations (as defined in Section 3 hereof), each Grantor to the extent of such Grantor's interest therein hereby pledges and assigns to the Agent, and grants to the Agent a continuing security interest of first priority in all Pledged Servicing Rights, now existing or hereafter arising, and in and to the Back Up Servicing Agreement and in all Proceeds thereof (collectively, the "Collateral").

           Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Grantor shall not be deemed to have granted a security interest in (x) any rights arising by virtue of a Grantor being the servicer (other than the Pledged Servicing Rights) including, without limitation, Servicing Receivables compensation payable to the servicer and optional purchase or repurchase rights and (y) any rights or interests in any license, contract or agreement to which the Grantor is a party or any of its rights or interests thereunder to the extent that such a grant would, under the express terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, however, that the Collateral shall include (x) any and all Proceeds to the extent that the assignment or encumbering of Proceeds is not so restricted, and (y) upon any such licensor or other applicable party's consent with respect to any such otherwise excluded item of Collateral being obtained, thereafter such item of Collateral as well as any Proceeds thereof that might theretofore have been excluded from such grant, assignment, transfer, and conveyance of a security interest and the term Collateral.

           SECTION 3. Security for Obligations. The security interests created hereby in the Collateral constitute continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "Obligations"):

          (a) the due and punctual payment of the principal and premium, if any, of, and interest on, the Senior Notes when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and under the Indenture (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of one or more Grantors);

          (b) the due performance and observance by each Grantor of all of its other obligations from time to time existing in respect of the Indenture, the Senior Notes, the Collateral Agreements and the Related Agreements; and

          (c) all fees, costs, charges and expenses paid or incurred by the Agent in connection with the creation, protection and preservation or enforcement of its rights under the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements or the Related Agreements, on a full indemnity basis.

           SECTION 4. Representations and Warranties. Each Grantor jointly and severally represents and warrants as follows:

          (a) It is and will be at all times the sole and exclusive owner of the Collateral now or hereafter owned by it free and clear of any Lien, except for Liens created hereby. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed in favor of the Agent relating to this Agreement.

          (b) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, or any other Person, is required for (i) the grant by it, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by the Agent of any of its rights and remedies hereunder.

          (c) This Agreement creates valid security interests of first priority in favor of the Agent in the Collateral, as security for the Obligations. The Agent's filing of the financing statements described in Schedule II hereto will result in the perfection of such security interests. Upon such filings, such security interests are, or in the case of Collateral in which it obtains rights after the date hereof, will be perfected first priority security interests. Such filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken.

          (d) The chief place of business and chief executive office of each Grantor is listed on Schedule III hereto.

           SECTION 5. Covenants as to the Collateral. So long as any of the Obligations shall remain outstanding, unless the Agent shall otherwise consent in writing:

           (a) Further Assurances. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or reasonably desirable or that the Agent may reasonably request in order (i) to perfect and protect the security interest purported to be created hereby, (ii) to enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, or (iii) otherwise to effect the purposes of this Agreement, including, without limitation (A) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Agent may request in order to perfect and preserve the security interest purported to be created hereby, and (B) furnishing to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

           (b) Provisions Concerning Corporate Matters.

Each Grantor will (A) give the Agent at least thirty (30) days' prior written notice of any change in its name, identity or organizational structure and, in the event of any such change, shall take all actions necessary to preserve the Agent's rights in the Collateral, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Collateral and (B) keep its chief place of business and chief executive office at the location(s) specified therefor in Schedule III hereof or at such other locations of which it has given the Agent thirty (30) days' prior written notice; provided, however, in the event of any such change, shall take all actions necessary to preserve the Agent's rights in the Collateral, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Collateral.

           (c) Transfers and Other Liens.

(i) Each Grantor will not sell, assign (by operation of law or otherwise), lease, exchange or otherwise transfer or dispose of any of the Collateral.

(ii) Each Grantor will not create or suffer to exist any Lien upon or with respect to any Collateral except for Liens created hereby.

           SECTION 6. Additional Provisions Concerning the Collateral.

           (a) Each Grantor hereby authorizes the Agent to file, without its signature where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral and to the Pledged Collateral under the Pledge Agreements and to the collateral security under the Escrow Agreement.

           (b) Each Grantor hereby irrevocably appoints the Agent its attorney-in-fact and proxy, with full authority in its place and stead and in its name or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem reasonably necessary or reasonably advisable to accomplish the purposes of this Agreement, including, without limitation, (i) upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) upon the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above, and (iii) upon the occurrence of an Event of Default, to file any claims or take any action or institute any proceedings which the Agent may deem reasonably necessary or reasonably desirable for the collection of any Collateral or otherwise to enforce the rights of the Agent with respect to any Collateral.

           (c) If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement or obligation, in the name of the Grantor or the Agent, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 8 hereof.

           (d) The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

           SECTION 7. Remedies Upon Event of Default. If any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place or places to be designated by the Agent which is reasonably convenient to both parties, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to it of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Agent and the Holders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree and waives all rights which it may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof.

          (b) All Proceeds received by the Agent in respect of any sale or collection from, or other realization upon, all or any part the Collateral, shall be promptly applied by the Agent against all or any part of the Obligations as follows:

(i) first, to the payment of the reasonable costs and expenses of such sale, collection or other realization, including the reasonable out-of-pocket costs and expenses of the Agent and the reasonable fees, costs, expenses and other client charges of counsel employed in connection therewith, to the payment of all advances made by the Agent for the account of the Grantor hereunder and to the payment of all costs and expenses incurred by the Agent in connection with the administration and enforcement of this Agreement;

(ii) second, at the option of the Agent, to the payment or other satisfaction of any Liens and other encumbrances upon any of the Collateral;

(iii) third, to the payment of all other Obligations then due and payable under the Indenture, the Subsidiary Guarantee and the Senior Notes;

(iv) fourth, to the payment of any other amounts required by applicable law; and

(v) fifth, to the respective Grantor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

          (c) In the event that the Proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent is legally entitled, the Grantors, jointly and severally, shall be liable for the deficiency, together with interest thereon at the rate specified in the Senior Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Agent to collect such deficiency.

           SECTION 8. Indemnity and Expenses.

          (a) Each Grantor, jointly and severally, agrees to indemnify and hold the Agent harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs or expenses (including, without limitation, legal fees, costs, expenses and other client charges) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Agent's gross negligence or willful misconduct.

          (b) The Grantors, jointly and severally, will promptly pay to the Agent and each Holder (i) the amount of any and all reasonable costs and expenses, including the reasonable fees, costs, expenses and other client charges of counsel for the Agent and each Holder and of any experts and agents (including, without limitation, any Person which may act as agent of the Agent or any Holder), which the Agent or any Holder may incur in connection with (A) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, or (B) the custody, preservation, use or operation of, the Collateral, and (ii) the amount of any and all costs and expenses, including the fees, costs, expenses and other client charges of counsel for the Agent and each Holder and of any experts and agents (including, without limitation, any Person which may act as agent of the Agent or any Holder), which the Agent or any Holder may incur in connection with (A) the sale of, collection from, or other realization upon, any Collateral, (B) the exercise or enforcement of any of the rights of the Agent and each Holder hereunder, or (C) the failure by a Grantor to perform or observe any of the provisions hereof. In connection with any demand for payment under this Section 8(b), the Agent shall deliver to the Grantor a certificate setting forth in reasonable detail any amount or amounts that the Agent or any Holder is entitled to receive pursuant to this Section 8(b) and shall be conclusive and binding absent manifest error.

           SECTION 9. Notices, Etc. Any notices hereunder shall be given and shall be effective in the manner set forth in the Indenture.

           SECTION 10. Miscellaneous.

          (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantors, the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantors therefrom, shall be effective unless it is in writing and signed by the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under the Indenture or any Collateral Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein and in the Indenture or any Collateral Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent under the Indenture or any Collateral Agreement against any party thereto are not conditional or contingent on any attempt by the Agent to exercise any of its rights under the Indenture or any Collateral Agreement against such party or against any other Person.

          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on each Grantor and each of its successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Agent and its respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence and subject to Sections 7.08 and 7.09 of the Indenture, the Agent may assign or otherwise transfer its rights under this Agreement to any other Person who is the Trustee or successor Trustee under the Indenture and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agent herein or otherwise. None of the rights or obligations of the Grantors hereunder may be assigned or otherwise transferred without the prior written consent of the Agent and the Holders of more than 50% of the outstanding amount of the Senior Notes, and any such assignment or transfer without such consents shall be null and void. The Agent may resign at any time upon giving the Grantors and the Trustee thirty (30) days' prior written notice. The Agent shall continue to serve until its successor, appointed by notice of the Grantors, accepts appointment as successor collateral agent and receives all property held by the Agent under this Agreement. The holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Agent by so notifying the Grantors and the Agent and may appoint a successor agent with the Grantors' consent, provided that after the occurrence of an Event of Default the Grantors' consent shall not be required. The Grantors may remove the Agent if:

(1) the Agent fails to fulfill its obligations hereunder;

(2) the Agent is adjudged a bankrupt or an insolvent;

(3) a receiver or other public officer takes charge of the Agent or its property; or

(4) the Agent becomes incapable of acting.

          If the Agent resigns or is removed or if a vacancy exists in the office of Agent for any reason, Delta shall notify each Holder of such event and the holders of a majority in principal amount of the Senior Notes shall promptly appoint a successor Agent. A successor Agent shall deliver a written acceptance of its appointment to the retiring Agent, the Trustee and the Grantors. Immediately after that, the retiring Agent shall transfer all property held by the retiring Agent under this Agreement to the successor, the resignation or removal of the retiring Agent shall become effective, and the successor Agent shall have all the rights, powers and duties of the Agent under this Agreement. If a successor Agent does not take office within 60 days after the retiring Agent resigns or is removed, the retiring Agent, Delta or the holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of Delta, for the appointment of a successor collateral agent. The terms and conditions of this Agreement will remain unimpaired by resignation of the Agent or the appointment of a successor collateral agent. Following the appointment of a successor collateral agent, such person shall for all intents and purposes of this Agreement be the "Agent" hereunder. None of the rights or obligations of the Grantors hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

          (e) Upon the satisfaction in full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantors, and (ii) the Agent will, upon any Grantor's request and at such Grantor's expense, (A) return to such Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

          (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York.

          (g) Each Grantor hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York located in the borough of Manhattan and of the United States District Court for the Southern District of New York for the purpose of any litigation arising out of, under or in connection with, this Agreement, or any course of conduct, course of dealing, statement (whether verbal or written) or action of it or of the Agent, and each Grantor irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation; provided, however, any suit seeking enforcement against any Collateral may be brought, at the Agent's option, in the courts of any jurisdiction where such Collateral or other property may be found. To the extent that any Grantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Grantor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and any other Collateral Agreement.

          (h) Each Grantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

          (i) Each Grantor further irrevocably consents to the service of process (i) by registered or certified mail, postage prepaid, to its address for notices contained in the Indenture, such service to become effective five (5) days after such mailing, or (ii) by personal service within or without the State of New York. Nothing contained herein shall affect the right of the Agent to serve process in any other manner permitted by law.

          (j) BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT EACH OF THE GRANTORS AND THE AGENT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER COLLATERAL AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF IT OR THE AGENT IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE GRANTORS TO ENTER INTO THIS AGREEMENT.

          (k) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date first above written.

GRANTORS

DELTA FINANCIAL CORPORATION

By:
       Name:
       Title:

DELTA FUNDING CORPORATION

By:
       Name:
       Title:

DF SPECIAL HOLDINGS CORPORATION

By:
       Name:
       Title:

FIDELITY MORTGAGE INC.

By:
       Name:
       Title:

DFC FINANCIAL CORPORATION

By:
       Name:
       Title:

DFC FINANCIAL OF CANADA LIMITED

By:
       Name:
       Title:

DFC FUNDING OF CANADA LIMITED

By:
       Name:
       Title:

CONTINENTAL PROPERTY MANAGEMENT CORP.

By:
       Name:
Title:

ACCEPTED AND AGREED:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Agent

By:
       Name:
       Title:

SCHEDULE I

TO

SECURITY AGREEMENT

Pooling Agreements

Pooling and Servicing Agreement, dated as of February 28, 1997, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of May 31, 1997, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of August 31, 1997, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of November 30, 1997, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of February 28, 1998, among Delta Funding Corporation, as Seller and Servicer, and Bank One, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of May 31, 1998, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of August 31, 1998, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of November 30, 1998, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of February 28, 1999, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of May 31, 1999, among Delta Funding Corporation, as Seller and Servicer, and Bank One, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of October 31, 1999, among Delta Funding Corporation, as Seller and Servicer, and Bank One, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of February 29, 2000, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of May 31, 2000, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

Pooling and Servicing Agreement, dated as of September 1, 2000, among Delta Funding Corporation, as Seller and Servicer, and Wells Fargo Bank Minnesota, National Association, as Trustee.

SCHEDULE II

TO

SECURITY AGREEMENT

Financing Statements

JURISDICTION	DEBTOR	SECURED PARTY

Delaware S\ S	Delta Financial Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

New York S\S	Delta Financial Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

New York \ Nassau	Delta Financial Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

Delaware S\ S	Delta Funding Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

New York S\S	Delta Funding Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

New York \ Nassau	Delta Funding Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

Delaware S\ S	DF Special Holdings Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

New York S\S	DF Special Holdings Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

New York \ Nassau	DF Special Holdings Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

Delaware S\ S	Fidelity Mortgage Inc.	U.S. Bank Trust National Association, as trustee under the Indenture

New York S\S	Fidelity Mortgage Inc.	U.S. Bank Trust National Association, as trustee under the Indenture

New York \ Nassau	Fidelity Mortgage Inc.	U.S. Bank Trust National Association, as trustee under the Indenture

Delaware S\ S	DFC Financial Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

New York S\S	DFC Financial Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

New York \ Nassau	DFC Financial Corporation	U.S. Bank Trust National Association, as trustee under the Indenture

Canada \ Ontario	DFC Financial of Canada Limited	U.S. Bank Trust National Association, as trustee under the Indenture

Canada \ Ontario	DFC Funding of Canada Limited	U.S. Bank Trust National Association, as trustee under the Indenture

Delaware S\ S	Continental Property Management Corp.	U.S. Bank Trust National Association, as trustee under the Indenture

New York S\S	Continental Property Management Corp.	U.S. Bank Trust National Association, as trustee under the Indenture

New York \ Nassau	Continental Property Management Corp.	U.S. Bank Trust National Association, as trustee under the Indenture

SCHEDULE III

TO SECURITY AGREEMENT

Chief Place of Business and Chief Executive Offices

100 Woodbury Road
Woodbury, New York 11797

EXHIBIT F TO INDENTURE

AGREEMENT TO ACT AS BACKUP SERVICER

          This AGREEMENT TO ACT AS BACKUP SERVICER (this "Agreement") by and among Delta Funding Corporation ("Delta"), _______________________ (the "Company"), ___________________________, in its capacity as Trustee under the Pooling and Servicing Agreement (as defined below) ("Pooling Trustee") and ______________________, as the insurer ("Insurer" or "_______"), shall be effective as of _________________, 2000.

PRELIMINARY STATEMENT

           Delta has acted as "Servicer" under that certain Pooling and Servicing Agreement dated as of November 30, 1998 by and among Delta, as seller and servicer, Pooling Trustee as trustee and ________________________, as certificate insurer ("Insurer" or "______"), as such may have been amended to date (the "Pooling and Servicing Agreement");

           Delta has resigned as "Servicer" under the Pooling and Servicing Agreement and has been retained to service the Mortgage Loans pursuant to that certain servicing agreement by and among Delta, Pooling Trustee and _______ dated November 13, 2000 (the "Servicing Agreement").

          The Company has agreed to act as a "backup servicer" (the "Backup Servicer") of the Mortgage Loans and has further agreed to act as "Servicer" under the Pooling and Servicing Agreement and provide primary servicing of the Mortgage Loans in the event that Delta resigns, or Delta's Servicing Term expires without renewal, or Delta is otherwise removed as the "Servicer" under the Servicing Agreement.

          NOW THEREFORE, in consideration of the premises and mutual agreements hereinafter set forth, Delta, Pooling Trustee and the Company hereby agree as follows:

ARTICLE I

DEFINITIONS

           Section 1.01 Definitions Incorporated by Reference.

           "Delinquency Percentage" means the percentage equivalent of a fraction the numerator of which is the aggregate principal balance of the Delinquent Loans as of the last business day of the calendar month prior to the month of determination and the denominator of which is the aggregate principal balance of all of the Mortgage Loans in the applicable trust as of such last business day.

           "Delinquent Loans" means Mortgage Loans which are 60 or more days Delinquent.

           "Delinquent" means the monthly payment due on a due date is not received on or prior to the next due date for such Mortgage Loan.

           "Excess Cashflow Certificates" means a Class BIO Certificate or a Class R Certificate.

           "NIM" means a security the payments on which are derived primarily from distributions on one or more Excess Cashflow Certificates.

           "NIM Related Trust" means a trust which issued Excess Cashflow Certificates that back

           "Supplemental Fee" means for any Distribution Date, an amount equal to one-twelfth of the product of (i) twenty five basis points (.25%) and (ii) the aggregate principal balance of the Delinquent Loans.

           "Trust Certificates" means the subordinated security which is entitled to receive payments after the related NIM has been paid in full.

          Any Capitalized terms used but not otherwise defined in this Agreement shall have the respective meanings assigned to such terms in the Pooling and Servicing Agreement or the Servicing Agreement, as the case may be.

ARTICLE II

APPOINTMENT OF THE COMPANY

           Section 2.01 Appointment of Backup Servicer: Duties of Backup Servicer.

          (a) Beginning with the execution of this Agreement and until the servicing responsibilities for the Mortgage Loans have been transferred to the Company and the Company becomes the "Servicer" under the Pooling and Servicing Agreement (the "Backup Servicing Period"), the Company shall act as the Backup Servicer of the Mortgage Loans. During the Backup Servicing Period, the Company shall board loan level information provided by Delta concerning the Mortgage Loans onto its mortgage loan servicing platform and monitor the ongoing remittance, collection and other related servicing activities for the Mortgage Loans.

                     During the Backup Servicing Period, Delta shall provide the Company (i) on the fifth Business Day prior to a monthly Distribution Date, a computer file that contains the information required under Section 5.03(a) of the Pooling and Servicing Agreement (to the extent it pertains to the Mortgage Loans), as of the end of the related preceding Due Period, (ii) at a minimum, quarterly master mortgage loan servicing file, (iii) electronic copies of all monthly reports prepared and delivered by Delta to Pooling Trustee and (iv) such other information as the Company may reasonably request.

                     Immediately, upon its resignation, termination or upon the expiration of the Servicing Term, under the Servicing Agreement, Delta (or Pooling Trustee, as applicable) shall provide the Company with written notice of the same. Delta shall, along with the Company's reasonable assistance, undertake all steps necessary to transfer, or cause to be transferred, the primary servicing of the Mortgage Loans to the Company by the thirtieth (30th ) day following the Company's receipt of the notice specified in the immediately preceding sentence, or such later date as may be specified by MBIA or Pooling Trustee in the notice that the Servicing Term under the Servicing Agreement has not been renewed. Delta's obligations to transfer the primary servicing of the Mortgage Loans to the Company, shall include but not be limited to, the delivery of all servicing files, including without duplication all correspondence between Delta and the Mortgagors. Upon the transfer of servicing of the Mortgage Loans to the Company (the "Servicing Transfer Date"), the Company shall cease to act as the Backup Servicer and shall assume the responsibilities and duties and be entitled to all the rights and benefits of the "Servicer" under the Pooling and Servicing Agreement. Without limiting the generality of the preceding sentence, the parties hereto agree that the Company, upon it appointment as successor servicer under the Pooling and Servicing Agreement, will immediately assume the obligations of the servicer to make Monthly Advances and Servicing Advances to the extent required under the Pooling and Servicing Agreement with full right to reimbursement therefore in accordance with the terms and conditions of the Pooling and Servicing Agreement. If the Company is ineligible to become the successor servicer under the Pooling and Servicing Agreement because of the criteria set forth therein (excluding any additional criteria imposed by the Insurer), and Pooling Trustee is required to assume such duties, either as trustee, securities administrator or successor servicer, Pooling Trustee may at its discretion and with the consent of MBIA, (i) retain the Company to act a subservicer of the Mortgage Loans and the Company shall perform all permitted servicing functions on behalf of Pooling Trustee under the Pooling and Servicing Agreement or (ii) appoint another entity to act as successor servicer and the Company shall reimburse Pooling Trustee up to $25,000 in the aggregate and without duplication with respect to all Pooling and Servicing Agreements where the Company is acting as back-up servicer and Pooling Trustee is Trustee, for costs and expenses reasonably incurred by Pooling Trustee in appointing such successor servicer. If the Company is retained as a subservicer of the Mortgage Loans pursuant to clause (i) in the immediately preceding sentence, (x) the Company and Pooling Trustee shall execute a subservicing agreement containing terms substantially similar to the terms concerning compensation and limitation of liability that are set forth in this Agreement, (y) Pooling Trustee may reasonably monitor the Company to confirm that servicing is being performed as required by the Pooling and Servicing Agreement and (z) the Company's duties as subservicer will cease upon the earlier of its appointment as successor servicer under the Pooling and Servicing Agreement or the termination of Pooling Trustee's servicing duties.

          (b) Notwithstanding anything to the contrary in subsection (a) above, neither the Company nor Pooling Trustee assumes and neither the Company nor Pooling Trustee shall have any liability for any costs, losses, claims, liabilities, fines, penalties or expenses (including interest which may be imposed in connection therewith and court costs and fees and disbursements of counsel) arising under the Pooling and Servicing Agreement or otherwise, which may be incurred as a result of any act or omission on the part of any party (including without limitation, Delta or any of its sub-servicers) in connection with the origination, receiving, processing, funding or servicing of any Mortgage Loan at any time prior to the Servicing Transfer Date, except in all cases, as set forth in the Pooling and Servicing Agreement.

           Section 2.02 Compensation. In consideration of the Company's agreement to perform hereunder, the Company shall be entitled to the following compensation:

          (a) During the Backup Servicing Period, Delta out of its compensation as Servicer under the Pooling and Servicing Agreement, shall pay to the Company on the second Business Day preceding the related Distribution Date, a monthly fee equal to one-twelfth of the product of (i) the unpaid principal balance of the Mortgage Loans as of the first day of the related month and (ii) one basis point (.01%) (the "Backup Servicing Fee").

          (b) Beginning on the Servicing Transfer Date, the Company shall be entitled to receive the Servicing Compensation.

          (c) If on the Servicing Transfer Date the unpaid principal balance of the Delinquent Loans exceeds twenty percent (20%) of the unpaid principal balance of the Mortgage Loans on the Servicing Transfer Date, the Company shall receive the Supplemental Fee. The Supplemental Fee shall be payable on each Distribution Date thereafter, regardless of the Delinquency Percentage. For any NIM Related Trust, the Supplemental Fee shall be payable after the NIM but before the Trust Certificates. For any other trust, the Supplemental Fee shall be payable after any carryover amounts due to the related certificateholders, including any certificate holders of any insured certificate, but before any distributions to the related Excess Cashflow Certificates.

           Section 2.03 Costs of Transferring Servicing. Delta, shall be liable for all costs incurred in connection with the transfer of the servicing of the Mortgage Loans to the Company, including but not limited to the preparation and recording of all intervening assignments of mortgage and all assignments of mortgage to the Company, if necessary, and any associated expenses of Pooling Trustee. All costs incurred by the Company to transfer the servicing, to the extent not covered by the Trust or by Delta, as servicer, and except as expressly limited by Section 2.04 below, shall be expenses of the Company and will not be reimbursed by Pooling Trustee. the Company as successor servicer agrees to pay the custodian or any successor custodian under the custodial agreement among Pooling Trustee, as trustee, Delta and Bankers Trust Company of California, N.A., as custodian, as the same may be amended, modified or supplemented from time to time, relating to the Pooling and Servicing a fee of two dollars ($2) per file released.

           Section 2.04 Transfer the Servicing of the Mortgage Loans. The Company's obligation to become the "Servicer" under the Pooling and Servicing Agreement shall be conditioned upon the satisfaction of all conditions by the appropriate parties, necessary for the transfer of the servicing of the Mortgage Loans to the Company under the Pooling and Servicing Agreement, including, but not limited to obtaining the prior written approval of Pooling Trustee, the Insurer and, the Rating Agencies. The parties hereto acknowledge and agree that MBIA's consent, if given, to the Company's succession as "Servicer" under the Pooling and Servicing Agreement will be subject to the Servicing Term described in Section 3.04 of this Agreement and may be conditioned upon such requirements as the Insurer and the Company may agree to at the time it gives such consent. Delta hereby agrees to pay all of the costs and expenses of the transfer of servicing to the Backup Servicer hereunder and Delta hereby agrees to pay the costs and expenses for all of the parties hereto for the enforcement of such parties' rights hereunder. Notwithstanding anything to the contrary contained herein, it is acknowledged, understood and agreed that the Company shall have no obligation to incur any out of pocket cost or expenses (including without limitation, legal fees) in order to compel the performance of any obligations by any other party to this Agreement.

           Section 2.05 Reimbursement of Advances.

          (a) If at the time the Company becomes successor servicer under the Pooling and Servicing Agreement, Pooling Trustee has any unreimbursed Monthly Advances or Servicing Advances outstanding, the Company agrees to pay to Pooling Trustee within thirty (30) days of the date on which the Company is appointed as successor servicer, an amount equal to the unreimbursed Monthly Advances or Servicing Advances that have been made by Pooling Trustee to the Trust. Pooling Trustee shall provide the Company with a certificate of an officer of Pooling Trustee that certifies and sets forth the amount of the Monthly Advances and Servicing Advances made by Pooling Trustee to the Trust. Notwithstanding anything to the contrary herein, the Company shall not reimburse Pooling Trustee in the manner contemplated in the Section 2.05(a), for any Monthly Advances or Servicing Advances owed to Pooling Trustee as the result of Pooling Trustee's reimbursement of Delta for any Monthly Advances or Servicing Advances made by Delta. Such advances will be reimbursed to Pooling Trustee in pursuant to Section 2.05(b) below.

          (b) If at the time the Company becomes successor servicer under the Pooling and Servicing Agreement, Delta has any unreimbursed Monthly Advances or Servicing Advances outstanding, the Company agrees to remit all such unreimbursed Monthly Advances or Servicing Advances to Delta out of collections on the related Mortgage Loan, including monthly collections, Liquidation Proceeds, Released Mortgaged Property Proceeds, Insurance Proceeds and such other amounts that the "Servicer" is permitted to collect from the related Mortgagor or otherwise relating to the Mortgage Loan in respect of which such reimbursed amounts are owed prior to reimbursing itself for any Monthly Advance or Servicing Advance the Company makes with respect to the Mortgage Loan. Any funds due to Delta shall be remitted to it on the day on which the "Servicer" is required to remit funds to the Trustee pursuant to the Pooling and Servicing Agreement.

ARTICLE III

SERVICING PROCEDURES

           Section 3.01 Transfer of Servicing.

          (a) Delta shall transfer the servicing of the Mortgage Loans to the Company in accordance with the provisions set forth on Schedule 3.01 (a) hereto.

          (b) Delta and the Company shall perform a reconciliation, on a loan level basis, of the Collection Account and any escrow account balances transferred to it by Delta and any accompanying reports generated by Delta, or any Delta subservicer, if applicable. Delta shall fully cooperate with the Company in resolving any discrepancy in the Collection Account or escrow account balances transferred to the Company. Delta shall be responsible for any payments necessary to bring the Collection Account or escrow account to full reconciliation. Neither Pooling Trustee nor the Company shall have any responsibility for funding any resulting discrepancy or shortfall in the Collection Accounts or escrow accounts.

          (c) Pooling Trustee shall provide the Company and MBIA with a certificate of an officer of Pooling Trustee that, to the best of such officer's knowledge: (i) contains a complete description all material breaches by Delta of the Pooling and Servicing Agreement which have not been fully cured (other than those related solely to the filing of the petition for reorganization), including without limitation, all disputes between Delta and Pooling Trustee concerning deposits into or withdrawals from the related Collection Account and all disputes relating to Delta's servicing activities or practices; and (ii) confirmation that all reports required to be filed with Pooling Trustee by Delta have been timely filed.

           Section 3.02 Servicinq of Mortgage Loans. Except as otherwise expressly provided herein, the Company shall service each Mortgage Loan in compliance with the terms and conditions of the Pooling and Servicing Agreement, and except as otherwise provided herein, the Company shall succeed to and undertake the rights, duties, and obligations of Delta to service the Mortgage Loans in accordance with the terms of the Pooling and Servicing Agreement.

           Section 3.03 Termination of Countrvwide as Backup Servicer. This Agreement shall commence on the date hereof and remain in effect unless sooner terminated by Pooling Trustee, MBIA or Delta as permitted herein.

          (a) Neither Delta, Pooling Trustee or MBIA may terminate this Agreement before the one (1) year anniversary of this Agreement. Thereafter, but prior to the Company being appointed as a successor servicer under the Pooling and Servicing Agreement, Pooling Trustee, and not Delta, with the consent of MBIA may terminate this Agreement, without payment of a termination fee, upon providing not less that forty-five (45) days written notice to the Company.

                     Notwithstanding anything to the contrary in the foregoing, if (i) Delta sells its rights to service the Mortgage Loans under the Servicing Agreement, (ii) Delta's Servicing Term under the Servicing Agreement expires without renewal or (iii) Delta is otherwise removed as Servicer under the Servicing Agreement prior to the one (1) year anniversary of this Agreement, Delta shall pay the Company an amount equal to the difference of (x) the Backup Servicing Fee that would have been earned by the Company during the twelve one month periods as Backup Servicer following the execution of this Agreement and (y) the amount of Backup Servicing Fees actually paid to the Company and to the extent that the Company has not succeeded as the servicer of the Mortgage Loans pursuant to Section 2.01 (a) above, the Company's right and obligation to service as the Backup Servicer or succeed Delta as the servicer of the Mortgage Loans under this Agreement shall terminate.

          (b) The Company may not resign from its obligations and duties herein imposed on at any time except (a) with the prior written consent of Pooling Trustee and MBIA in their sole discretion and provided further that a successor servicer (which must be reasonably acceptable to Pooling Trustee and MBIA and may be Pooling Trustee) has fully assumed in writing all of the Company's obligations and duties hereunder, or (b) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. In the event that the Company resigns under this Agreement, the Company will be entitled only to compensation accrued but unpaid, together with any unreimbursed advances together with any interest thereon, at the time such resignation becomes effective. All such amounts shall be paid to the Company by Pooling Trustee within thirty (30) days following the receipt by Pooling Trustee of funds permitted to be applied to such amounts in accordance with the Pooling and Servicing Agreement and this Agreement. In the event the Company resigns from its obligations and duties hereunder, it shall not be entitled to any termination compensation.

           Section 3.04 The Company as Successor Servicer under the Pooling and Servicing Agreement.

          (a) In the event that the Company is appointed as a successor servicer under the Pooling and Servicing Agreement, the Company shall service the Mortgage Loans for a ninety (90) day term (the "Servicing Term"), which Servicing Term may be renewed by MBIA or the Trustee as set forth below. MBIA may, in its sole discretion, send or direct the Trustee, in writing, to send a written notice (a "Servicer Extension Notice"), in the form of Exhibit A hereto, to the Company and Pooling Trustee (or MBIA as the case may be), extending the Servicing Term for one or more 90-day terms or terms of any other duration (not less than 90 days) specified by the Insurer or the Trustee (at the direction of MBIA) in the related Servicer Extension Notice (each, a "Servicing Period"). Any Servicer Extension Notice shall be delivered to such parties no later than ten (10) Business Days prior to the expiration of the existing Servicing Period; provided, however, that any such Servicer Extension Notice that extends the Servicing Term beyond the existing Servicing Term is revocable by MBIA, in it sole discretion, at any time before the expiration of such ten (10) Business Day period. the Company shall be bound upon its receipt of any such Servicer Extension Notice, for the duration of the Servicing Period and each successive term covered by such Servicer Extension Notice to act as the "Servicer" of the Mortgage Loans under the Pooling and Servicing Agreement, unless sooner terminated in accordance with Article VIII of the Pooling and Servicing Agreement. If a Servicer Extension Notice is delivered after the expiration of the existing Servicing Term, MBIA and the Company may agree that the Company shall be bound for the Servicing Term covered by such Servicer Extension Notice to act as the Servicer of the Mortgage Loans hereunder, unless the Company is otherwise terminated under this Agreement. Unless a Servicer Extension Notice is sent, this Servicing Agreement and all of the Servicer's rights and obligations shall expire at the end of the applicable Servicing Period.

          (b) In the event that Pooling Trustee has not received written direction to extend the Servicing Term from MBIA on or before the tenth (1/10th ) Business Day prior to the expiration of the existing Servicing Period, then Pooling Trustee may notify MBIA to that effect and inquire as to whether MBIA will direct Pooling Trustee to send the Company a Servicer Extension Notice.

           Section 3.05 Nonsolicitation. Neither the Company nor any of its affiliates shall specifically target and solicit, by means of direct mail or telephonic or personal solicitation or by any other means, the Mortgagors to prepay such Mortgage Loans. Notwithstanding the foregoing, solicitations that are directed to the general public at large, including, without limitation, mass mailings based on commercially acquired mailing lists and newspaper, radio, television and other mass media advertisements, if undertaken by the Company or any affiliate of the Company, shall not be prohibited. From and after the date of this Agreement, the Company agrees that it shall not (i) use the list of Mortgagors and their addresses to make direct mailings or solicitations to such Mortgagors for the purpose of advertising and promoting any financial and/or insurance service or product offered by the Company or any of its affiliates or subsidiaries and/or soliciting applications for any credit, deposit, investment advice or other financial and/or insurance products or services offered by the Company and/or its affiliates and subsidiaries; (ii) make the list of the names and addresses of the Mortgagors available to any third party for any solicitation purpose; or (iii) utilize any other information regarding any customer of Delta's for any targeted marketing or solicitation. Provided however, the Company may respond to an inquiry from a Mortgagor relating to a payoff or a request for information pertaining to a mortgage loan product-, and may make solicitations to Mortgagors which are a part of a campaign directed to all mortgagors with mortgage loans meeting certain defined parameters (other than parameters derived from data provided by Owner or relating to the Mortgagors or Mortgage Loans specifically).

           Section 3.06 Clean-up Call. In the event that the Company is appointed as a successor servicer under the Pooling and Servicing Agreement with respect to a NIM Related Trust, the Company agrees to waive any right to purchase related mortgage loans whenever the outstanding principal balances of such mortgage loans is less than 10% of the aggregate principal balances of all mortgage loans as of the related cut-off date for so long as any securities issued by the NIM Related Trust are outstanding.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

           Section 4.01 Organizational and Other Related Warranties of the Company. The Company hereby makes the following representations and warranties to Delta, Pooling Trustee and MBIA:

          (a) Organization and Good Standing. The Company is an entity duly organized, validly existing, and in good standing under the laws of the state of New York, and in compliance with the laws of each state in which any property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and to perform its obligations hereunder and the Pooling and Servicing Agreement.

          (b) Eligibility to Act as a Servicer. The Company hereby represents and warrants that it meets the eligibility requirements to be a successor servicer under the Pooling and Servicing Agreement as of the date of this Agreement. If the Company ceases to meet the eligibility requirements under a Pooling and Servicing Agreement, the Company shall immediately notify Pooling Trustee, MBIA and Delta in writing. Prior to the Servicing Transfer Date, upon any event described in the immediately preceding sentence, this Agreement may be immediately terminated by Pooling Trustee with the consent of MBIA. Following the Servicing Transfer Date, upon any event described in second sentence of this Section 4. 01 (b), Pooling Trustee may terminate, with the consent of MBIA, the Company only as permitted under the Pooling and Servicing Agreement.

          (c) No Violation. Neither the execution and delivery by the Company of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by the Company with the provisions hereof or of the Pooling and Servicing Agreement, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation, charter or by-laws) of the Company, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on the Company, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document (including, without limitation, the Pooling and Servicing Agreement) to which the Company is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. the Company is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in the Company ‘s good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreement, or the financial condition of the Company.

          (d) Authorization and Enforceability. The execution and delivery by the Company of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by the Company with the terms hereof and of the Pooling and Servicing Agreement are within the powers of the Company, and have been duly authorized by all necessary action on the part of the Company. This Agreement has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. the Company has not failed to obtain any consent, approval, authorization, or order of, or failed to cause any registration or qualification with, any court or regulatory authority or other governmental body having jurisdiction over the Company, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by the Company.

          (e) Approvals and Permits. The Company possesses such certificates, authorizations, licenses, and permits issued by the appropriate state, federal, and foreign regulatory agencies or bodies necessary to conduct the business now operated by it and contemplated by the terms of this Agreement, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization, or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling, or finding, would materially and adversely affect the conduct of the business, operations, financial condition, or income of the Company.

          (f) No Litigation or Adverse Conditions. No litigation is pending or, to the best of the Company ‘s knowledge, threatened against it, which, if determined adversely to the Company would prohibit the Company from entering into this Agreement or, in the good faith and reasonable judgment of the Company, is likely to materially and adversely affect either its ability to perform its obligations hereunder or under the Pooling and Servicing Agreement or the financial condition of the Company. The Company has no knowledge of any recent adverse financial condition or event with respect to itself that, in its good faith and reasonable judgment, is likely to materially and adversely affect its ability to perform its obligations hereunder or under the Pooling and Servicing Agreement.

          (g) Fidelity Bond Errors and Omission Insurance. Each officer, director, employee, consultant and advisor of the Company with responsibilities concerning the servicing and administration of the Mortgage Loans is covered by errors and omissions insurance and fidelity bond insurance in the amounts and with the coverage required under the Pooling and Servicing Agreement for it to maintain. Neither the Company nor any of its officers, directors, employees, consultants, or advisors involved in the servicing or administration of the Mortgage Loans has been refused such coverage or insurance.

          (h) FannieMae-Approved. The Company is a FannieMae approved seller/servicer of single-family first and second lien mortgage loans in good standing.

           Section 4.02 Organizational Representations and Warranties and Other Related Warranties of Delta. Delta hereby makes the following representations and warranties to the Company and MBIA:

          (a) No Violation. Neither the execution and delivery by Delta of this Agreement, nor the consummation by it of the transactions contemplated hereby, nor the performance of and compliance by Delta with the provisions hereof, will conflict with or result in a breach or violation of, or constitute a default (or an event which, with notice or the lapse of time, or both, would constitute a default) under, the organizational documents (its articles of incorporation or charter or by-laws) of Delta, or any of the provisions of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state, or local governmental or regulatory authority or court) binding on Delta, or any of its properties, or any of the provisions of any indenture, mortgage, contract, instrument, or other document to which Delta is a party or by which it is bound, or result in the creation or imposition of any lien, charge, or encumbrance upon any of their respective properties pursuant to the terms of any indenture, mortgage, contract, instrument, or other document. Delta is not otherwise in violation of any law, rule, regulation, judgment, decree, demand, or order (of any federal, state or local governmental or regulatory authority or court), which violation, in Delta's good faith and reasonable judgment, is likely to affect materially and adversely either its ability to perform its obligations hereunder, or the financial condition of Delta.

          (b) Authorization and Enforceability. The execution and delivery by Delta of this Agreement, the consummation of the transactions contemplated hereby, and the performance and compliance by Delta with the terms hereof are within the powers of Delta, and have been duly authorized by all necessary action on the part of Delta. All organizational resolutions and consents necessary for Delta to enter into and consummate all transactions contemplated hereby have been obtained. This Agreement has been duly executed and delivered by Delta and will constitute the legal, valid and binding obligation of Delta, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, and other similar laws affecting creditors' rights generally, and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law. Delta need not obtain any other consents, approvals, authorizations, or orders of, any court, regulatory authority or other governmental body having jurisdiction over Delta, which consent, approval, authorization, order, registration, or qualification is required for, and the absence of which would materially adversely affect, the legal and valid execution, delivery, and performance of this Agreement by Delta.

           Section 4.03 Representations and Warranties of Delta with respect to the Mortgage Loans and REO Properties. As of the date of this Agreement and again on the Servicing Transfer Date, Delta hereby makes the following representations and warranties to the Company and MBIA with respect to each Mortgage Loan and REO Property, as applicable:

          (a) The servicing and collection practices with respect to each Mortgage Loan and the promissory note related to each Mortgage (the "Mortgage Note) have been conducted in all respects in accordance with the terms of Mortgage Note and in compliance with all applicable laws and regulations (including, without limitation laws related to usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws) and in accordance with the proper, prudent and customary practices in the mortgage origination and servicing business;

          (b) At all times since the execution of the Pooling and Servicing Agreement, the Mortgage Loans and REO Properties have been serviced in accordance with the provisions of the Pooling and Servicing Agreement;

          (c) All servicing records relating to each Mortgage Loan and REO Property which the Company has received from Delta are true and correct in all material respects, the unpaid principal balance of each Mortgage Loan is as stated on the prior servicer's ledger, computer printouts, and records pertaining to each Mortgage Loan and REO Property received by the Company and any amounts held in trust for the Mortgagor(s) are the true and correct balances of the accounts related thereto;

          (d) Other than foreclosure or an eviction proceeding and except as disclosed to the Company in writing, there is no action, suit, proceeding, investigation or litigation pending or, to Delta's knowledge, threatened, with respect to the Mortgage Loan or the Mortgaged Property or the REO Property;

          (e) Except as disclosed to the Company in writing, there are no delinquent taxes, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments, or other outstanding charges affecting the related Mortgaged Property or REO Property. All homeowner association, condominium, PUD or similar assessments have been timely paid to the appropriate party and properly accounted for;

          (f) The Mortgage Loan or REO Property is covered by a valid and transferable tax service contract with Transamerica, or such other vendor as may be reasonably acceptable to the Company;

          (g) If the REO Property was acquired pursuant to a foreclosure sale, such sale was conducted in accordance with applicable federal, state and local law, and the Mortgagor with respect to the mortgage that was foreclosed upon has no claims against the REO Property or the manner in which the foreclosure sale was conducted;

          (h) Trustee has good and marketable fee simple title to, and is the sole owner and holder of, the REO Property free and clear of any encumbrance, equity, lien, pledge, charge, claim or security;

          (i) There is no proceeding pending for the total or partial condemnation of the REO Property. The REO Property is free of contamination from Hazardous Substances, and no amount of any Hazardous Substance has been disposed of or identified on, under or at the REO Property in violation of any federal, state or municipal law, regulation or standard; and

          (j) There are no broker commitments, listing agreements or sales contracts in force with respect to the REO Property; and there are no other management, service, supply, security, maintenance or other similar contracts or agreements with respect to the REO Property which may affect the REO Property.

ARTICLE V

DEFAULT

           Section 5.01 Discovery of Default. Upon discovery by Delta or the Company of a breach of its obligations hereunder or a breach of any of the representations or warranties set forth in Article 4 which materially and adversely affects the interests of the non-breaching party or MBIA, the party discovering such breach shall give prompt written notice to the other party and MBIA. Within 60 days of its discovery or its receipt of notice of breach, the breaching party shall cure such breach in all material respects and, upon the breaching party's continued failure to cure such breach, the non-breaching party and MBIA shall be entitled to its remedies set forth in Section 5.02 hereof.

           Section 5.02 Remedies for Breach: Indemnification.

          (a) Delta agrees to indemnify and hold each of Pooling Trustee, in its corporate capacity and as Trustee under the Pooling and Servicing Agreement, MBIA and the Company harmless from and against any and all costs, demands, losses, claims, liabilities, fines, penalties and expenses (including interest which may be imposed in connection therewith and court costs and fees and disbursements of counsel) (collectively, the "Damages") incurred by Pooling Trustee, MBIA or the Company, respectively, resulting from (i) any act or omission on the part of Delta, any prior servicer or any other third party which occurred in connection with the origination, receiving, processing, funding or servicing of a Mortgage Loan at any time prior to the Servicing Transfer Date; (ii) a breach of any of Delta's representations, warranties or covenants, or other obligations, contained herein; (iii) any failure by Delta to resolve or fund any discrepancy or shortfall in the Collection Account as required under Section 3.01 (b) above; (iv) any failure of Delta to any claim by any party, that arises out of, or relates to, the execution by the Company of this Agreement or the Company's agreement to undertake the backup servicing of a Mortgage Loan hereunder; or (v) any claim that Delta failed or Delta's failure to obtain any required consent, approval, or authorization the transfer of the servicing of the Mortgage Loans to the Company as provided herein or the fulfillment by Delta of its obligations hereunder with respect to any Mortgage Loan. Delta shall reimburse Pooling Trustee, MBIA or the Company, as the case may be for amounts pursuant to which the Company is entitled to indemnification hereunder as such Damages are incurred.

          (b) The Company agrees to indemnify, defend, and hold Pooling Trustee, MBIA and Delta harmless from and against any and all Damages incurred by Pooling Trustee, MBIA and Delta in connection with third-party claims resulting from (i) any act or omission on the part of the Company which occurred in connection with the servicing of a Mortgage Loan at any time after the Servicing Transfer Date; or (ii) a breach of any of the Company's representations, warranties or covenants, or obligations, contained herein; provided, however, that the Company's indemnity obligation hereunder shall not extend to any Damages recoverable by Delta and Pooling Trustee under the terms of the Pooling and Servicing Agreement or any Damages to the extent caused by Delta's willful misconduct or negligence. the Company shall reimburse Delta for amounts pursuant to which Delta is entitled to indemnification hereunder as such amounts are incurred.

ARTICLE VI

MISCELLANEOUS PROVISIONS

           Section 6.01 Annual Statement as to Compliance. In the event the Company succeeds Delta as the "Servicer" under the Pooling and Servicing Agreement, the Company shall use February 28(29) as the end of its fiscal year for purposes of preparing and delivering its Annual Statement of Compliance.

           Section 6.02 Annual Independent Certified Public Accountant's Reports. In the event the Company succeeds Delta as the "Servicer" under the Pooling and Servicing Agreement, the Company shall use February 28(29) as the end of its fiscal year for purposes of preparing and delivering its Annual Independent Certified Public Accountant's Report.

           Section 6.03 Amendment. This Agreement may be amended from time to time by written agreement signed by each of the parties hereto and the written consent of MBIA.

           Section 6.04 Counterparts. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original and such counterparts shall constitute but one and the same instrument.

           Section 6.05 Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

           Section 6.06 Notices. Unless otherwise provided herein, all demands, notices and direction hereunder shall be in writing and sent by overnight mail, telecopy or via e-mail and shall be deemed effective upon receipt to:

(a)	in the case of Delta, Delta Funding Corporation 1000 Woodbury Road Suite 200 Woodbury, New York 11797 Attention: Richard Blass Telephone: 516-812-8227 Facsimile: 516-364-9450

E-mail: rblass@deltafunding.com

          or such other address as may hereafter be furnished to the Company in writing.

(b)	In the case of Pooling Trustee,

          or such other address that may hereinafter be furnished by Pooling Trustee

(c)	in the case of the Company,

          or such other address as may hereafter be furnished to Delta in writing;

(d)	in the case of _____,

           Section 6.07 Survival of Representations and Warranties: Severability of Provisions. Each of the representations and warranties made herein shall survive the execution, delivery, performance and termination of this Agreement. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be held invalid for any reason whatsoever, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate in good faith to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

           Section 6.08 Successors and Assigns. The Company may not assign or transfer its rights or obligations under this Agreement without prior written consent of the parties hereto and Pooling Trustee and the Insurer; provided, however, this shall not prevent the Company in its sole judgment from delegating specific servicing obligations hereunder to, including without limitation, computer bureaus, real estate tax service companies, real estate brokers or agents, attorneys, trustees, and any other person determined by the Company as long as the Company remains responsible for any action taken or not taken by such companies, agents or representatives throughout the term of this Agreement. The provisions of this Agreement shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto.

           Section 6.09 Article and Section Headings. The article and section headings herein are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

           Section 6.10 No Partnership. Nothing herein shall be deemed or construed to create a partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor.

          IN WITNESS WHEREOF, each of the parties hereto have caused its name to be signed hereto by its respective officer thereunto duly authorized, as of ____________________, 2000.

as _____________ By: Name: Title: DELTA FUNDING CORPORATION, as Delta By: Name: Title: as _____________ By: Name: Title:

Agreed and acknowledged by _____________________,
as Insurer under the Pooling and Servicing Agreement

MBIA Insurance Corporation
as Insurer

By:
Name:
Title:

SCHEDULE 3.01(A)
TO THE AGREEMENT TO ACT AS BACKUP SERVICER
(ATTACHED)

EXHIBIT A
TO AGREEMENT TO ACT AS BACKUP SERVICER

SERVICER EXTENSION NOTICE

Name:
Address:
Attention:

Name:
Address:
Attention:

Name:
Address:
Attention:

Re:   Delta Funding Home Equity Loan Trust 199_ - ____

Dear Ladies and Gentlemen:

Reference is hereby made to the Agreement to Act as Backup Servicer dated November 22, 2000 (the "Agreement") by and between Delta Funding Corporation, Wells Fargo Bank Minnesota ("Pooling Trustee"), N.A., MBIA Insurance Corporation ("MBIA") and Countrywide Home Loans, Inc. ("the Company") Pursuant to Section 3.04 of the Agreement, MBIA (or Pooling Trustee as the case may be) hereby notifies the Company that its term as Servicer has been extended for a period, beginning on [ ], [ ] and ending on [ ], [ ].

[ ] By: Name: Title:

EXHIBIT G TO INDENTURE

ADMINISTRATION AGREEMENT

          THIS ADMINISTRATION AGREEMENT, dated as of __________, 2000 (this "Agreement"), by and among DELTA FUNDING RESIDUAL HOLDINGS TRUST 2000-2, a Delaware business trust (the "Trust"), DELTA FUNDING CORPORATION, a New York corporation ("Delta Funding"), as administrator of the Trust under this Agreement (in such capacity, an "Administrator") and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association incorporated under the laws of the United States, ("U.S. Bank") (the "Bank"), as administrator of the Trust under this Agreement (in such capacity, an "Administrator" and together with Delta Funding, the "Administrators").

W I T N E S S E T H:

           WHEREAS, the Trust is a business trust under the Delaware Business Trust Act (12 Del.C.ss.3801 et seq.) created pursuant to a Deposit Trust Agreement, dated as of ______, 2000 (the "Trust Agreement"), between Delta Funding Corporation, a Delaware corporation, as depositor (in such capacity, the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee");

           WHEREAS, the Owner Trust Certificates are being issued pursuant to the Trust Agreement and will represent the ownership of the beneficial interests in the Trust;

           WHEREAS, the Trust desires to have each Administrator perform certain duties of the Trust and the Owner Trustee under the Trust Agreement; and

           WHEREAS, each Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Trust and the Owner Trustee on the terms set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

           Section 1. Definitions. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Trust Agreement as in effect on the date hereof.

           Section 2. Duties of the Administrators.

                     (a)  Duties with Respect to the Trust Agreement.

(i) The Administrator shall perform such calculations and shall prepare for execution by the Trust, the Owner Trustee or the Certificateholders or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to the Trust Agreement, including, without limitation, pursuant to the following sections of the Trust Agreement: Sections 4.2 (with respect to the final payment on the Owner Trust Certificates), 4.3 (with respect to statements to Certificateholders), and 12.1 (with respect to transfers of Owner Trust Certificates). In accordance with the directions of the Trust or the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Agreement as are not covered by any of the foregoing provisions and as are expressly requested by the Trust or the Owner Trustee in writing and are reasonably within the capability of the Administrator. The Owner Trustee agrees to provide promptly to the Administrator any information in its possession requested by the Administrator or necessary for the Administrator to perform its duties hereunder.

(ii) The Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

(iii) So long as Delta Funding is an Administrator, Delta Funding shall perform the obligations in this subsection (a).

                     (b)   Performance of Duties.

(i) In carrying out its duties hereunder each Administrator may enter into transactions or otherwise deal with any of its Affiliates; provided, however, that the terms of any such transactions or dealings shall be in accordance with any written directions received from the Owner Trustee and shall be, in the applicable Administrator's opinion, no less favorable to the Trust than would be available from unaffiliated parties.

(ii) In carrying out any of its obligations under this Agreement, each Administrator may act either directly or through agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them. Neither Administrator shall be responsible for the actions of any such Persons appointed with due care.

                     (c)   Non-Ministerial Matters.

(i) Notwithstanding anything to the contrary herein, with respect to matters that in the reasonable judgment of the applicable Administrator are non-ministerial, such Administrator shall not be under any obligation to take any action, and in any event shall not take any action.

(ii) Notwithstanding anything to the contrary in this Agreement, neither Administrator shall be obligated to, and shall not, take any action that the Owner Trustee directs in writing that such Administrator not to take on its behalf or on behalf of the Trust.

                     (d)   Additional Information to be Furnished to the Owner Trustee. Each Administrator shall furnish to the Owner Trustee from time to time such additional information in such Administrator's possession regarding the Trust or the Trust Agreement as the Owner Trustee shall reasonably request.

           Section 3.  Records. Each Administrator shall maintain appropriate books of account and records relating to the Trust and the services performed hereunder, which books of account and records shall be accessible for inspection by the Trust and the Depositor at any time during normal business hours.

           Section 4.  Compensation. [TBD]

           Section 5.  Independence of the Administrators. For all purposes of this Agreement, each Administrator shall be an independent contractor and shall not be subject to the supervision of the Trust or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly set forth herein or otherwise authorized by the Trust, neither Administrator shall have any authority to act for or represent the Trust or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Trust or the Owner Trustee.

           Section 6.  No Joint Venture. Nothing contained in this Agreement (i) shall constitute either Administrator and the Trust, the Owner Trustee or the Depositor as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

           Section 7.  Other Activities of the Administrators. Nothing herein shall prevent either Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as a administrator for any other Person even though such Person may engage in business activities similar to those of the Trust or the Owner Trustee.

           Section 8.  Term of Agreement; Resignation and Removal of Administrators.

                     (a)  This Agreement shall continue in force until the termination of the Trust, upon which event this Agreement shall automatically terminate.

                     (b)  U.S. Bank shall not be permitted to resign from the obligations and duties hereby imposed on it, except either:

                                (i)  upon the determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; or

                                (ii)  at any time it ceases for any reason whatsoever to perform its obligations as Trustee under the Indenture, in which case U.S. Bank must resign as Administrator hereunder.

          Any determination permitting the resignation of U.S. Bank under clause (i) above shall be evidenced by an opinion of counsel to such effect delivered to the Trust; provided, however, that U.S. Bank may resign from its obligations as an Administrator hereunder at any time that it determines in its sole discretion that events have occurred which create a conflict between its duties hereunder and its duties as Trustee under the Indenture, any such determination to be evidenced by an officers' certificate of U.S. Bank to such effect.

                     (c)  Delta Funding shall not resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of Delta Funding shall be evidenced by an opinion of counsel to such effect obtained at the expense of Delta Funding and delivered to the Trust.

                     (d)   Subject to Section 8(f) of this Agreement, the Trust may remove either Administrator without cause by providing such Administrator with at least 60 days' prior written notice.

                     (e)   Subject to Section 8(f) of this Agreement, at the sole option of the Trust, either Administrator may be removed immediately upon written notice of termination from the Trust to such Administrator if any of the following events shall occur:

(i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Trust);

(ii) a court having jurisdiction in the premises shall (x) enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or (z) order the winding-up or liquidation of the Administrator's affairs; or

(iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

                     Each Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Trust, the Owner Trustee, and the other Administrator within seven days after the happening of such event.

                     (f)  No resignation or removal of U.S. Bank pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by Delta Funding (with the consent of the Owner Trustee which consent shall not be unreasonably withheld) and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

          No resignation or removal of Delta Funding pursuant to this Section shall be effective until U.S. Bank (or any successor to U.S. Bank as an Administrator hereunder) has assumed Delta Funding's duties as a successor Administrator pursuant to the terms of this Agreement as set forth below. In furtherance of the foregoing, on and after the time Delta Funding resigns or receives notice of removal under this Agreement, U.S. Bank (or any successor to U.S. Bank as an Administrator hereunder) shall be the successor in all respects to Delta Funding in its capacity as an Administrator under this Agreement and shall be subject to all the responsibilities and duties relating thereto and arising thereafter by the terms and provisions hereof.

           Section 9.  Action upon Termination, Resignation or Removal. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) of this Agreement or the resignation or removal of either Administrator pursuant to Section 8(b), 8(c), 8(d) or 8(e) of this Agreement, respectively, the Administrators, in the case of termination of this Agreement pursuant to Section 8(a), or the related Administrator, in the case of resignation or removal of such Administrator pursuant to Section 8(b), 8(c), 8(d) or 8(e) shall be entitled to be paid all reimbursable expenses accruing to it to the date of such termination, resignation or removal. Each Administrator shall forthwith upon such termination pursuant to Section 8(a) of this Agreement deliver to the Trust all property and documents of or relating to the Owner Trust Certificates or the Trust Assets then in the custody of the Administrator. In the event of the resignation or removal of either Administrator pursuant to Section 8(b), 8(c), 8(d) or 8(e) of this Agreement, such Administrator shall cooperate with the Trust and take all reasonable steps requested to assist the Trust in making an orderly transfer of the duties of such Administrator.

           Section 10.  Notices. Any notice, report or other communication given hereunder shall be in writing and addressed as follows: (a) in the case of the Trust or the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, (b) in the case of Delta Funding, 1000 Woodbury Road, Woodbury, New York 11797 Attention: Marc Miller, General Counsel; and (c) in the case of U.S. Bank 100 Wall Street, 16th Floor, New York, NY 10005, Attention: ____________________; or as to each such Person such other address as any such party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

           Section 11.  Amendments.

          This Agreement may be amended from time to time by the parties hereto.

           Section 12.  Successors and Assigns. This Agreement may not be assigned by either Administrator unless such assignment is previously consented to in writing by the Trust. An assignment with such consent, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the applicable Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by either Administrator without the consent of the Trust or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the business of the Administrator; provided, however, that such successor organization executes and delivers to the Trust and the Owner Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as such Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of such parties hereto.

           Section 13.  Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           Section 14.  Headings. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

           Section 15. Counterparts. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

           Section 16.  Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

           Section 17. Limitation of Liability.

           Notwithstanding anything contained herein to the contrary, this instrument has been executed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Trust and in no event shall Wilmington Trust Company in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

DELTA FUNDING RESIDUAL HOLDINGS
TRUST 2000-2,

By: WILMINGTON TRUST COMPANY,
not in its individual capacity
but solely as Owner Trustee

By:
       Name:
       Title:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Administrator

By:
       Name:
       Title:

DELTA FUNDING CORPORATION,
as Administrator

By:
       Name:
Title:

EXHIBIT H TO INDENTURE

DEPOSIT TRUST AGREEMENT

dated as of ______, 2000

between

DF SPECIAL HOLDINGS CORPORATION
as Depositor,

and

WILMINGTON TRUST COMPANY,
as Owner Trustee

DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

ARTICLE II

AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS; DECLARATION
OF BUSINESS TRUST BY THE BANK

SECTION 2.1 Declaration of Business Trust by the Bank	11
SECTION 2.2 Transfer of Trust Estate to Owner Trustee	12
SECTION 2.3 Authority to Execute and Perform Various Documents	13
SECTION 2.4 Execution and Delivery of Owner Trust Certificates	14
SECTION 2.5 Activities of the Trust	15

ARTICLE III

ESTABLISHMENT OF TRUST ACCOUNTS

SECTION 3.1 Establishment of Certificate Account	16
SECTION 3.2 Permitted Withdrawals From the Trust Accounts	17
SECTION 3.3 Transfer to and from the Cash Collateral Account	17
SECTION 3.4 Investment of Cash Collateral Account	18

ARTICLE IV

RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE TRUST ESTATE

SECTION 4.1 Released Certificates	18
SECTION 4.2 Payments	19
SECTION 4.3 Statements to Certificateholders	20
SECTION 4.4 Access to Certain Documentation and Information	21
SECTION 4.5 Compliance with Withholding Requirements	21

ARTICLE V

DUTIES OF THE OWNER TRUSTEE

SECTION 5.1 Notice of Certain Events; Action by the Owner Trustee	22
SECTION 5.2 Distribution of Reports	22
SECTION 5.3 Action Required Only if Owner Trustee is Indemnified	22
SECTION 5.4 No Duties Except as Specified in Agreement or Instructions	22

ARTICLE VI

THE OWNER TRUSTEE

SECTION 6.1 Acceptance of Trust and Duties	23
SECTION 6.2 Limited Representations or Warranties of the Owner Trustee	24
SECTION 6.3 Certain Duties and Responsibilities	25
SECTION 6.4 Reliance; Advice of Counsel	26
SECTION 6.5 Books and Records; Tax Election	26

ARTICLE VII

COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION OF THE OWNER TRUSTEE

SECTION 7.1 Compensation of the Owner Trustee	27
SECTION 7.2 Reimbursement and Indemnification of the Owner Trustee	27
SECTION 7.3 Not Obligations of the Trust	28

ARTICLE VIII

TERMINATION OF AGREEMENT

SECTION 8.1 Termination	28
SECTION 8.2 Further Assurances by the Owner Trustee upon Termination	29
SECTION 8.3 Insolvency of a Certificateholder	29

ARTICLE IX

SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES AND SEPARATE OWNER TRUSTEES

SECTION 9.1 Resignation of the Owner Trustee; Appointment of Successor	29
SECTION 9.2 Co-Trustees and Separate Trustees	30

ARTICLE X

SUPPLEMENTS AND AMENDMENTS

SECTION 10.1 Supplements and Amendments	31
SECTION 10.2 Additional Amendment Provisions	31

ARTICLE XI

REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR

SECTION 11.1 Representations and Warranties of the Depositor	32
SECTION 11.2 Accrued Interest, Etc.	33
SECTION 11.3 Additional Covenants of the Depositor	34

ARTICLE XII

TRANSFER OF OWNER TRUST CERTIFICATES

SECTION 12.1 Registration of Transfer and Exchange of Owner Trust Certificates	34
SECTION 12.2 Mutilated, Destroyed, Lost or Stolen Owner Trust Certificates	36
SECTION 12.3 Persons Deemed Owners	37
SECTION 12.4 Access to Names and Addresses	37
SECTION 12.5 Actions of Certificateholders and Others	37

ARTICLE XIII

MISCELLANEOUS

SECTION 13.1 No Legal Title to Trust Estate in the Certificateholders	38
SECTION 13.2 Reserved	38
SECTION 13.3 Action by the Owner Trustee is Binding	39
SECTION 13.4 Limitation on Rights of Others	39
SECTION 13.5 Notices	39
SECTION 13.6 Severability	39
SECTION 13.7 Limitation on the Depositor's and the Certificateholder's Respective Liability	39
SECTION 13.8 Separate Counterparts	40
SECTION 13.9 Successors and Assigns	40
SECTION 13.10 Headings	40
SECTION 13.11 Governing Law	40
SECTION 13.12 Administration of Trust	40
SECTION 13.13 Performance by the Depositor or the Administrators	40
SECTION 13.14 No Implied Waiver	41
SECTION 13.16 References	41
SECTION 13.17 Tax Matters	41

Schedule I Exhibit A Exhibit B-1 Exhibit B-2 Exhibit C Exhibit D Exhibit E	- - - - -	Schedule of Underlying Certificates

Form of Owner Trust Certificate

Form of Transferor Certificate

Form of Transferee Certificate

Form of Certificate of Trust

Compliance Certification

Release Certification

DEPOSIT TRUST AGREEMENT

           THIS DEPOSIT TRUST AGREEMENT, dated as of _______, 2000 (the "Agreement"), by and between DF SPECIAL HOLDINGS CORPORATION, a Delaware corporation, as depositor (in such capacity, the "Depositor") and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the "Owner Trustee").

W I T N E S S E T H:

           WHEREAS, the Depositor desires to form the trust to be created hereby (the "Trust") for the purpose of (i) accepting from or on behalf of the Depositor from time to time the Underlying Certificates (as defined herein), and holding for the benefit of the holders of the Owner Trust Certificates (the "Holders" or "Certificateholders") the Trust Estate (as defined herein), (ii) issuing certificates evidencing the entire beneficial ownership interest in the Trust (such certificates, the "Owner Trust Certificates"), (iii) releasing from time to time certain of the Underlying Certificates or other assets in the Trust Estate and (iv) engaging in certain activities incidental to the foregoing; and

           WHEREAS, Wilmington Trust Company, a Delaware banking corporation, is willing to act as owner trustee hereunder (in its individual capacity, the "Bank", and solely in its capacity as owner trustee hereunder, with its successors in interest in such capacity and its permitted assigns, the "Owner Trustee") and to accept the Trust created hereby.

           NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

           All capitalized terms used herein and not otherwise defined, unless the context otherwise requires, shall have the meanings set forth below.

           "Administration Agreement" shall mean the Administration Agreement, dated as of the date of the Indenture, between the Trust and the Administrators, pursuant to which the Administrators shall perform various obligations of the Trust and the Owner Trustee under this Agreement.

           "Administration Agreements" shall have the meaning assigned such term in the Indenture.

          "Administrators" shall mean the Persons acting as an "Administrator" from time to time under the Administration Agreement, which initially shall be Delta Funding and U.S. Bank Trust National Association.

           "Affiliate" shall mean, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the meaning of "control".

           "Agent" shall mean any agent or attorney of the Owner Trustee or the Trust appointed to execute one or more of the trust or powers hereunder, and shall include the Administrators.

           "Agreement" shall mean this Deposit Trust Agreement, as the same may be amended or supplemented from time to time.

          "Applicant" shall have the meaning specified in Section 12.4(a) of this Agreement. "Back-Up Servicing Agreement" shall mean the agreement to be entered into, pursuant to the Indenture, between the Company and a nationally recognized back-up servicer, as such agreement may be amended, modified or supplemented from time to time.

           "Bank" shall have the meaning assigned to that term in the preamble above.

           "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or obligated by law or executive order to be closed.

           "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss. 3801 et seq. as the same may be amended or supplemented from time to time.

           "Cash Collateral Account" shall mean the Eligible Account established pursuant to Section 3.1(b) of this Agreement.

           "Cash Escrow Account" shall mean the cash escrow account established by an escrow agreement of even date with the Indenture into which Delta Financial Corporation shall deposit funds to pay accrued interest on the Notes pursuant to Section 4.24 of the Indenture.

           "Certificate Account" shall mean the segregated trust account established in the name of the Owner Trustee pursuant to Section 3.1(a) of this Agreement.

           "Certificateholder" or "Holder" shall mean, with respect to any Owner Trust Certificate, the Person in whose name such Owner Trust Certificate is registered on the Certificate Register. Initially, the Depositor shall be the sole Holder of all the Owner Trust Certificates.

           "Certificateholder Funds" shall mean, with respect to any Payment Date, an amount equal to all amounts on deposit in the Certificate Account as of the commencement of business on such Payment Date, net of (i) any amounts payable or reimbursable to the Owner Trustee from the Certificate Account pursuant to Section 7.2 hereunder and (ii) any amounts deposited in the Certificate Account in error.

           "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit C to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

           "Certificate Register" and "Certificate Registrar" shall mean the register of Owner Trust Certificates maintained, and the registrar appointed, respectively, pursuant to Section 12.1.

           "Certificate Schedule" shall mean the schedule of Underlying Certificates which shall include the following information with respect to each Underlying Certificate:

1.	the series, class and percentage interest;

2.	the identity of the related Underlying Agreement; and

3.	the Value as of the Closing Date or the related Transfer Date, as applicable.

           "Collateral Agent" shall mean the Person acting in the role of agent under the Pledge Agreement which, as of the date hereof is U.S. Bank Trust National Association.

           "Collateral Agreements" means, collectively the Pledge Agreements, the Security Agreement, the Escrow Agreement and any other document or instrument executed or delivered in connection with any of the foregoing, in each case, as the same may be in force from time to time.

           "Collateral Test" shall mean (i) the aggregate Value of the Underlying Certificates, which are eligible to be counted toward the Minimum Senior Residual Amount (as that term is defined in and) as provided in Sections 4.17, 4.19 and 4.27 of the Indenture and the amount of the Trust Account Property held in the Trust and in Delta Funding Residual Holding Trust 2000-2 at least equals the applicable amount:

Time Period	Minimum Applicable Amount
From the Issue Date of the Notes to September 29, 2001

From September 30, 2001 to September 29, 2002

From September 30, 2002 to September 29, 2003

From and after September 30, 2003 until the Notes are paid in full.	$165,000,000 $170,000,000 $175,000,000 $200,000,000

and (ii) the aggregate Value of Senior Residuals, which are eligible to be counted toward the Minimum Senior Residual Amount as provided in Sections 4.17, 4.19 and 4.27 of the Indenture, constituting a portion of the trust estates of the Collateral Trusts shall not be less than the Minimum Senior Residual Amount.

        For the purposes of the Collateral Test, residual receivables arising from net interest margin securities transactions (“NIMS”) shall be deemed to be Senior Residuals when the outstanding principal amount of all other securities issued in such NIMS is equal to or less than 20% of the aggregate original principal amount of such securities when originally issued.

           "Collateral Trusts" shall mean the Trust and Delta Funding Residual Holding Trust 2002, a Delaware business trust formed pursuant to the Deposit Trust Agreement, dated as of the date of the Indenture, between Delta Funding, as depositor, and Wilmington Trust Company, as owner trustee.

           "Code" shall mean the Internal Revenue Code of 1986, as amended.

           "Compliance Certificate" shall mean a certificate by the Depositor as to compliance with the Collateral Test in the form of Exhibit D attached hereto.

           "Corporate Trust Office" shall mean the principal corporate trust office of the Owner Trustee at which, at any particular time, its corporate trust business with respect to this Agreement is administered, which office at the date hereof is located at the address of the Owner Trustee set forth in Section 13.5.

           "Default" shall have the meaning assigned such term in the Indenture.

           "Delta Funding" shall mean Delta Funding Corporation, a New York corporation, and its successors in interest.

           "Depositor" shall mean DF Special Holdings Corporation, a Delaware corporation, and its successors in interest.

           "Eligible Account" shall mean a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by a Rating Agency and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of A or equivalent by a Rating Agency, and which is any of (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws, (D) a principal subsidiary of a bank holding company; or (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

          “Eligible Investments” shall mean or more of the following (excluding any callable investments purchased at a premium):

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided that such obligations are backed by the full faith and credit of the United States;

(ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, provided that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by a Rating Agency in its highest short-term rating category (which is "A-1+" for S&P, "P-1" for Moody's, and "F-1+" for Fitch);

(iii) certificates of deposit, time deposits and bankers’ acceptances (which, if Moody’s is the relevant Rating Agency, shall each have an original maturity of not more than 90 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by a Rating Agency in its highest unsecured short-term debt rating category;

(iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by a Rating Agency in its highest short-term rating categories;

(v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by a Rating Agency in its highest rating category of long term unsecured debt; and

(vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of either "AAA" by S&P, "AAA" by Fitch, or "Aaa" by Moody's;

provided that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; provided, further, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

           "Eligible Trustee" shall mean a bank (within the meaning of Section 2(a)(5) of the Investment Company Act) that meets the requirements of Section 26(a)(1) of the Investment Company Act, that is not an Affiliate of the Depositor or an Affiliate of any Person involved in the organization or operation of the Depositor, that is organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, that is authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, that has a combined capital and surplus and undivided profits of at least $100,000,000 and that is subject to supervision or examination by federal or state authority. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this definition the combined capital, surplus and undivided profits of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

           "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

           "Escrow Agreement" means that certain Escrow Agreement, dated the date of the Indenture, between Delta Financial Corporation and the Indenture Trustee, as such agreement may be amended, modified or supplemented from time to time.

           "Event of Default" shall have the meaning assigned to such term in the Indenture.

           "Fitch" shall mean Fitch Inc. and its successors in interest.

           "Governmental Authority" shall mean any government, or any commission, authority, board, agency, division, subdivision or any court or tribunal of the government, of the United States of America or of any state, territory, city, municipality, county or town thereof or of the District of Columbia, or of any foreign jurisdiction, including the employees or agents thereof.

           "Indenture" shall mean that certain indenture, dated as of ____, 2000, by and among Delta Financial Corporation, as issuer, and each of Delta Funding Corporation, a New York Corporation, DF Special Holdings Corporation, a Delaware corporation, DFC Financial Corporation, a Delaware corporation, Fidelity Mortgage, Inc., a Delaware Corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, and the Collateral Trusts, as subsidiary guarantors, and the Indenture Trustee, pursuant to which the Notes are being issued, as the same may be from time to time supplemented or amended.

           "Indenture Trustee" shall mean U.S. Bank Trust National Association, a New York banking corporation, in its capacity as trustee under the Indenture, or its successor in interest, or any successor trustee appointed as provided in the Indenture.

           "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

           "IRS" shall mean the Internal Revenue Service.

           "Issue Date" shall mean the date of the Indenture, which is the date of first issuance of the Notes under the Indenture.

           "Liabilities" shall have the meaning specified in Section 7.2(b) of this Agreement.

           "Lien" shall mean any lien, pledge, encumbrance or security interest on or in any particular asset or property.

           "Minimum Senior Residual Amount" shall mean $150,000,000; provided, however, that if $7,125,000 is deposited in the Cash Escrow Account prior to the third anniversary of the Issue Date, the Minimum Senior Residual Amount shall be $112,500,000 until the third anniversary of the Issue Date.

           "Moody's" shall mean Moody's Investor Service, Inc. and its successors in interest.

           "Noteholder" or "Holder" shall mean those Persons holding the Notes from time to time as shown on the Note Register maintained under the Indenture.

           "Notes" shall mean the 9 1/2% Senior Secured Notes of Delta Financial Corporation due August 1, 2004 (referred to in the Indenture as the "Senior Notes").

           "Officer's Certificate" shall mean a certificate signed on behalf of the applicable entity by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, or, another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           "Operative Agreements" shall mean, collectively, this Agreement, the Owner Trust Certificates, the Administration Agreement, the Underlying Agreements and the Underlying Certificates, as each of them may, from time to time, be amended or supplemented.

           "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be employees or other counsel for the Depositor which are reasonably acceptable to the Owner Trustee. The cost of such opinion shall be born by the Certificateholders.

           "Owner Trust Certificates" shall mean the certificates issued hereunder evidencing beneficial ownership interests in the Trust.

           "Owner Trustee" shall have the meaning assigned to that term in the preamble above.

           "Owner Trustee Fee" shall mean $4,000 initially and $6,750 annually.

           "Ownership Interest" shall mean as to any Owner Trust Certificate, any ownership or security interest in such Owner Trust Certificate, including any interest in such Owner Trust Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

           "Payment Date" shall mean the [first] Business Day following any Underlying Distribution Date of each month, commencing in __________ 2000.

           "Percentage Interest" shall mean, with respect to any Owner Trust Certificate, the percentage interest of beneficial ownership in the Trust evidenced by such Owner Trust Certificate as specified on the face thereof.

           "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, estate, trust, unincorporated organization or government or any agency or political subdivision thereof.

           "Plan" shall have the meaning specified in Section 12.1(c) of this Agreement.

           "Pledge Agreement" shall mean that certain Pledge Agreement dated as of the date of the Indenture between DF Special Holdings Corporation, as pledgor, and U.S. Bank Trust National Association, as trustee and collateral agent, relating to the Owner Trust Certificates in the Trust, as such agreement may be amended, modified or supplemented.

           "Pledge Agreements" shall mean any of those certain Pledge Agreements dated as of the date of the Indenture, as such agreements may be amended, modified or supplemented from time to time.

           "QIB" shall mean a "qualified institutional buyer" within the meaning Rule 144A under the Securities Act.

           "Rating Agency" shall mean any of Fitch, Moody's or S&P.

           "Record Date" shall mean, with respect to the Owner Trust Certificates for any Payment Date, the last Business Day of the month immediately preceding such Payment Date. For the first Payment Date, the Record Date shall be the Closing Date.

           "Registration Rights Agreement" means that certain Registration Rights Agreement, dated the date of the Indenture, between Delta Financial Corporation and ChaseMellon Shareholder Services, L.L.C., as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

           "Related Agreements" means this Agreement, that certain Deposit Trust Agreement, dated as of the date of the Indenture, by and between Delta Funding Corporation and Wilmington Trust Company relating to Delta Funding Residual Holding Trust 2000-2, the Warrant Agreement, the Registration Rights Agreement, the Administration Agreements, the Collateral Agreements and the Back-up Servicing Agreement.

           "Release Certification" shall mean the certification by the Depositor in connection with the release of (i) any Underlying Certificates or (ii) amounts in the Cash Collateral Account pursuant to Section 4.1 or 3.3, respectively, in the form attached as Exhibit F hereto.

           "Released Certificates" shall mean the Underlying Certificates that are the subject of a Release Certification.

           "Responsible Officer" shall mean any officer of the Owner Trustee customarily performing functions with respect to corporate trust matters and having direct responsibility for the administration of this Agreement and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

           "S&P" shall mean Standard & Poor's Rating Service and its successors in interest

           "SEC" shall mean the Securities and Exchange Commission.

           "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

           "Security Agreement" means that certain Security Agreement, by and among Delta Financial Corporation, a Delaware corporation, and each of Delta Funding Corporation, a New York corporation, DF Special Holdings Corporation, a Delaware corporation, Fidelity Mortgage, Inc., a Delaware corporation, DFC Financial Corporation, a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, in favor of U.S. Bank Trust National Association, as trustee, dated as of the date of the Indenture, as such agreement may be amended, modified or supplemented from time to time.

           "Senior Residual" shall mean (i) an asset-backed certificate the cashflow on which is not subordinated except as provided in the related pooling and servicing agreement and (ii) an owner trust certificate from and after the time the principal amount of securities issued by the trust the ownership of which is evidenced by such owner trust certificate is reduced to 20% or less of the principal amount of such securities on the date of issuance thereof.

           "Subsidiary Guarantee" shall have the meaning assigned to such term in the Indenture.

           "Tax Return" shall have the meaning specified in Section 6.5 of this Agreement.

           "Transfer" shall mean any direct or indirect transfer or other form of assignment of any Owner Trust Certificate.

           "Transfer Date" shall mean each date after the Closing Date on which Underlying Certificates become part of the Trust Estate.

           "Trust" shall mean the trust established under this Agreement.

           "Trust Account" or "Trust Accounts" shall mean either or both of the Cash Collateral Account or the Certificate Account, as the context requires.

           "Trust Account Property" shall mean the Trust Accounts, all amounts held from time to time in the Trust Accounts, and all proceeds of the foregoing.

           "Trust Estate" shall mean the corpus of the trust created as of the Closing Date and to be administered hereunder, consisting of (i) all the right, title and interest of the Depositor in and to the Underlying Certificates and all distributions thereon after the Closing Date or Transfer Date, as applicable, and in and to the Underlying Agreements, (ii) the Trust Account Property, (iii) the rights of the Trust to enforce remedies against the Administrators under the Administration Agreement, and against the Depositor under this Agreement, (iv) all present and future claims, demands, causes and chooses in action in respect of the foregoing, including the rights of the Trust under the Underlying Certificates and the Underlying Agreements, and (v) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing.

           "Underlying Agreements" shall mean as of any date of determination any or all of the pooling and servicing agreements and/or trust agreements pursuant to which the Underlying Certificates, other than any Released Certificates, were issued.

           "Underlying Certificates" shall mean as of any date of determination, any or all of the asset-backed certificates and/or owner trust certificates at the time held as part of the Trust Estate as set forth in the Certificate Schedule maintained with the Owner Trustee.

           "Underlying Distribution Date" shall mean, with respect to each Underlying Certificate, the monthly date on which payments are made to the registered holder of such Underlying Certificate in accordance with the applicable Underlying Agreement.

           "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

           "Warrant Agreement" means that certain Warrant Agreement, dated the date of the Indenture, between Delta Financial Corporation and ChaseMellon Shareholder Services, L.L.C., as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

           "Value" shall mean with respect to any Underlying Certificate the book value thereof determined in accordance with generally accepted accounting principles consistently applied but using a discount rate of 12% in the case of an Underlying Certificate that is a Senior Residual and 18% in the case of any other Underlying Certificate.

ARTICLE II

AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS;
DECLARATION OF BUSINESS TRUST BY THE BANK

           SECTION 2.1 Declaration of Business Trust by the Bank.

           The Trust will be known as "Delta Funding Residual Holding Trust 2000-1," in which name the Owner Trustee may conduct the affairs of the Trust. The Bank is hereby appointed to hold and agrees to hold the Trust Estate as Owner Trustee in trust upon the terms and conditions and for the use and benefit of the Certificateholders as herein set forth.

           It is the intention of the parties hereto that the trust created by this Agreement constitute a "business trust" under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. This Declaration of Business Trust is not intended to create a partnership, a joint-stock association, a "taxable mortgage pool" or any association taxable as a corporation for federal income tax purposes. Prior to or as of the date hereof, the Owner Trustee shall file the Certificate of Trust in the office of the Secretary of State of the State of Delaware. Effective as of the date hereof, the Owner Trustee shall have all the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

           SECTION 2.2 Transfer of Trust Estate to Owner Trustee.

           (a) Effective as of the date hereof, the Depositor does hereby assign, transfer, and otherwise convey to, and deposit with, the Trust, the initial Underlying Certificates identified on the Certificate Schedule, such conveyance to be made in exchange for the Owner Trust Certificates. Such assignment includes, without limitation, all amounts payable to, and all rights of, the holder of the Underlying Certificates after the Closing Date pursuant to the Underlying Agreements. The Depositor also shall deliver on such date to the Owner Trustee a copy of the Indenture, the Pledge Agreement and any documents the Trust signs or is bound by (e.g. the Collateral Agreements, the Indenture, the Related Agreements and the Subsidiary Guarantees).

           (b) From time to time during the term of this Agreement the Depositor may assign, or cause to be assigned, to the Trust additional Underlying Certificates. Any such conveyance shall be either a contribution by the Depositor to the capital of the Trust or a sale. Each such assignment shall include, without limitation, all amounts payable to, and all rights of, the holder of the related Underlying Certificates after the applicable Transfer Date pursuant to the related Underlying Agreements. On each Transfer Date, the Depositor shall revise the Certificate Schedule to reflect the additional Underlying Certificates and deliver such revised schedule to the Owner Trustee, with a copy to the Collateral Agent.

           (c) In connection with each transfer and assignment, the Depositor shall deliver or cause to be delivered to, and deposit or cause to be deposited with, the Trust each of the following documents or instruments relating to each Underlying Certificate:

(i) such Underlying Certificate, duly endorsed in the name of “Delta Funding Residual Holding Trust 2000-1,” together with all documentation and opinions required under the related Underlying Agreement to obtain a duly issued and authenticated physical certificate registered in such name;

(ii) a copy (which may be on electronic media) of the Underlying Agreement; and

(iii) all other items relating to the foregoing as reasonably requested by the Owner Trustee.

           (d) The conveyance of the Trust Estate as contemplated hereby is absolute and is intended by the parties to constitute a sale or contribution of the Underlying Certificates and all other assets constituting the Trust Estate by the Depositor to the Trust. It is, further, not intended that any such conveyance be deemed a pledge of security for a loan. If any such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trust a first priority perfected security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Estate, including, without limitation, the Underlying Certificates and all payments thereon from and after the Closing Date or Transfer Date, as applicable, (iii) the possession by the Owner Trustee on behalf of the Trust or its agent of the Underlying Certificates and such other items of property as constitute instruments, money, negotiable documents or chattel paper, shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Owner Trustee on behalf of the Trust for the purpose of perfecting such security interest under applicable law. The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Underlying Certificates and the other assets of the Trust Estate, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the life of this Agreement. In connection therewith, the Depositor shall file or cause to be filed financing statements under the Uniform Commercial Code with respect to the Trust Estate.

           (e) The Owner Trustee hereby acknowledges the receipt by it of the Trust Estate, and declares that it holds and will hold the Trust Estate and that it holds and will hold all other assets and documents to be included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

           (f) Except as expressly provided in Section 8.1, neither the Depositor nor any Certificateholder shall be able to revoke the Trust established hereunder.

           SECTION 2.3 Authority to Execute and Perform Various Documents.

           The Trust shall have the power and authority, and the Owner Trustee on behalf of the Trust or, in the case of tax administration matters, its Agent, is hereby authorized: (i) to execute and deliver the Operative Agreements to which the Trust is a party, all other agreements, documents, instruments and certificates contemplated to be executed and delivered by the Trust pursuant to any of the Operative Agreements, the Collateral Agreements, the Related Agreements and the Subsidiary Guarantees or the Indenture; (ii) to execute, authenticate and deliver the Owner Trust Certificates to the Depositor; (iii) to take whatever action shall be required to be taken by the Trust by the terms of, and exercise its rights and perform its duties under, each of the documents, agreements, instruments and certificates referred to in clauses (i) and (ii) above as set forth in such documents, agreements, instruments and certificates; and (iv) subject to the terms of this Agreement, to take such other action in connection with the foregoing as the Certificateholders may from time to time direct; provided, however, that the Owner Trustee shall have no duty to perform the obligations of the Trust except as expressly set forth in this Agreement.

           SECTION 2.4 Execution and Delivery of Owner Trust Certificates.

           (a) The Owner Trustee shall, on the date hereof, execute and cause to be authenticated and delivered to and upon the order of the Depositor, the Owner Trust Certificates in authorized denominations evidencing the entire beneficial ownership of the Trust. The rights of the Certificateholders to receive distributions from the proceeds of the Trust in respect of the Owner Trust Certificates shall be as set forth in this Agreement.

           (b) The Owner Trust Certificates will be substantially in the form attached hereto as Exhibit A; provided, however, that any of the Owner Trust Certificates may at the request of the Depositor be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Owner Trust Certificates are admitted to trading, or to conform to general usage.

           (c) Each Owner Trust Certificate may be printed or in typewritten or similar form, and each Owner Trust Certificate shall, upon original issue and at the direction of the Depositor, be executed by the Trust and authenticated by the Certificate Registrar and delivered to or upon the order of the Depositor. All Owner Trust Certificates shall be executed by manual or facsimile signature on behalf of the Trust by an authorized officer of the Owner Trustee, not individually, but solely as Owner Trustee hereunder. Owner Trust Certificates bearing the signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Owner Trust Certificates or did not hold such offices at the date of such Owner Trust Certificates. No Owner Trust Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Owner Trust Certificate a certificate of authentication in the form set forth on the signature page of the form of Owner Trust Certificates attached as Exhibit A, executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Owner Trust Certificate shall be conclusive evidence, and the only evidence, that such Owner Trust Certificate has been duly authenticated and delivered hereunder. All Owner Trust Certificates shall be dated the date of their authentication.

           SECTION 2.5 Activities of the Trust.

           It is the intention of the parties hereto that the Trust shall not engage in any business or activities other than in connection with, or relating to, the purposes specified in Section 2.3. The operations of the Trust will be conducted in accordance with the following standards (and the Depositor hereby agrees to use its best efforts to cause the operations of the Trust to be conducted in accordance herewith):

(i) The Trust will observe all procedures required by this Agreement.

(ii) Except as otherwise provided in Sections 5.1 and 5.4, the business and affairs of the Trust will be managed by or under the direction of the Owner Trustee. Except as otherwise expressly provided in this Agreement, the Depositor will have no authority to act for, or to assume any obligation or responsibility on behalf of, the Trust. The Administrators may act on behalf of the Owner Trustee solely as provided in the Administration Agreement (which Administration Agreement may not be amended except with consent of the Collateral Agent.)

(iii) Any books and records of accounts and minutes of the meetings and other proceedings of the trustees of the Trust shall be kept by the Owner Trustee or the Administrators, as the case may be, separate from those of the Depositor or any subsidiary, Affiliate or separate account of the Depositor. Any such resolutions, agreements and other instruments will be continuously maintained by the Administrators as official records of the Trust.

(iv) Each of the Depositor and the Trust will provide for its own operating expenses and liabilities from its own funds. General overhead and administrative expenses of the Trust will not be charged or otherwise allocated to the Depositor (except indirectly, insofar as the Depositor owns the Owner Trust Certificates) and such expenses of the Depositor will not be charged or otherwise allocated to the Trust.

(v) The Trust will conduct its business under names or tradenames so as not to mislead others as to the identity of the Trust. Without limiting the generality of the foregoing, all oral and written communications, including letters, invoices, contracts, statements and applications will be made solely in the name of the Trust if related to the Trust. The Depositor and the Trust each will have separate stationery and other business forms.

(vi) Other than the Subsidiary Guarantees, the Trust shall not assume or incur any liability for borrowed money, there will be no guarantees made by the Trust, and the Trust shall not permit, suffer to exist or incur any liens on the Trust Estate (other than as provided in Section 7.2(d)), with respect to obligations of the Depositor or its Affiliates or any Person. The Trust shall not engage in any respect in either borrowings or loans between the Trust and the Depositor or its Affiliates or any Person.

(vi) The Trust will act solely in its name and through its or the Owner Trustee’s duly authorized officers or agents in the conduct of its business. The Trust will not: (A) operate or purport to operate as an integrated, single economic unit with respect to the Depositor or any other affiliated or unaffiliated entity; (B) seek or obtain credit or incur any obligation to any third party based upon the assets of the Depositor; or (C) induce any such third party to reasonably rely on the creditworthiness of the Depositor or any other affiliated or unaffiliated entity.

(vii) The Trust will maintain its principal place of business in the State of Delaware.

(ix) The Trust and the Depositor shall keep separate their respective funds and other assets and shall not commingle such funds and other assets with those of any other Affiliates thereof.

(x) If and to the extent applicable, the Trust will prepare financial statements of the Trust that are separate from those of the Depositor and any other Affiliates (although it may be presented as part of the consolidated financial statements of an Affiliate).

(xi) The Trust will not engage in any transaction with an Affiliate on any terms other than would be obtained in an arm’s-length transaction with a non-Affiliate.

ARTICLE III

ESTABLISHMENT OF TRUST ACCOUNTS

           SECTION 3.1 Establishment of Trust Accounts.

           (a)    The Owner Trustee, for the benefit of the Certificateholders, shall establish with the Owner Trustee and maintain a non-interest bearing trust account (the "Certificate Account"), entitled "Delta Funding Residual Holding Trust 2000-1 Owner Trust Certificate Account" and held in trust by the Owner Trustee for the benefit of the Certificateholders. The foregoing requirements for the establishment of the Certificate Account shall be exclusive.

           (b)    The Depositor shall establish and maintain a separate trust account (the "Cash Collateral Account") entitled "Delta Funding Residual Holding Trust 2000-1 Cash Collateral Account." The Cash Collateral Account shall be an Eligible Account with respect to which the Owner Trustee or its Agent, other than the Depositor or any Affiliate thereof, shall have the sole right of withdrawal. The Depositor shall give the Owner Trustee prior written notice of the location of the Cash Collateral Account.

           SECTION 3.2 Permitted Withdrawals From the Trust Accounts.

           The Owner Trustee may from time to time withdraw or cause the withdrawal of funds from the Trust Accounts for the following purposes:

(i) to reimburse or indemnify the Owner Trustee for expenses and other liabilities incurred by and reimbursable to the Owner Trustee, pursuant to Section 7.2 hereunder, except as otherwise provided in such section and to pay or make reasonable provision for the payment of all other liabilities of the Trust;

(ii) to make payments on the Owner Trust Certificates in the amounts and in the manner provided for in Section 4.2 hereunder;

(iii) to transfer amounts from the Certificate Account to the Cash Collateral Account as provided in Section 4.2(a);

(iv) to make payments from the Cash Collateral Account as provided in Section 3.3(b);

(v) to clear and terminate the Trust Accounts upon the termination of this Agreement;

(vi) to return to the appropriate Person any amounts remitted by such Person to the Owner Trustee in error; and

(vii) to make payments to the Indenture Trustee as provided in Section 4.2(d).

           SECTION 3.3 Transfers to and from the Cash Collateral Account.

           (a)    From time to time the Depositor may deposit, or cause to be deposited, amounts into the Cash Collateral Account. Amounts so deposited shall be invested in Eligible Investments as provided in Section 3.4 and shall be retained therein until released as provided in Section 3.3(b).

           (b)     Upon satisfaction of the conditions to a release from the Cash Collateral Account as set forth in the Release Certification, and subject to the provisions of Section 4.2(d), the Depositor may from time to time deliver to the Owner Trustee, with a copy to the Collateral Agent, a Release Certification and, upon receipt thereof, the Owner Trustee shall cause the institution maintaining the Cash Collateral Account to withdraw the amount specified therein and to pay such amount to or to the order of the Depositor. Upon such payment, such amount shall no longer be part of the Trust Estate.

           SECTION 3.4 Investment of Cash Collateral Account.

           (a)    All or a portion of the Cash Collateral Account shall be invested and reinvested, as directed in writing by the Depositor, in one or more Eligible Investments bearing interest or sold at a discount. If the Depositor does not provide investment directions, the Owner Trustee shall cause the investment in Eligible Investments described in paragraph (vi) of the definition of Eligible Investments. [No such investment shall mature later than the Business Day immediately preceding the next Payment Date.]

           (b)     If any amounts are needed for disbursement from the Cash Collateral Account and sufficient uninvested funds are not available to make such disbursement, the Owner Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Owner Trustee shall not be liable for any investment loss or other charge resulting therefrom.

           (c)    All net income and gain realized from investment of, and all earning on, funds deposited in the Cash Collateral Account shall remain on deposit therein until released as provided in Section 3.3(b). Any loss incurred in respect of any Eligible Investment shall be charged to the Cash Collateral Account.

ARTICLE IV

RECEIPT, DISTRIBUTION AND APPLICATION
OF INCOME FROM THE TRUST ESTATE

           SECTION 4.1 Released Certificates.

           Upon satisfaction of the conditions to release as set forth in the Release Certification, from time to time, the Depositor may deliver to the Owner Trustee and the Administrators, with a copy to the Collateral Agent, a Release Certification with respect to specified Underlying Certificates, together with such documentation as is required under the related Underlying Agreements to be provided by the transferor. Upon receipt of such certification and documents, the specified Underlying Certificates shall become Released Certificates which are not part of the Trust Estate and the Owner Trustee shall endorse the applicable Released Certificates on behalf of the Trust, execute the transfer documentation provided by the Depositor and deliver such certificates and documentation to or to the order of the Depositor. At such time, the Depositor also shall amend the Certificate Schedule and deliver it to the Owner Trustee.

           SECTION 4.2 Payments.

           (a)    On each Underlying Distribution Date on which amounts are distributed to the Trust, the Owner Trustee shall deposit such amounts into the Certificate Account. On each Payment Date, the Owner Trustee (or its Agent other than the Depositor or any Affiliate) shall withdraw from the Certificate Account all Certificateholder Funds then on deposit therein, and the Owner Trustee (or its Agent) shall, subject to Section 4.2(d), either (i) pay such Certificateholder Funds to the Certificateholders if, as shown on the most recent Compliance Certification or Release Certification, the Collateral Test was satisfied or (ii) otherwise transfer such funds to the Cash Collateral Account.

           (b)     All distributions of the Certificateholder Funds on any Payment Date shall be allocated pro rata among the Owner Trust Certificates based upon their respective Percentage Interests. Payments to the Certificateholders on each Payment Date will be made to the Certificateholders of record on the related Record Date. Payments to any Certificateholder on any Payment Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Owner Trustee in writing of its wiring instructions at least five Business Days prior to the related Record Date, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final payment on each Owner Trust Certificate will be made in like manner, but only upon presentment and surrender of such Owner Trust Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final payment.

           (c)    Whenever the Owner Trustee is notified that the final payment with respect to the Owner Trust Certificates will be made on the next Payment Date, but only following or upon a termination of the Trust in accordance with Section 8.1, the Owner Trustee (or its Agent) shall mail to each Certificateholder, with a copy to the Collateral Agent, on such date a notice to the effect that the Owner Trustee expects that the final payment with respect to the Owner Trust Certificates will be made on such Payment Date but only upon presentation and surrender of the Owner Trust Certificates at the office of the Owner Trustee therein specified. Upon presentation and surrender of the Owner Trust Certificates by the Certificateholders or the Collateral Agent on the final Payment Date in respect of the Owner Trust Certificates, the Owner Trustee shall distribute to the Certificateholders the amounts otherwise distributable on such Payment Date. Any funds not distributed on such Payment Date because of the failure of any Certificateholders or the Collateral Agent to tender their Owner Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders or the Collateral Agent, as the case may be. If any Owner Trust Certificate, as to which notice has been given pursuant to this Section 4.2(c) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Owner Trustee shall mail a second notice to the related Certificateholders, at their last addresses shown in the Certificate Register, and the Collateral Agent to surrender such Owner Trust Certificates for cancellation in order to receive, from the funds held, the final payment with respect thereto. If within one year after the second notice any Owner Trust Certificate shall not have been surrendered for cancellation, the Owner Trustee shall pay such funds to the Depositor who, subject to escheat laws, shall thereafter hold such amounts uninvested for the benefit of such Holders. The costs and expenses of maintaining such funds and of contacting Certificateholders and the Collateral Agent shall be paid out of the assets which remain held. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Owner Trust Certificate for final payment thereof in accordance with this Section 4.2(c).

           (d)    Notwithstanding any provision in this Agreement to the contrary, upon receipt by the Owner Trustee of a notice from the Collateral Agent, that an Event of Default or a Default, has occurred, then the Owner Trustee shall not remit funds on deposit in the Cash Collateral Account, or Certificateholder Funds, or other funds in the possession of the Owner Trustee, to either of the Depositor or the Certificateholders unless and until (i) the Owner Trustee receives written notice from the Collateral Agent that all such Defaults or Events of Default as the case may be have been cured or waived and (ii) the Depositor provides to the Owner Trustee an Officers' Certificate that there is then no Default or Event of Default that has occurred and that is then continuing which has not been waived. Notwithstanding any provision in this Agreement to the contrary, upon receipt by the Owner Trustee of a notice from the Collateral Agent that the Notes have been or thereby are declared to be due and payable immediately, the Owner Trustee shall forthwith remit all funds then or which thereafter come into its possession, including all funds on deposit in the Cash Collateral Account, all Certificateholder Funds, and all other funds then or thereafter in the possession of the Owner Trustee, to the Indenture Trustee for application in accordance with Section 6.10 of the Indenture.

           SECTION 4.3 Statements to Certificateholders.

           (a)     On each Payment Date, upon request the Owner Trustee (or its Agent) shall prepare, and shall make available, a statement to each Certificateholder, the Collateral Agent and to the Depositor stating the Certificateholder Funds for such Payment Date.

           (b)    Within 60 days after the end of each calendar year, the Owner Trustee (or its Agent) shall furnish to the Collateral Agent and to each Person (upon the written request of such Person), who at any time during the previous calendar year was a Certificateholder, a statement containing information regarding payments of amounts on such Person's Owner Trust Certificates, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

           SECTION 4.4 Access to Certain Documentation and Information.

           The Owner Trustee shall provide to the Certificateholders and the Collateral Agent access to all the reports, documents and records maintained by the Owner Trustee in respect of its duties hereunder, such access being afforded without charge but only upon reasonable written request and during normal business hours at offices designated by the Owner Trustee.

           SECTION 4.5 Compliance with Withholding Requirements.

           In the event that the Owner Trustee is required (whether on liquidation of the Trust or otherwise) to make payments to the Depositor or the Certificateholders, notwithstanding any other provisions of this Agreement, the Owner Trustee (or its Agent) shall comply with all federal withholding requirements with respect to payments to the Depositor or the Certificateholders that the Owner Trustee reasonably believes are applicable under the Code. The consent of the Depositor or the Certificateholders, as the case may be, shall not be required for any such withholding. The parties hereto understand and agree that the Owner Trustee shall not be required to gross up any such payments for the amount of such withholding (or any other amounts).

           The Owner Trustee agrees, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), and applicable federal regulations thereunder, to withhold from each payment due hereunder or under any Certificate, United States withholding taxes at the appropriate rate. In the event that any withholding tax is imposed on the payment to a Certificateholder, such tax shall reduce the amount otherwise distributable to the Certificateholder in accordance with this Section. Any Certificateholder which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Certificateholder becomes a Certificateholder, (a) so notify the Owner Trustee, (b) (i) provide the Owner Trustee with Internal Revenue Service form 1001, 4224, 8709 or W-8, as appropriate, or (ii) notify the Owner Trustee that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Certificateholder agrees by its acceptance of a Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Owner Trustee should subsequent circumstances arise affecting the information provided the Owner Trustee in clauses (a) and (b) above. The Owner Trustee shall be fully protected in relying upon, and each Certificateholder by its acceptance of a Certificate hereunder agrees to indemnify and hold the Owner Trustee harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee's reliance upon any documents, forms or information provided by any Certificateholder to the Owner Trustee.

ARTICLE V

DUTIES OF THE OWNER TRUSTEE

           SECTION 5.1 Notice of Certain Events; Action by the Owner Trustee.

           (a)    Whenever the Owner Trustee, on behalf of the Trust as holder of the Underlying Certificates, is requested or, as to any particular matter, notified of its authority, by any Person, to take any action or to give any consent, approval or waiver that it is entitled to take or give on behalf of the Trust in such capacity, the Owner Trustee shall promptly notify all the Certificateholders and the Collateral Agent of such request or notice in such detail as is made available to it.

           (b)    Subject to the Owner Trustee's rights in this Agreement to be indemnified for its acts and omissions with respect to matters concerning the Operative Agreements, the Trust Estate or the Underlying Certificates, the Owner Trustee shall take or refrain from taking such action as the Certificateholders owning a majority of the Percentage Interests shall so direct, with the written consent of the Collateral Agent. The Owner Trustee may, from time to time, request in writing instructions from the Certificateholders and shall request in writing instructions from the Certificateholders if the Owner Trustee receives notice that a default shall have occurred and is continuing under the Administration Agreement.

           (c)    Upon receipt by the Owner Trustee of a notice from the Collateral Agent that an Event of Default or a Default has occurred, the Owner Trustee shall follow any directions from the Collateral Agent with respect to the exercise of rights or remedies under the Administration Agreement.

           SECTION 5.2 Distribution of Reports.

           Upon receipt of a written request, the Owner Trustee shall promptly (but no later than five Business Days following receipt thereof) distribute to the Depositor, the Collateral Agent and the Certificateholders such reports, notices, statements and written materials relating to the Trust (other than such documents which have been delivered pursuant to Section 4.3 of this Agreement).

           SECTION 5.3 Action Required Only if Owner Trustee is Indemnified.

           The Owner Trustee shall not be required to take any action under Section 5.1(b) if the Owner Trustee shall reasonably determine, or shall have been advised in writing by counsel, that such action is likely to result in personal liability for which the Owner Trustee has not been and will not be adequately indemnified or is contrary to the terms hereof or of any Operative Agreement or is otherwise contrary to law.

           SECTION 5.4 No Duties Except as Specified in Agreement or Instructions.

           (a)    The Owner Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Underlying Certificates or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under or in connection with any Operative Agreement to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Certificateholders, provided such instructions are consented to by the Collateral Agent, received pursuant to Section 5.1(b); and no implied duties or obligations shall be read into this Agreement against the Owner Trustee. The Bank in its individual capacity, nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on the Trust Estate arising by, through or under the Bank which are unrelated to the transactions contemplated hereby. Any successor trustee, in its individual capacity, agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on the Trust Estate arising by, through or under the successor trustee which are unrelated to the transactions contemplated hereby. Any co-trustee, in its individual capacity, agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on the Trust Estate arising by, through or under the co-trustee which are unrelated to the transactions contemplated hereby.

           (b)    Without limiting the generality of the foregoing subsection (a), except as otherwise explicitly provided in this Agreement, the Owner Trustee shall not have any duty to (i) file or record any Operative Agreement or any other document (including financing or continuation statements), or to maintain or continue any such filing or recording or to refile or rerecord any such document, (ii) pay or discharge any tax or any Lien owing with respect to or assessed or levied against any part of the Trust Estate, other than to forward notice of such tax or Lien received by the Owner Trustee to the Certificateholders, (iii) confirm, verify, investigate or inquire into the failure of any Person to receive any payments, notices, reports or financial statements in connection with the Underlying Certificates, (iv) ascertain or inquire as to the performance or observance of any Person under or of any of the Operative Agreements, (v) manage, control, sell, dispose of or otherwise deal with the Underlying Certificates or any part thereof or any other part of the Trust Estate or (vi) to prepare or file any document under state or federal tax or securities laws.

ARTICLE VI

THE OWNER TRUSTEE

           SECTION 6.1 Acceptance of Trust and Duties.

           The Bank accepts the trust hereby created and agrees to perform the same, but only upon the terms of this Agreement. The Bank agrees to receive, manage and disburse all moneys constituting part of the Trust Estate actually received by it as Owner Trustee in accordance with the terms of this Agreement. Neither the Bank nor the Owner Trustee shall be answerable or accountable under any circumstances, except for (i) its own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any of its representations or warranties contained in Section 6.2 of this Agreement, (iii) taxes based on or measured by any fees, commissions or compensation received by it for acting as Owner Trustee in connection with any of the transactions contemplated by this Agreement or any other Operative Agreements and (iv) its failure to use reasonable care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof.

           SECTION 6.2 Limited Representations or Warranties of the Owner Trustee.

           Neither the Bank nor the Owner Trustee makes (i) any representation or warranty, either express or implied, as to the title to or value of the Underlying Certificates, and (ii) any representation or warranty as to the validity or enforceability of any Operative Agreement except as set forth below or as to the correctness of any statement made by a Person other than the Bank or the Owner Trustee contained in any Operative Agreement. The Bank represents, warrants and covenants to and for the benefit of the Depositor and the Certificateholders that:

(a) The Bank is a banking corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware;

(b) The execution and delivery by the Bank, and the performance and compliance by the Bank with the terms of, this Agreement and any and all documents to be executed or delivered by the Bank in its individual capacity in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement and such other documents executed in connection herewith to which the Bank is a party, will not violate any provisions of the Bank’s charter or bylaws;

(c) The Bank, in its individual capacity, has full power and authority and has taken all action necessary to execute and deliver this Agreement and any and all documents to be executed or delivered by it in its individual capacity in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement and such other documents executed in connection herewith to which it is a party, and this Agreement is the legal, valid and binding obligation of the Bank, in its individual capacity, enforceable against the Bank in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

(d) The consummation of the transactions hereby contemplated do not conflict with, violate or contravene any law, rule, regulation or judicial, governmental or administrative order of the State of Delaware or of the United States governing the banking and trust powers of the Bank or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Bank is a party or by which it is bound, or any order or decree applicable to the Bank, which would materially and adversely affect the ability of the Bank to carry out the transactions contemplated by this Agreement; and

(e) There is no action, suit or proceeding pending against the Bank in any court or by or before any other governmental agency or instrumentality of the State of Delaware or of the United States governing the banking and trust powers of the Bank which would materially and adversely affect the ability of the Bank to carry out the transactions contemplated by this Agreement.

           SECTION 6.3 Certain Duties and Responsibilities.

           (a)    The Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Owner Trustee was grossly negligent in ascertaining the pertinent facts.

           (b)    The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders and, where required by this Agreement, with the written consent of the Collateral Agent.

           (c)    The Owner Trustee shall not be liable for interest on any money received by it except as the Owner Trustee may otherwise agree with the Certificateholders.

           (d)    No provision of this Agreement shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

           (e)    The permissive right of the Owner Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Owner Trustee shall not be answerable for other than its own willful misconduct, bad faith or gross negligence.

           (f)    The Owner Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to enter any appearance or in any way defend in any suit in which it may be made a defendant, or in the enforcement of any rights and powers hereunder, if the Owner Trustee reasonably believes that it will not be adequately indemnified against any and all costs and expenses, outlays, and counsel fees and other reasonable disbursements and against all liability.

           (g)    Under no circumstances shall the Owner Trustee be personally liable for any indebtedness or obligation of the Trust.

           (h)    The Owner Trustee shall not be liable for the default or misconduct of the Depositor, the Administrators or any other Person and shall not be responsible for performing any duties or obligations of the Trust or the Owner Trustee that are the responsibility of the Depositor, the Administrators or any other Person.

           (i)    Every provision of this Agreement relating to the Owner Trustee shall be subject to the provisions of this Section 6.3.

           SECTION 6.4 Reliance; Advice of Counsel.

           Neither the Bank nor the Owner Trustee shall incur any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it in good faith to be signed by the proper party or parties. The Owner Trustee may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on an Officers' Certificate of the relevant party, as to such fact or matter, and such Officers' Certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through Agents and the Owner Trustee shall not be liable for the acts or omissions of any Agent selected by it in good faith. The Owner Trustee may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or opinion of counsel, accountant or other skilled Persons, so long as the Owner Trustee exercised due care in the selection of such Persons, and had no actual knowledge that it could not reasonably rely on such advice or opinion or by any such Persons appointed in good faith.

           SECTION 6.5 Books and Records; Tax Election.

           The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys that the Owner Trustee actually receives hereunder or under any other Operative Agreement. In the event that the Owner Trust Certificates are held by more than one Holder, the Administrator shall file an application with the IRS for a taxpayer identification number with respect to the Trust and prepare or cause to be prepared and filed a tax return in connection with the transactions contemplated hereby (the "Tax Return"); provided, however, that the Administrator shall send or cause to be sent a copy of the completed Tax Return to the Owner Trustee (which shall sign such return), the Depositor and the Certificateholders not more than 60 nor less than 30 days prior to the due date of the Tax Return. The Depositor and any Certificateholders shall each, upon request by the Administrator furnish the Administrator with all such information as may be reasonably required from the Depositor or the Certificateholders in connection with the preparation of such Tax Return. The Owner Trustee shall keep copies of the Tax Returns delivered to the Owner Trustee by the Administrator.

ARTICLE VII

COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION
OF THE OWNER TRUSTEE

SECTION 7.1  Compensation of the Owner Trustee.

           The Owner Trustee shall be entitled to receive as compensation for its services an initial fee in the amount of $4,000 and an annual administration fee of $6,750 payable by Delta Funding Corporation in November of each calendar year, beginning in November 2000 (the "Owner Trustee Fee") and such other fees and charges as agreed upon by the Owner Trustee and the Depositor pursuant to a separate fee agreement.

           SECTION 7.2 Reimbursement and Indemnification of the Owner Trustee.

           (a)    The Owner Trustee shall be entitled to be reimbursed for its reasonable expenses (including reasonable attorneys' fees) incurred in the performance of its duties as Owner Trustee hereunder, and to be compensated reasonably for any extraordinary services rendered under Section 5.1(b), except to the extent that such expenses arise out of or result from (i) the Owner Trustee's own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any of the Bank's representations or warranties contained in Section 6.2 of this Agreement, (iii) taxes based on or measured by any fees, commissions or compensation received by the Owner Trustee for acting as such in connection with any of the transactions contemplated by this Agreement or any other Operative Agreements, and (iv) the Owner Trustee's failure to use reasonable care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof.

           (b)    Subject to Section 7.2(c) hereof, the Bank is hereby indemnified and held harmless by the [Certificateholders] from and against any and all liabilities, obligations, indemnity obligations, losses (excluding loss of anticipated profits), damages, claims, actions, suits, judgments, out-of-pocket costs, expenses and disbursements (including legal and consultants' fees and expenses) and taxes of any kind and nature whatsoever (collectively, the "Liabilities") which may be imposed on, incurred by or asserted at any time against the Bank or the Owner Trustee in any way relating to or arising out of the Trust Estate, any of the properties included therein, the administration of the Trust Estate or any action or inaction of the Owner Trustee hereunder or under the Operative Agreements, except to the extent that such Liabilities arise out of or result from (i) the Owner Trustee's own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any of the Bank's representations or warranties contained in Section 6.2 of this Agreement, (iii) taxes based on or measured by any fees, commissions or compensation received by the Owner Trustee for acting as such in connection with any of the transactions contemplated by this Agreement or any other Operative Agreement, and (iv) the Owner Trustee's failure to use reasonable care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof. The indemnities contained in this Section 7.2(b) shall survive the termination of this Agreement and the removal or resignation of the Owner Trustee hereunder.

           (c)     Any reimbursements and indemnities to the Owner Trustee pursuant to this Section 7.2 shall be payable first, out of amounts on deposit in the Certificate Account; second, out of amounts, if any, on deposit in the Cash Collateral Account; third, to the extent not paid pursuant to clause first or second within 60 days of first being incurred, by the Certificateholders, on a joint and several basis; and, fourth to the extent not paid pursuant to clause first, second or third within 60 days of first being incurred, by Delta Funding Corporation.

           (d)    The Owner Trustee shall have a lien on the Trust Accounts for payment of amounts due under this Article VII.

           SECTION 7.3 Not Obligations of the Trust

           None of the fees, expenses and other liabilities referred to in Sections 7.1 and 7.2 shall be obligations of the Trust or otherwise chargeable to the Trust Estate, except as provided in Section 7.2. The Owner Trustee hereby agrees not to cause or participate in the filing of a petition in bankruptcy against the Trust for the non-payment to the Owner Trustee of any amounts provided by this Agreement until 91 days after the payment in full of all the Notes issued under the Indenture.

ARTICLE VIII

TERMINATION OF AGREEMENT

           SECTION 8.1 Termination.

           The Trust may not be dissolved until the termination of the security interests under Section 12.07 of the Indenture. After the termination of the security interests under Section 12.07 of the Indenture, the Trust may be dissolved by the Certificateholders holding 100% of the Percentage Interests in the Trust at any time, provided, however, that prior to termination of the Indenture, the prior written consent of the Collateral Agent shall be required. After payment of all amounts in the order set forth in Section 3.2, all right, title and interest in the Trust Estate still held by the Owner Trustee at the time of such dissolution shall be transferred, assigned and paid over to the Certificateholders or their designee in proportion to their Percentage Interests in accordance with Section 8.2, and thereafter the Owner Trustee shall file a certificate of cancellation under Section 3810 of the Business Trust Statute and the Trust shall terminate.

           SECTION 8.2 Further Assurances by the Owner Trustee upon Termination.

           Upon dissolution of this Trust as provided in Section 8.1, the Owner Trustee shall take such action as may be requested by, and at the expense of, the Certificateholders owning a majority of the Percentage Interests to transfer the remaining assets of the Trust to the Certificateholders or the Certificateholders' designee, including the execution of instruments of transfer or assignment with respect to the Underlying Certificates and any of the Operative Agreements to which the Owner Trustee is a party.

           SECTION 8.3 Insolvency of a Certificateholder.

           The insolvency or other similar incapacity of a Certificateholder shall not (i) operate to terminate this Agreement and the Trust, (ii) entitle the Certificateholder's legal representatives to claim an accounting or to take any action in any court for a partition or winding up of the Trust Estate or (iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

ARTICLE IX

SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES
AND SEPARATE OWNER TRUSTEES

           SECTION 9.1 Resignation of the Owner Trustee; Appointment of Successor.

           (a)    The Owner Trustee may resign at any time (and shall immediately resign if it ceases to be an Eligible Trustee) by giving at least 30 days written notice to the Certificateholders, the Depositor, the Collateral Agent and the Administrators, such resignation to be effective on the acceptance of appointment by a successor Owner Trustee under Section 9.1(b) hereof. The Depositor shall remove the Owner Trustee by written notice, a copy of which shall be concurrently delivered by the Depositor to the Certificateholders, the Collateral Agent and the Administrators, if the Owner Trustee ceases to be an Eligible Trustee and fails to resign immediately. The Owner Trustee otherwise may be removed with or without cause at any time by the Certificateholders with 60 days' prior written notice, a copy of which shall be concurrently delivered by the Certificateholders to the Depositor, the Collateral Agent and the Administrators. Any such removal shall be effective upon the acceptance of appointment by a successor Owner Trustee under Section 9.1(b) hereof. In case of the resignation or removal of the Owner Trustee, the Certificateholders may appoint a successor Owner Trustee by an instrument signed by the Certificateholders. If a successor Owner Trustee shall not have been appointed within 30 days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee, the Depositor, the Administrators or the Certificateholders may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed and shall have accepted its appointment as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

           (b)     Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee and the Depositor an instrument accepting such appointment and shall furnish a photocopy of such instrument to the Certificateholders and the Collateral Agent, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held by such predecessor Owner Trustee upon the trusts herein expressed.

           (c)    Any successor Owner Trustee shall promptly file a certificate of amendment to the Certificate of Trust, identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

           (d)    Any successor Owner Trustee shall be an Eligible Trustee, willing, able and legally qualified to perform the duties of the Owner Trustee hereunder.

           (e)    Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of Section 9.1(c) hereof, be the Owner Trustee under this Agreement without any further act.

           SECTION 9.2 Co-Trustees and Separate Trustees.

           Whenever the Owner Trustee shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or be a party to any suit with respect to the Trust Estate, the Owner Trust Certificates or any Operative Agreement, or the Owner Trustee shall be advised in writing by counsel reasonably satisfactory to it that it is so necessary or prudent, the Owner Trustee and the Certificateholders shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other action, necessary or proper to constitute one or more Persons, who need not meet the requirements of Section 9.1(c) hereof (and the Owner Trustee may appoint one or more of its officers), either as co-trustees or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof and such rights or duties as may be necessary or desirable, all for such period and under such terms and conditions as are reasonably satisfactory to the Owner Trustee and the Certificateholders. In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.

ARTICLE X

SUPPLEMENTS AND AMENDMENTS

           SECTION 10.1 Supplements and Amendments.

           Subject to Section 10.2 of this Agreement, at the written request of the Certificateholders and, prior to the termination of the Indenture, with the prior written consent of the Collateral Agent, this Agreement may be amended by a written instrument signed by the Owner Trustee and the Certificateholders (and, if its rights hereunder are adversely affected, the Depositor), but if any instrument required to be so executed materially and adversely affects any right, duty or liability of, or immunity or indemnity in favor of the Bank or the Owner Trustee under this Agreement or any of the other Operative Agreements to which the Owner Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the Bank's charter documents or by-laws or any document contemplated hereby to which the Owner Trustee is a party, the Owner Trustee may in its sole discretion decline to execute such instrument.

           In the event that there is more than one Certificateholder (as shown on the Certificate Register), the consent to an amendment by Certificateholders owning a majority of the Percentage Interests shall be sufficient to bind all of such Holders; provided, however, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on any Owner Trust Certificate without the consent of the affected Holder; or (ii) amend this Section 10.1, without the consent of all of the Holders then outstanding.

           SECTION 10.2 Additional Amendment Provisions.

           (a)    It shall not be necessary for the consent of the Certificateholders under this Article X to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Owner Trustee may prescribe.

          (b)     The Owner Trustee, at any time from time to time, upon the request of either Administrator but without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions, to such extent as shall be necessary to prevent or reduce the imposition on the Trust of any material federal, state or local taxes, at all time prior to the liquidation of the Trust; provided, however, that such action, as evidenced by an Opinion of Counsel acceptable to the Owner Trustee, is necessary or helpful to prevent the imposition on the Trust of any such taxes.

           (c)    Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is requested by the Owner Trustee, then at the expense of the Certificateholders) stating that the execution of such amendment is authorized or permitted by this Agreement.

ARTICLE XI

REPRESENTATIONS, WARRANTIES AND
COVENANTS OF THE DEPOSITOR

           SECTION 11.1 Representations and Warranties of the Depositor.

           (a)    The Depositor represents and warrants as follows for the benefit of the Owner Trustee and any Certificateholder:

(i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and this Agreement and such other documents executed in connection herewith are the legal, valid and binding obligations of the Depositor, enforceable against it in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

(ii) the execution and delivery of this Agreement and each other document to be executed or delivered by it in connection with this Agreement, and the performance of its obligations hereunder and thereunder by the Depositor will not violate the provisions of its organizational documents, conflict with any provision of any law or regulation to which it is subject, or conflict with, result in a breach of, or constitute a default under any of the terms, conditions or provisions of, any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any Lien on any of the Depositor’s assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement or such other documents executed in connection herewith; no consent, approval, authorization or order of or filing with or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of this Agreement or such other documents;

(iii) there is no action, suit or proceeding pending against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Underlying Certificates or the ability of the Depositor or the Certificateholders to carry out the transactions contemplated by this Agreement; and

(iv) as of the Closing Date or the applicable Transfer Date, that immediately prior to the conveyance of the Underlying Certificates to the Trust, the Depositor had good title to, and was the sole owner of, the related Underlying Certificates, free and clear of any pledge, lien, encumbrance or security interest and such assignment validly transfers all right, title and interest of such Underlying Certificates to the Trust, free and clear of any pledge, lien, encumbrance or security interest. After giving effect to such assignment, the Trust has all right, title and interest in the related Underlying Certificates free and clear any pledge, lien, encumbrance or security interest.

           (b)     It is understood and agreed that each of the foregoing representations and warranties of the Depositor shall survive delivery of the Underlying Certificates to the Trust. Upon discovery or receipt of notice by the Depositor or a Responsible Officer of the Owner Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Owner Trustee for the benefit of the Certificateholders in the Underlying Certificates, the party discovering such breach shall give prompt written notice to the other party hereto.

    SECTION 11.2 Accrued Interest, Etc.

           The Depositor agrees that any income, interest, fees and other payments that it may receive in respect of the Underlying Certificates applicable to a period on or after the Closing Date or Transfer Date, as applicable, shall inure to the benefit of the Trust, and the Depositor shall pay such amounts to the Trust promptly upon receipt (but in no event later than one Business Day thereafter).

           SECTION 11.3 Additional Covenants of the Depositor.

           The Depositor hereby covenants and agrees for the benefit of the Owner Trustee and the Certificateholders that:

(a) The business and affairs of the Depositor will be managed by or under the direction of its board of directors in accordance with its certificate of incorporation and by-laws. The Depositor will keep correct and complete books and records of accounts and minutes of the meetings and other proceedings of the board of directors. Any such resolutions, agreements and other instruments will be continuously maintained as official records by the Depositor.

(b) The Depositor will at all times ensure that its capitalization is adequate in light of its business and purposes. The Depositor will pay from its own funds and assets (and not the Trust’s) all obligations and indebtedness incurred by it.

(c) The Depositor will not conduct its business in the name of the Trust.

(d) The Depositor will not guarantee any obligations of the Trust (including the Owner Trust Certificates). The Depositor will not operate or purport to operate as an integrated, single economic unit with respect to the Trust or seek or obtain credit or incur any obligation to any third party (other than the Notes) based on the assets of the Trust or induce any such third party to reasonably rely on the creditworthiness of the Trust in connection therewith.

(e) The accounting records of the Depositor will disclose the effect of the transactions in accordance with generally accepted accounting principles and relevant pronouncements.

ARTICLE XII

TRANSFER OF OWNER TRUST CERTIFICATES

           SECTION 12.1 Registration of Transfer and Exchange of Owner Trust Certificates.

           (a)    At all times during the term of this Agreement, there shall be maintained at the office of a registrar appointed by the Depositor (the "Certificate Registrar") a register (the "Certificate Register") in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Owner Trust Certificates and of transfers and exchanges of Owner Trust Certificates as herein provided. The Owner Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Owner Trust Certificates and transfers and exchanges of Owner Trust Certificates as herein provided. The Owner Trustee may appoint, by a written instrument delivered to the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the Owner Trustee may prescribe, provided that the Owner Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Owner Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Administrators and the Owner Trustee shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

           (b)     No transfer, sale, pledge or other disposition of any Owner Trust Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. Neither the Trust nor any trust fund in which an Underlying Certificate evidences a beneficial ownership interest has been registered as an investment company under the Investment Company Act, and no transfer of an Owner Trust Certificate may be made (i) to any Person other than a QIB, the Collateral Agent or an Affiliate of the Depositor or (ii) to any Person that would require the Trust or any such trust fund to be registered as an investment company under the Investment Company Act. If such transfer is to be made to any Person who, to the actual knowledge of the Certificate Registrar, is not the Collateral Agent or an Affiliate of the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either (x) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 hereto or (y) an Opinion of Counsel to the effect that such transfer is not required to be registered under the Securities Act. None of the Trust, the Depositor, the Owner Trustee or the Certificate Registrar is obligated to register or qualify any Owner Trust Certificate under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of any Owner Trust Certificate or interest therein without registration or qualification. Any Certificateholder desiring to effect a transfer of an Owner Trust Certificate or an interest therein shall, and does hereby agree to, indemnify the Trust, the Depositor, the Administrators, the Owner Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

           (c) No transfer of any Owner Trust Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Owner Trust Certificate or interest therein on behalf of, or with assets of, a Plan.

           (d)    No transfer of any Owner Trust Certificate shall be made to any Person that is not a "United States person" as defined in Section 7701(a)(30) of the Code if such Person is exempt from taxation under Section 501(a) of the Code.

           (e)    The Owner Trust Certificates shall bear a legend describing or referencing the restrictions on transferability set forth in Sections 12.1(b), (c) and (d).

           (f)    Subject to compliance with Sections 12.1(b), (c) and (d), upon surrender for registration of transfer of the Owner Trust Certificates at the office of the Certificate Registrar or at the office of its Agent in Wilmington, Delaware, the Owner Trustee shall execute, and the Certificate Registrar shall deliver and authenticate, in the name of the designated transferee or transferees, one or more new Owner Trust Certificates, in authorized denominations, evidencing in the aggregate a like aggregate Percentage Interest and dated the date of authentication by the Certificate Registrar.

           (g)    At the option of any Certificateholder, Owner Trust Certificates may be exchanged for other Owner Trust Certificates, in authorized denominations, evidencing in the aggregate a like aggregate Percentage Interest upon surrender of the Owner Trust Certificates to be exchanged at the office of the Certificate Registrar, or the office of its Agent in Wilmington, Delaware. Whenever any Owner Trust Certificates are so surrendered for exchange, the Owner Trustee shall execute and the Certificate Registrar shall authenticate and deliver, the Owner Trust Certificates which the Certificateholder is entitled to receive.

           (h)    If the Owner Trustee or the Certificate Registrar so requires, every Owner Trust Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by, the Certificateholder thereof or such person's attorney duly authorized in writing.

           (i)    No service charge shall be made to the requesting Certificateholder for any registration of transfer or exchange of Owner Trust Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed or any reasonable expenses in connection with any registration of transfer or exchange of Owner Trust Certificates.

           (j)    The Certificate Registrar shall cancel and retain or destroy, in accordance with the Owner Trustee's retention policy then in effect, all Owner Trust Certificates surrendered for registration of transfer or exchange.

           SECTION 12.2 Mutilated, Destroyed, Lost or Stolen Owner Trust Certificates.

           If (i) any mutilated Owner Trust Certificate is surrendered to the Owner Trustee or the Certificate Registrar, or the Owner Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Owner Trust Certificate, and (ii) there is delivered to the Owner Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by a Responsible Officer of the Owner Trustee or the Certificate Registrar that such Owner Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Owner Trust Certificate, a new Owner Trust Certificate of like tenor. Upon the issuance of any new Owner Trust Certificate under this Section 12.2, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Owner Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Owner Trust Certificate shall be found at any time and such original Owner Trust Certificate shall thereby be deemed canceled.

           SECTION 12.3 Persons Deemed Owners.

           Prior to due presentation of an Owner Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Owner Trust Certificate is registered as the owner of such Owner Trust Certificate for the purpose of receiving distributions to Certificateholders pursuant to Section 4.2 hereof and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

           SECTION 12.4 Access to Names and Addresses.

           (a)    If any Certificateholder, the Depositor or an Administrator (each, in such capacity, an "Applicant") applies in writing to the Owner Trustee, and such application states that the Applicant desires to communicate with Certificateholders with respect to their rights under this Agreement or the Owner Trust Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Owner Trustee shall, at the expense of such Applicant, within ten Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as set forth in the Certificate Register.

           (b)    Every Certificateholder consents to the disclosure to any Applicant of its identity and status as a Certificateholder and agrees with the Owner Trustee that the Owner Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

           SECTION 12.5 Actions of Certificateholders and Others.

           (a)    Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders or the Collateral Agent may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders or the Collateral Agent in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Owner Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Owner Trustee, if made in the manner provided in this Section 12.5.

           (b)    The fact and date of the execution by any Certificateholder or the Collateral Agent of any such instrument or writing may be proved in any reasonable manner which the Owner Trustee deems sufficient.

           (c)    Any request, demand, authorization, direction, notice, consent, waiver or other action by a Certificateholder shall bind every transferee of every Owner Trust Certificate issued upon the registration of transfer of such Certificateholder's Owner Trust Certificate or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Owner Trustee, in reliance thereon, whether or not notation of such action is made upon such Owner Trust Certificate.

           (d)    The Owner Trustee may require such additional proof of any matter referred to in this Section 12.5 as it shall deem reasonably necessary.

ARTICLE XIII

MISCELLANEOUS

           SECTION 13.1 No Legal Title to Trust Estate in the Certificateholders.

           The Certificateholders shall not have legal title to any part of the Trust Estate; provided, however, that the Certificateholders have a beneficial interest in the Trust Estate (and initially shall have all right, title and interest in and to the Owner Trust Certificates). No transfer by operation of law or otherwise of any right, title or interest of the Certificateholders in and to the Trust Estate or hereunder shall operate to terminate this Agreement or the Trust or the trusts hereunder or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

           SECTION 13.2 Reserved.

           SECTION 13.3 Action by the Owner Trustee is Binding.

           Any actions, directions, approvals or consents by the Owner Trustee so long as such actions, directions, consents or approvals are made pursuant to the terms of this Agreement shall bind the Certificateholders and shall be effective to consent to action taken by the parties. No such party shall be required to inquire as to the authorization, necessity, expediency or regularity of such consent by the Owner Trustee.

           SECTION 13.4 Limitation on Rights of Others.

           Nothing in this Agreement, whether express or implied, shall be construed to give to any Person, other than the Bank, the Owner Trustee, the Depositor and the Certificateholders, any legal or equitable right, remedy or claim under or in respect of this Agreement; provided, however, that the Collateral Agent shall be a third-party beneficiary of this Agreement.

           SECTION 13.5 Notices.  All demands, notices and communications hereunder shall be in writing, may be given by facsimile transmission, shall be deemed to have been given upon receipt (except that notices being sent by first class mail, postage prepaid, shall be deemed to be received five Business Days following the mailing thereof) as follows: (i) in the case of the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration; (ii) in the case of the Depositor, 1000 Woodbury Road, Woodbury, New York 11797, Attention: General Counsel, Tel. (516) 364-8500, Fax: (516) 364-9450; (iii) in the case of the Collateral Agent, ____________________________________; and (iv) in the case of a Certificateholder, to that Person’s name and address as set forth from time to time in the Certificate Register; or as to each such Person such other address and/or facsimile number as any of them shall specify by written notice to the other parties.

           SECTION 13.6 Severability.

           To the extent permitted by law, any provision of this Agreement that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 13.7 Limitation on the Depositor's and the Certificateholder's Respective Liability.

           Neither the Depositor nor any Certificateholder shall have any liability for the performance of this Agreement except as expressly set forth herein.

           SECTION 13.8 Separate Counterparts.

           This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

           SECTION 13.9 Successors and Assigns.

           All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Bank, the Owner Trustee and its successors and assigns, the Certificateholders and the Depositor and its or their respective successors and assigns, and the Collateral Agent, as third-party beneficiary, and its successors all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Depositor shall bind the successors and assigns of the Depositor and any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

           SECTION 13.10 Headings.

           The headings of the various articles and sections herein are for convenience of reference only and shall not define or limit any of the terms or provision hereof.

           SECTION 13.11 Governing Law.

           THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

           SECTION 13.12 Administration of Trust.

           The principal place of administration of the Trust shall be in the State of Delaware.

           SECTION 13.13 Performance by the Depositor or the Administrators.

           Any obligation of the Owner Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Depositor or either Administrator and any such performance shall not be construed as a revocation of the trusts created hereby.

           SECTION 13.14 No Implied Waiver.

           No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into as provided in Section 10.1 hereof; and any such waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

           SECTION 13.15 References.

           The definitions in Article I shall apply equally to both the singular and plural forms of the terms defined. "Include", "included", "includes" and "including" shall be deemed to be followed by "without limitation". "Writing", "written" and comparable terms refer to printing, typing, lithography or other means of reproducing words in a visible form. Any agreement or instrument or any law, rule or regulation of any Governmental Authority defined or referred to in Article I means such agreement or instrument or such law, rule or regulation as from time to time amended, modified or supplemented in accordance with the terms thereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of such law, rule or regulation) by succession of any comparable successor law, rule or regulation and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its successors and permitted assigns. Any term defined above by reference to any agreement or instrument or any law, rule or regulation of any Governmental Authority has such meaning whether or not such agreement, instrument or law, rule or regulation is in effect. "Agreement", "hereof", "herein", "hereto", "hereunder" and comparable terms refer to this Agreement (including all exhibits and schedules hereto) and not to any particular article, section, clause or other subdivision hereof or attachment hereto. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context other requires, references to the plural and vice versa. References in this Agreement to "Article", "Section", "Clause" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, clause or subdivision of or attachment to this Agreement.

           SECTION 13.16 Tax Matters.

           (a)    It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust, shall be treated as a partnership if, for federal income tax purposes, the Trust is considered to have more than one Certificateholder, or as a division of the Certificateholder that is ignored as an entity separate from the Certificateholder if, for federal income tax purposes, there is a single Certificateholder. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust, as it relates to the assets in the Trust and the Owner Trust Certificates, as a partnership or division of the Certificateholder, as just described, for such tax purposes.

           (b)    Net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to the Certificateholders, and apportioned among the Certificateholders pro rata based upon their respective Percentage Interests.

           (c)    In the Administration Agreement, the Administrators have agreed that they shall (i) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1 to IRS Form 1065), if the Trust is treated as a partnership for federal income tax purposes, to enable each Certificateholder to prepare its federal and state income tax returns, (ii) prepare or cause to be prepared, and file or cause to be filed, all tax returns relating to the Trust (including a partnership information return, IRS Form 1065), if the Trust is treated as a partnership for federal income tax purposes, and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the characterization of the Trust as a partnership or division of a single Certificateholder, as the case may be, for federal income tax purposes and (iii) prepare or cause to be prepared, and file or cause to be filed, deliver or cause to be delivered any annual or other necessary returns, reports or forms relating to the Owner Trust Certificates (including information returns on IRS Form 1099). The Trust shall make all elections pursuant to this Section as directed in writing by the Depositor or Administrators. The Owner Trustee on behalf of the Trust shall sign all tax information returns relating to the Owner Trust Certificates, if any, furnished to it in execution form by the Depositor or Administrators and any other returns as may be required by law and so furnished to it by and at the direction of the Depositor or the Administrators, and in doing so shall be entitled to, and shall be fully protected if it shall, rely entirely upon, and shall have no liability for, information or calculations provided by the Depositor or the Administrators. All tax returns shall be signed by the Depositor, and if the Depositor shall no longer hold any Owner Trust Certificates, the Certificateholder holding of the greatest amount of Percentage Interest, unless some other party is required by law to sign such return (in which case such other party shall sign). If the Trust is characterized as a partnership for federal income tax purposes the Depositor, and if the Depositor shall no longer hold any Owner Trust Certificates, the Certificateholder holding of the greatest amount of Percentage Interest, shall be the "tax matters partner" of the Trust pursuant to the Code.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the date hereof.

DF SPECIAL HOLDINGS CORPORATION,
as Depositor

By:______________________________________
     Name:
     Title:

WILMINGTON TRUST COMPANY,
  in its individual capacity and as Owner Trustee

By:______________________________________
     Name:
Title:

SCHEDULE I
TO
DEPOSIT TRUST AGREEMENT

CERTIFICATE SCHEDULE OF UNDERLYING CERTIFICATES

Underlying Certificate	Percentage Interest

EXHIBIT A
TO
DEPOSIT TRUST AGREEMENT

[FORM OF OWNER TRUST CERTIFICATE]

DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1
OWNER TRUST CERTIFICATE

Date of Deposit Trust Agreement: _____, 2000 Depositor: DF Special Holdings Corporation Owner Trust Certificate No. 1	Percentage Interest in Trust Evidenced by this Owner Trust Certificate: 100% Closing Date:______, 2000 Owner Trustee: Wilmington Trust Company

           THIS OWNER TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN, OR OBLIGATION OF, THE DEPOSITOR, THE OWNER TRUSTEE, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON. NEITHER THIS OWNER TRUST CERTIFICATE NOR THE UNDERLYING CERTIFICATES ARE INSURED OR GUARANTEED, IN WHOLE OR IN PART, BY ANY GOVERNMENTAL ENTITY OR INSTRUMENTALITY OR ANY PRIVATE INSURER OR GUARANTOR.

           THIS OWNER TRUST CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1 OF THE TRUST AGREEMENT (AS DEFINED HEREIN).

           NO TRANSFER OF THIS OWNER TRUST CERTIFICATE TO (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH, A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS OWNER TRUST CERTIFICATE OR INTEREST HEREIN ON BEHALF OF, OR WITH ASSETS OF, A PLAN WILL BE REGISTERED.

           THIS OWNER TRUST CERTIFICATE WILL NOT BE TRANSFERABLE TO ANY PERSON THAT IS NOT A "UNITED STATES PERSON" AS DEFINED IN SECTION 7701(a)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), IF SUCH PERSON IS EXEMPT FROM TAXATION UNDER SECTION 501(a) OF THE CODE.

           This Owner Trust Certificate is issued pursuant to, and in accordance with, the terms of a Deposit Trust Agreement, dated as of ______, 2000 (the "Trust Agreement"; terms not otherwise defined herein shall have the meanings assigned to those terms in the Trust Agreement), between DF Special Holdings Corporation, as depositor (the "Depositor"), and Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which are set forth herein. This Owner Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Owner Trust Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. In the event of a conflict between the provisions of this Owner Trust Certificate and those of the Trust Agreement, the provisions of the Trust Agreement shall control.

           This certifies that _____________ (the "Certificateholder") is the registered owner of the Percentage Interest evidenced by this Owner Trust Certificate in the trust established pursuant to the Trust Agreement and designated as Delta Funding Residual Holdings Trust 2000-1 (the "Trust"). The assets of the Trust include the Underlying Certificates and the proceeds thereof.

           Except to the extent of their execution and authentication, respectively, of the Owner Trust Certificates, the Owner Trustee and the Certificate Registrar make no representation or warranty as to any of the statements contained herein or the validity or sufficiency of this Owner Trust Certificate, the Underlying Certificates or the assets in which the Underlying Certificates evidence an interest. The Owner Trustee has executed this Owner Trust Certificate in its limited capacity as Owner Trustee under the Trust Agreement, and the Certificate Registrar has authenticated this Owner Trust Certificate in its limited capacity as Certificate Registrar under the Trust Agreement.

           Distributions on the Owner Trust Certificates will be made with respect to the Underlying Certificates on the payment date for each such Underlying Certificate. As more fully described in the Trust Agreement, distributions allocable to the Owner Trust Certificates may be made on each Payment Date up to the amount of Certificateholder Funds for the related Payment Date and, to the extent not previously paid, for all prior Payment Dates. As and to the extent described in the Trust Agreement, distributions of Certificateholder Funds will be limited to the amount available for such purpose in the Certificate Account.

           Pursuant to the Trust Agreement, all payments made with respect to the Owner Trust Certificates on any Payment Date shall be allocated pro rata among the Certificateholders based upon their respective Percentage Interests. Payments to the Certificateholders on each Payment Date will be made to the Certificateholders of record on the related Record Date. Payments to any Certificateholder on any Payment Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Owner Trustee in writing of its wiring instructions at least five Business Days prior to the related Record Date, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final payment on each Owner Trust Certificate will be made in like manner, but only upon presentment and surrender of such Owner Trust Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final payment.

           This Owner Trust Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby and the rights, duties and immunities of the Owner Trustee.

           No transfer, sale, pledge or other disposition of this Owner Trust Certificate or interest herein shall be made unless that transfer, sale, pledge or the disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. Neither the Trust nor any trust fund in which an Underlying Certificate evidences a beneficial ownership interest has been registered as an investment company under the Investment Company Act, and no transfer of an Owner Trust Certificate may be made (i) to any Person other than a QIB, the Collateral Agent or an Affiliate of the Depositor or (ii) to any Person that would require the Trust or any such trust fund to be registered as an investment company under the Investment Company Act. If such transfer is to be made to any Person who to the knowledge of the Certificate Registrar, is not the Collateral Agent or an Affiliate of the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either (x) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Trust Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Trust Agreement or (y) an Opinion of Counsel to the effect that such transfer is not required to be registered under the Securities Act. None of the Trust, the Depositor, the Owner Trustee or the Certificate Registrar is obligated to register or qualify this Owner Trust Certificate under the Securities Act or any other securities laws or to take any action not otherwise required under the Trust Agreement to permit the transfer of this Owner Trust Certificate or interest herein without registration or qualification. Any Certificateholder desiring to effect a transfer of this Owner Trust Certificate or an interest herein shall, and does hereby agree to, indemnify the Issuer, the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

           No transfer of this Owner Trust Certificate or any interest herein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Owner Trust Certificate or interest herein on behalf of, or with assets of, a Plan.

           No transfer of this Owner Trust Certificate shall be made to any Person that is not a "United States person" as defined in Section 7701(a)(30) of the Code if such Person is exempt from taxation under Section 501(a) of the Code.

           Prior to transfer of this Owner Trust Certificate in accordance with the foregoing and the Trust Agreement, the Owner Trustee and the Certificate Registrar and any agent of any of them may treat the Person in whose name this Owner Trust Certificate is registered as the owner hereof for the purpose of receiving distributions to Certificateholders pursuant to the Trust Agreement and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

           As provided in the Trust Agreement and subject to certain limitations herein and therein set forth, this Owner Trust Certificate is exchangeable for other Owner Trust Certificates in authorized denominations representing a like aggregate Percentage Interest, as requested by the Certificateholder surrendering the same.

           No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge or reasonable expenses payable in connection therewith.

           The Trust Agreement permits, with certain exceptions therein provided, the amendment of the Trust Agreement and the modification of the rights of the Certificateholders at any time by the Owner Trustee with the consent of the Collateral Agent and Certificateholders owning a majority of the Percentage Interests (except as provided in the Trust Agreement). Any consent by the Certificateholder of this Owner Trust Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Owner Trust Certificate.

           Unless the Certificate of Authentication on this Owner Trust Certificate has been executed by or on behalf of the Certificate Registrar, by manual signature, this Owner Trust Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

           IN WITNESS WHEREOF, the Owner Trustee has caused this Owner Trust Certificate to be duly executed.

DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee By:____________________________ Authorized Officer

CERTIFICATE OF AUTHENTICATION

        This is one of the Owner Trust Certificates referred to in the within-referenced Trust Agreement.

Dated: ___________

By: WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Certificate Registrar By:____________________________ Authorized Officer

ASSIGNMENT

FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s)
unto ____________________________________________________________________________ ________________________________________________________________________________ ________________________________________________________ [Please print or typewrite name(s) and address(es), including postal zip code of assignee(s)] ("Assignee(s)") that portion of the interest in the Trust represented by the within Owner Trust Certificate set forth below and hereby authorize(s) the transfer and registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Owner Trust Certificate for that portion of the interest in the Trust represented by the within Owner Trust Certificate set forth below to the above-named Assignee(s) and deliver such Owner Trust Certificate to the following address:____________________________________________________________________ ____________________________________________________________________________; to issue a new Owner Trust Certificate for the remainder of the interest in the Trust represented by the within Owner Trust Certificate to the Assignor(s) and deliver such Owner Trust Certificate to the following address: ____________________________________________________________________________ and to cancel the within Owner Trust Certificate.

Date:__________________________________ Percentage Interest Transferred:___________________________	___________________________________ Signature by or on behalf of Assignor(s) ___________________________________ Taxpayer Identification Number

EXHIBIT B-1
TO
DEPOSIT TRUST AGREEMENT

FORM OF TRANSFEROR CERTIFICATE
FOR TRANSFERS OF THE OWNER TRUST CERTIFICATES

                       [Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

Re:	Delta Funding Residual Holding Trust 2000-1, Owner Trust Certificates (the "Owner Trust Certificates")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the sale by ____________________ (the “Transferor”) to ________________ (the “Transferee”) of the Owner Trust Certificates representing a ____% Percentage Interest (the “Transferred Owner Trust Certificates”). The Owner Trust Certificates, including the Transferred Owner Trust Certificates, were issued pursuant to the Deposit Trust Agreement, dated as of ______, 2000 (the “Agreement”), between DF Special Holdings Corporation, as depositor (the “Depositor”), and Wilmington Trust Company, as owner trustee (the “Owner Trustee”). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor, the Owner Trustee and the Transferee, that:

1. The Transferor is the lawful owner of the Transferred Owner Trust Certificates with the full right to transfer such Owner Trust Certificates free from any and all claims and encumbrances whatsoever.

2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Owner Trust Certificate, any interest in any Owner Trust Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Owner Trust Certificate, any interest in any Owner Trust Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Owner Trust Certificate, any interest in any Owner Trust Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Owner Trust Certificate under the Securities Act of 1933, as amended (the “Securities Act”), or would render the disposition of any Owner Trust Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Owner Trust Certificate pursuant to the Securities Act or any state securities laws.

3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a “qualified institutional buyer” as that term is defined in Rule 144A (“Rule 144A”) under the Securities Act (a “Qualified Institutional Buyer”) purchasing for its own account or for the account of a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter have relied upon the following method(s) of establishing the Transferee’s ownership and discretionary investments of securities (check one or more):

—	(a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Owner Trust Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

—	(b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Owner Trust Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

—	(c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Owner Trust Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

—	(d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

(a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee's "family of investment companies", if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

(b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

(c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding (a) the Transferred Owner Trust Certificates and payments thereon, (b) the Notes and payments thereon, (c) the nature and performance of the Underlying Certificates and (d) the Indenture, the Agreement and the Trust Estate, that the Transferee has requested.

Very truly yours, __________________________________ (Transferor) By:_______________________________ Name:_____________________________ Title:______________________________

EXHIBIT B-2
TO
DEPOSIT TRUST AGREEMENT

FORM OF TRANSFEREE CERTIFICATE
FOR TRANSFERS OF THE OWNER TRUST CERTIFICATES

                      [Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention: Corporate Trust Administration

Re:	Delta Funding Residual Holding Trust 2000-1, Owner Trust Certificates (the "Owner Trust Certificates")

Ladies and Gentlemen:

        ____________________ (the “Transferee”) intends to purchase from ___________________ (the “Transferor”) the Owner Trust Certificates representing a ____% Percentage Interest (the “Transferred Owner Trust Certificates”). The Owner Trust Certificates, including the Transferred Owner Trust Certificates, were issued pursuant to the Deposit Trust Agreement, dated as of _______, 2000 (the “Agreement”), between DF Special Holdings Corporation, as depositor (the “Depositor”), and Wilmington Trust Company as owner trustee (the “Owner Trustee”). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor, the Owner Trustee and the Transferor, that:

         1.    The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Owner Trust Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Owner Trust Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Owner Trust Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

         2.    The Transferee has been furnished with all information regarding (a) the Transferred Owner Trust Certificates and payments thereon, (b) the nature and performance of the Underlying Certificates and the Home Equity Loans, (c) the Indenture, (d) the Agreement and (e) any credit enhancement mechanism associated with the Transferred Owner Trust Certificates, that it has requested.

         3.     The Transferee represents that it is not any employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended (the "Code"), or a Person acting, directly or indirectly, on behalf of, or with the assets of, a Plan.

         4.     The Transferee represents that it not a "United States person" as defined in Section 7701(a)(30) of the Code which is exempt from taxation under Section 501(a) of the Code.

         5.     The Transferee agrees to be bound by the terms of the Agreement.

Very truly yours, __________________________________ (Transferor) By:_______________________________ Name:_____________________________ Title:______________________________

ANNEX 1 TO EXHIBIT B-2
TO
DEPOSIT TRUST AGREEMENT

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

           The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the Owner Trust Certificates being transferred (the "Transferred Owner Trust Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

           1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Owner Trust Certificates (the "Transferee").

           2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

a.	amount owned and/or invested on a discretionary basis in securities is greater than $100 million and the undersigned is one of the following entities:

(1)	—	an insurance company as defined in Section 2(13) of the Act; or

(2)	—	an investment company registered under the Investment Company Act or any business development company as defined in Section 2(a)(48) of the Investment Company Act of 1940; or

(3)	—	a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958; or

(4)	—	a plan (i) established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

(5)	—	a business development company as defined in Section 202(a)(22) of the Investment Advisers Act of 1940;

(6)	—	a corporation (other than a U.S. bank, savings and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal Revenue Code; or

(7)	—	a U.S. bank, savings and loan association or equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

(8)	—	an investment adviser registered under the Investment Advisers Act; or

b.	—	amount owned and/or invested on a discretionary basis in securities is greater than $10 million, and the undersigned is a broker-dealer registered with the SEC; or

c.	—	amount owned and/or invested on a discretionary basis in securities is less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal (as defined in Rule 144A); or

d.	—	amount owned and/or invested on a discretionary basis in securities is less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of securities; or

e.	—	amount owned and/or invested on a discretionary basis in securities is less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

          3.    The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

           4.    For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

           5.    The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Owner Trust Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

___ ___ Yes No	Will the Transferee be purchasing the Transferred Owner Trust Certificates only for the Transferee's own account?

           6.    If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7.    The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Owner Trust Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

_________________________________ Print Name of Transferee By:______________________________ Name: Title: Date:

ANNEX 2 TO EXHIBIT B-2
TO
DEPOSIT TRUST AGREEMENT

QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[for Transferees that are Registered Investment Companies]

           The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the Owner Trust Certificates being transferred (the "Transferred Owner Trust Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

           1.    As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

           2.    The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

—	The Transferee owned and/or invested on a discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

—	The Transferee is part of a Family of Investment Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

           3.    The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

           4.    The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee’s Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements, (v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee’s Family of Investment Companies, the securities referred to in this paragraph were excluded.

           5.    The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

___ ___ Yes No	Will the Transferee be purchasing the Transferred Owner Trust Certificates only for the Transferee's own account?

           6.    If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

           7.    The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Owner Trust Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

_______________________________________
Print Name of Transferee or Adviser

By:____________________________________
Name:__________________________________
Title:___________________________________

IF AN ADVISER:

_______________________________________
Print Name of Transferee

Date:________________________________

EXHIBIT C
TO
DEPOSIT TRUST AGREEMENT

[FORM OF CERTIFICATE OF TRUST]

CERTIFICATE OF TRUST OF
DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1

           This Certificate of Trust of Delta Funding Residual Holding Trust 2000-1 (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code,ss.3801 et seq.) (the "Act").

           1. Name. The name of the business trust formed hereby is Delta Funding Residual Holding Trust 2000-1.

           2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration.

           3. Effective Date. This Certificate of Trust shall be effective on ___________, 2000.

           IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

WILMINGTON TRUST COMPANY, not in its individual capacity but solely as Owner Trustee of the Trust. By: ____________________________________ Name: Title:

EXHIBIT D
TO
DEPOSIT TRUST AGREEMENT

COMPLIANCE CERTIFICATE

           DF Special Holdings Corporation, as depositor under the Deposit Trust Agreement, dated as of __________, 2000 (the "Trust Agreement") relating to Delta Funding Residual Holding Trust 2000-1 (the "Trust"), hereby certifies, represents and warrants to [Wilmington Trust Company, as Owner Trustee,] that as of ________, 200_:
1.	The Collateral Test is satisfied, as is evidenced more fully by the summary of valuation of the Trust Account Property on deposit in the Trust Account for each of the Trust and Delta Funding Residual Holding Trust 2000-2, as set forth more fully on the form of valuation report which was prepared in accordance with the requirements of Section 4.17 of the Indenture dated as of _____, 2000 (the "Indenture") attached hereto as Exhibit D-1.

2.	The requirements of Sections 4.17, 4.19 and 4.27 of the Indenture are satisfied as to each applicable Underlying Agreement for Senior Residual Receivables and Residual Receivables (as those terms are defined in the Indenture) included in the Trust Account Property.

3.	No Default or Event of Default under the Indenture has occurred and is continuing.

4.	A true copy of this Compliance Certificate has been delivered to the Collateral Agent.

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Trust Agreement.

           IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on the ____ day of __________, 200_.

DF SPECIAL HOLDINGS CORPORATION. By:___________________________ Name: Title:

EXHIBIT D-1
TO
DEPOSIT TRUST AGREEMENT

VALUATION REPORT

Trust name: ______________________________________

Unpaid Principal Balance of Mortgage Loans at __________________:       $_________________

Weighted Average Coupon at _________________: _________%

Prepayment assumptions: _______________________

Default assumptions: ______________________

Discount Rate: Senior Residual Receivables are valued using a discount rate of 12% and all other Residual Receivables are valued using a discount rate of 18%.

Value at ______________:   $_________________

EXHIBIT E
TO
DEPOSIT TRUST AGREEMENT

RELEASE CERTIFICATION

           DF Special Holdings Corporation, as depositor under the Deposit Trust Agreement, dated as of __________, 2000 (the "Trust Agreement") relating to Delta Funding Residual Holding Trust 2000-1 (the "Trust") hereby certifies, represents and warrants to [Wilmington Trust Company, as Owner Trustee,] as follows:

1	The Depositor hereby requests the release of the following (complete one):

(a) (b)	$_________ from the Cash Collateral Account the _________ Underlying Certificates identified on the attached Schedule 1.

                  2.                   Simultaneously with the requested release, the Depositor is delivering the cash and/or Underlying Certificates, if any, identified on schedule 2 together with, if applicable, all documents required of a transferor to obtain a new Underlying Certificate registered in the name of the Trust.

                  3.                   If the release relates to Underlying Certificates, delivered herewith are all documents required to be furnished by the Trust under the related Underlying Agreement.

                  4.                   Upon and after giving effect to the release specified in Paragraph 1 and the delivery, if any, specified in schedule 2.

(a)	The Collateral Test is satisfied, as is evidenced more fully by the summary of valuation of the Trust Account Property on deposit in the Trust Account for each of the Trust and Delta Funding Residual Holding Trust 2000-2, as set forth more fully on the form of valuation report which was prepared in accordance with the requirements of Section 4.17 of the Indenture dated as of ______, 2000 (the "Indenture") attached hereto as Exhibit D-1.

(b)	The requirements of Sections 4.17, 4.19 and 4.27 of the Indenture are satisfied as to each applicable Underlying Agreement for Senior Residual Receivables and Residual Receivables (as those terms are defined in the Indenture) included in the Trust Account Property.

(c)	No Default or Event of Default under the Indenture has occurred or is continuing.

(d)	A true copy of this Release Certification has been delivered to the Collateral Agent.

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Trust Agreement.

          IN WITNESS WHEREOF, the undersigned has duly executed this certification as of __________, 200_.

DF SPECIAL HOLDINGS CORPORATION By: Name: Title:

Schedule 1

Released Certificates

  Issuer          Series           Class                 Percentage Interest
  ------          ------           -----                 -------------------

Schedule 2

Deposits
(complete as applicable)

1.  $                      for deposit in the Cash Collateral Account.

2. Underlying Certificates

  Issuer          Series           Class                 Percentage Interest
  ------          ------           -----                 -------------------